Certain portions of this exhibit have been redacted because the information is both (i) not material and (ii) the type that the registrant treats as private or confidential. Redacted information has been noted in this exhibit with a placeholder identified by the mark "[Redacted]".

Exhibit 10.1

Execution version

FIRST AMENDMENT TO CREDIT AGREEMENT

DATED as of June 10, 2024

AMONG:	MERCER PEACE RIVER PULP LTD., MERCER CELGAR LIMITED PARTNERSHIP and MERCER FORESTRY SERVICES LTD., as Borrowers

AND:	MERCER CELGAR PULP LTD. and MERCER CELGAR HOLDINGS LLC, as Guarantors and, together with the Borrowers, the Loan Parties

AND:	ROYAL BANK OF CANADA, as Agent

AND:	THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO, as Lenders

PREAMBLE

WHEREAS the Borrowers, the Guarantors, the Agent and the Lenders entered into that certain Credit Agreement dated as of January 21, 2022 (as may be amended, restated, supplemented, revised, replaced or otherwise modified from time to time, the “Credit Agreement”);

AND WHEREAS the Borrowers and the Agent, for and on behalf of the Lenders, have agreed to amend certain provisions of the Credit Agreement but only to the extent and subject to the limitations set forth in this Amendment;

NOW THEREFORE for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereby agree as follows:

ARTICLE I – INTERPRETATION

1.1.
All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

ARTICLE II – AMENDMENTS TO THE CREDIT AGREEMENT

2.1
With effect on the Amendment Effective Date (hereinafter defined), the Credit Agreement is amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached hereto as Exhibit A.
2.2
With effect on the Amendment Effective Date, the following references in Schedule 6.5 of the Credit Agreement are hereby deleted:

[Redacted]

CAN_DMS: \152088206	1

2.3
With effect on the Amendment Effective Date, the following references under "Owned Real Estate" in Schedule 6.9 of the Credit Agreement are hereby deleted:

[Redacted]

2.4
For the avoidance of doubt and notwithstanding anything to the contrary herein, any outstanding Revolving Loan based upon the BA Rate (as defined in the existing Credit Agreement as in effect prior to the Amendment Effective Date (the “Existing Credit Agreement”) existing as of the Amendment Effective Date shall continue to the end of the applicable Interest Period for such Revolving Loan and the provisions of the Existing Credit Agreement applicable solely with respect to any existing Loan based upon the BA Rate shall continue to apply as such, mutatis mutandis, until the end of the applicable Interest Period for such Revolving Loan based upon the BA Rate, after which such provisions shall have no further force or effect.

ARTICLE III – CONDITIONS TO EFFECTIVENESS

3.1
This Amendment shall become effective upon the Loan Parties delivering to the Agent an executed copy of this Amendment by PDF copy transmitted via e-mail or telecopier (such date being referred to herein as the “Amendment Effective Date”).

ARTICLE IV – REPRESENTATIONS AND WARRANTIES

4.1
Each Loan Party represents and warrants to the Agent and the Lenders that the following statements are true, correct and complete:
(a)
Authorization, Validity, and Enforceability of this Amendment. Each Loan Party has the power and authority to execute and deliver this Amendment. Each Loan Party has taken all necessary corporate action or other organizational action (including, without limitation, obtaining approval of its shareholders if necessary) to authorize the execution and delivery of this Amendment. This Amendment has been duly executed and delivered by the Loan Parties and this Amendment constitutes the legal, valid and binding obligations of the Loan Parties, enforceable against them in accordance with their respective terms without defence, compensation, setoff or counterclaim. Each Loan Party’s execution and delivery of this Amendment does not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any lien upon the property of the Loan Parties by reason of the terms of (a) any material contract, mortgage, hypothec, lien, lease, agreement, indenture, or instrument to which any of the Loan Parties is a party or which is binding on any of them, (b) any Requirement of Law applicable to the Loan Parties, or (c) the certificate or notice of articles or articles of incorporation or the limited liability company or limited partnership agreement or partnership agreement or amalgamation or bylaws of the Loan Parties.
(b)
Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental authority or other person is necessary or required in connection with the execution, delivery or performance by, or enforcement against the Loan Parties of this Amendment except for such as have been obtained or made and filings required in order to perfect and render enforceable the Agent's security interests.

2

(c)
Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.
(d)
Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default.
(e)
Security. All security delivered to or for the benefit of the Agent pursuant to the Credit Agreement and the other Loan Documents remains in full force and effect and secures all Obligations of the Borrowers under the Credit Agreement and the other Loan Documents to which they are a party.

ARTICLE V – MISCELLANEOUS

5.1
Each Loan Party (i) reaffirms its Obligations under the Credit Agreement and the other Loan Documents to which it is a party, and (ii) agrees that the Credit Agreement and the other Loan Documents to which it is a party remain in full force and effect, except as amended hereby, and are hereby ratified and confirmed.
5.2
The execution, delivery and performance of this Amendment shall not, except as expressly provided for herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agent under the Credit Agreement or any other document.
5.3
This Amendment shall be governed by, and construed in accordance with, the internal laws of the Province of British Columbia and the federal laws of Canada applicable therein without regard to the principles of conflict of laws.
5.4
This Amendment may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by fax or other electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment shall be deemed to include electronic signatures, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, as in provided Parts 2 and 3 of the Personal Information Protection and Electronic Documents Act (Canada), the Electronic Commerce Act, 2000 (Ontario), the Electronic Transaction Acts (British Columbia), the Electronic Transactions Act (Alberta), or any other similar laws based on the Uniform Electronic Commerce Act of the Uniform Law Conference of Canada. The Agent may, in its discretion, require that any such documents and signatures executed electronically or delivered by fax or other electronic transmission be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature executed electronically or delivered by fax or other electronic transmission.

[The next pages are the signature pages]

3

DATED as of the date first stated above.

Agent:	ROYAL BANK OF CANADA,
as Agent

	Per:	/s/ Susan Khokher
Name: Susan Khokher
Title: Manager, Agency

Signature Page to First Amendment

Lender:	ROYAL BANK OF CANADA

	Per:	/s/ Stuart Coulter
Name: Stuart Coulter
Title: Authorized Signatory

Signature Page to First Amendment

Lender:	CANADIAN IMPERIAL BANK OF COMMERCE

	Per:	/s/ Farhad Foroughi
		Name:	Farhad Foroughi
Authorized Signatory

	Per:	/s/ Matthew Leonelli
		Name:	Matthew Leonelli
Authorized Signatory

Signature Page to First Amendment

Lender:	WELLS FARGO CAPITAL FINANCE corporation CANADA

	Per:	/s/ Carmela Massari	Digitally signed
		Name: Carmela Massari	by Carmela Massari
		Title:	Date: 2024.06.04
19:46:46 - 04'00'

Signature Page to First Amendment

Borrower:
MERCER PEACE RIVER PULP LTD.

	Per:	/s/ Richard Short
Name: Richard Short
Title: Secretary

Borrower:
MERCER CELGAR LIMITED PARTNERSHIP, by its general partner, mercer celgar pulp ltd.

	Per:	/s/ Richard Short
Name: Richard Short
Title: Chief Financial Officer and Secretary

Borrower:
mercer forestry services Ltd.

	Per:	/s/ Richard Short
Name: Richard Short
Title: Vice President

Guarantor:
MERCER CELGAR PULP LTD.

	Per:	/s/ Richard Short
Name: Richard Short
Title: Chief Financial Officer and Secretary

Guarantor:
MERCER CELGAR HOLDINGS LLC

	Per:	/s/ Richard Short
Name: Richard Short
Title: Director

Signature Page to First Amendment

EXHIBIT A

(see attached)

~~Execution Version~~

EXHIBIT A

CREDIT AGREEMENT

Dated as of January 21, 2022

Among

MERCER PEACE RIVER PULP LTD.,
MERCER CELGAR LIMITED PARTNERSHIP, and

MERCER FORESTRY SERVICES LTD.

as Borrowers,

and

EACH OTHER PERSON FROM TIME TO TIME PARTY
HERETO

as Guarantors,

THE FINANCIAL INSTITUTIONS NAMED HEREIN

as Lenders,

ROYAL BANK OF CANADA

as Administrative Agent and Collateral Agent,

and

RBC CAPITAL MARKETS1

as Lead Arranger and Bookrunner

1 RBC Capital Markets is a brand name for the capital markets business of Royal Bank of Canada and its affiliates.

CAN_DMS: \1004512~~22~~673~~246~~\~~15~~9

TABLE OF CONTENTS

ARTICLE 1 - DEFINED TERMS, LOANS AND LETTERS OF CREDIT		2
1.1	Defined Terms.	2
1.2	Construction and Interpretation.	5~~1~~4
1.3	Total Facility.	~~57~~59
1.4	Revolving Loans.	~~57~~59
1.5	Letters of Credit.	6~~1~~3
1.6	Bank Products and Hedge Agreements.	~~66~~67
1.7	Request for Increase of Revolving Credit Commitments.	~~66~~67
ARTICLE 2 - INTEREST AND FEES		~~6~~68
2.1	Interest.	~~6~~68
2.2	Continuation and Conversion Elections.	~~68~~69
2.3	Maximum Interest Rate.	7~~0~~1
2.4	Certain Fees.	7~~1~~1
2.5	Unused Line Fee.	7~~1~~1
2.6	Letter of Credit Fee.	7~~1~~1
2.7	Interest Act (Canada).	7~~2~~2
2.8	Accordion Fee.	7~~2~~2
2.9	Term SOFR Benchmark Replacement.	7~~2~~2
2.10	~~CDOR~~Canadian Benchmark Replacement	7~~4~~4
ARTICLE 3 - PAYMENTS AND PREPAYMENTS		~~75~~77
3.1	Revolving Loans.	~~75~~77
3.2	Termination or Reduction of Revolving Credit Commitments	~~75~~77
3.3	Mandatory and Optional Prepayments of the Revolving Loans.	~~76~~78
3.4	SOFR Revolving Loan and ~~BA Equivalent~~CORRA Revolving Loan Prepayments.	~~7~~79
3.5	Payments by the Borrowers.	~~7~~79
3.6	Payments as Revolving Loans.	~~79~~80
3.7	Apportionment, Application and Reversal of Payments.	~~79~~80
3.8	Indemnity for Returned Payments.	8~~1~~1
3.9	Agent’s and Lenders’ Books and Records; Monthly Statements.	8~~1~~2
3.10	Currency.	8~~2~~2
3.11	Excess Resulting From Exchange Rate Change.	8~~2~~2
ARTICLE 4 - TAXES, YIELD PROTECTION AND ILLEGALITY		8~~2~~3
4.1	Taxes.	8~~2~~3
4.2	Illegality.	~~84~~85
4.3	Increased Costs and Reduction of Return.	~~85~~85
4.4	Funding Losses.	~~86~~86
4.5	Inability to Determine Rates.	~~87~~87
4.6	Certificates of Agent.	~~87~~88
4.7	Survival.	~~87~~88
ARTICLE 5 - BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES		~~88~~88
5.1	Books and Records.	~~88~~88
5.2	Financial Information.	~~88~~88
5.3	Notices to the Agent.	9~~0~~0
5.4	Collateral Reporting.	9~~2~~2

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ARTICLE 6 - GENERAL WARRANTIES AND REPRESENTATIONS		9~~2~~2
6.1	Authorization, Validity, and Enforceability of this Agreement and the Loan Documents.	9~~3~~2
6.2	Validity and Priority of Security Interest.	9~~3~~3
6.3	Organization and Qualification.	~~93~~93
6.4	Corporate Name; Prior Transactions.	~~94~~93
6.5	Subsidiaries.	~~94~~93
6.6	Financial Statements and Projections.	~~94~~94
6.7	Capitalization.	~~94~~94
6.8	Solvency.	~~95~~94
6.9	Real Property; Leases; Location of Collateral and Offices.	~~95~~94
6.10	Brokers.	~~95~~94
6.11	Governmental and Third Party Authorization.	~~95~~95
6.12	Proprietary Rights.	~~95~~95
6.13	Bank Accounts.	~~96~~95
6.14	Litigation.	~~96~~95
6.15	Labour Disputes.	~~96~~95
6.16	Environmental Laws.	~~96~~96
6.17	No Violation of Law.	~~97~~96
6.18	No Default.	~~97~~96
6.19	Plans.	~~97~~96
6.20	Taxes.	~~98~~97
6.21	No Material Adverse Effect.	~~98~~97
6.22	Full Disclosure.	~~98~~97
6.23	Material Agreements.	~~98~~98
6.24	Title to Property.	~~99~~98
6.25	Insurance.	~~99~~98
ARTICLE 7 - AFFIRMATIVE AND NEGATIVE COVENANTS		~~99~~98
7.1	Taxes.	~~99~~98
7.2	Legal Existence and Good Standing.	~~99~~98
7.3	Compliance with Law and Agreements; Maintenance of Licenses.	~~99~~98
7.4	Maintenance of Property; Field Exams; Appraisals.	~~100~~99
7.5	Insurance.	10~~0~~0
7.6	Insurance Proceeds.	10~~0~~0
7.7	Environmental Laws.	10~~2~~1
7.8	Compliance with PBA, Etc.	10~~2~~1
7.9	[Reserved]	10~~3~~2
7.10	Mergers, Consolidations or Sales.	10~~3~~2
7.11	Distributions.	1~~05~~04
7.12	Restricted Investments.	1~~06~~04
7.13	Guarantees.	1~~06~~04
7.14	Debt.	1~~06~~04
7.15	Prepayment; Repurchase and Redemption of Debt.	1~~07~~06
7.16	Transactions with Affiliates.	1~~08~~06
7.17	Use of Proceeds.	1~~08~~07
7.18	Business Conducted.	1~~09~~07
7.19	Liens.	1~~09~~07
7.20	Sale and Leaseback Transactions.	1~~09~~07
7.21	New Subsidiaries; New Security; New Guarantees.	1~~09~~07

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7.22	Fiscal Year.	10~~1~~9
7.23	Fixed Charge Coverage Ratio.	10~~1~~9
7.24	Corporate Documents.	10~~1~~9
7.25	Restrictive Agreements.	10~~1~~9
7.26	[Reserved.]	10~~2~~9
7.27	[Reserved.]	10~~2~~9
7.28	Special Provisions Regarding Accounts, Inventory and Other Collateral.	11~~2~~0
7.29	Cash Management.	1~~16~~13
7.30	Further Assurances.	1~~18~~15
7.31	Post Closing Undertakings.	1~~18~~15
7.32	ERISA.	1~~18~~15
ARTICLE 8 - CONDITIONS OF LENDING		1~~18~~15
8.1	Conditions Precedent to Making of Revolving Loans and Issuing Letters of Credit on the Effective Date.	1~~18~~15
8.2	Conditions Precedent to Each Revolving Loan and Letter of Credit.	11~~2~~9
ARTICLE 9 - DEFAULT; REMEDIES		11~~3~~9
9.1	Events of Default.	11~~3~~9
9.2	Remedies.	1~~25~~22
ARTICLE 10 - TERM AND TERMINATION		1~~27~~24
10.1	Term and Termination.	1~~27~~24
ARTICLE 11 - AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS		1~~28~~24
11.1	Amendments and Waivers.	1~~28~~24
11.2	Assignments; Participations.	12~~0~~6
11.3	Replacement of Lenders.	12~~3~~9
ARTICLE 12 - THE AGENT, FUNDING BANK, ETC.		1~~3~~29
12.1	Appointment and Authorization.	1~~3~~29
12.2	Delegation of Duties.	1~~35~~30
12.3	Liability of Agent.	1~~35~~30
12.4	Reliance by Agent.	1~~35~~31
12.5	Notice of Default.	1~~36~~31
12.6	Credit Decision.	1~~36~~31
12.7	Indemnification.	1~~36~~32
12.8	Agent in Individual Capacity.	132~~7~~
12.9	Successor Agent.	132~~7~~
12.10	Withholding Tax.	133~~7~~
12.11	Collateral Matters.	1~~39~~34
12.12	Restrictions on Actions by Lenders; Sharing of Payments.	13~~0~~5
12.13	Agency for Perfection.	13~~1~~6
12.14	Payments by Agent to Lenders.	13~~1~~6
12.15	Settlement of Revolving Loans.	13~~2~~7
12.16	Letters of Credit; Intra Lender Issues.	1~~4640~~
12.17	Concerning the Collateral and the Related Loan Documents.	142~~8~~
12.18	Field Audit and Examination Reports; Disclaimer by Lenders.	142~~8~~
12.19	Relation Among Lenders.	1~~49~~43
12.20	Sharing of Information.	1~~49~~43
12.21	Arranger and Other Agent.	1~~49~~43
12.22	Electronic Platform, Etc.	1~~49~~43

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12.23	Lender Meetings.	14~~0~~4
12.24	Erroneous Payments.	14~~0~~4
ARTICLE 13 - GUARANTEES		14~~2~~6
13.1	The Guarantees.	14~~2~~6
13.2	Guarantee Absolute.	14~~2~~6
13.3	Consents, Waivers and Renewals.	14~~2~~6
13.4	Subrogation.	1~~5447~~
13.5	Protection Clause.	1~~5447~~
13.6	Limitation on Guarantee of Obligations.	1~~5447~~
13.7	Guarantee of Payment.	1~~5548~~
13.8	Subordination.	1~~5549~~
ARTICLE 14 - MISCELLANEOUS		1~~5~~50
14.1	No Waivers; Cumulative Remedies.	1~~5~~50
14.2	Severability.	1~~57~~50
14.3	Governing Law; Choice of Forum; Service of Process.	1~~57~~50
14.4	WAIVER OF JURY TRIAL.	1~~58~~51
14.5	Survival of Representations and Warranties.	1~~58~~51
14.6	Other Security and Guarantees.	1~~58~~51
14.7	Fees and Expenses.	152~~9~~
14.8	Notices.	152~~9~~
14.9	Waiver of Notices.	15~~1~~4
14.10	Binding Effect.	15~~1~~4
14.11	Indemnity of the Agent and the Secured Parties by the Loan Parties.	15~~1~~4
14.12	Limitation of Liability.	15~~2~~5
14.13	Final Agreement.	15~~3~~5
14.14	Counterparts.	15~~3~~5
14.15	Captions.	15~~3~~6
14.16	Right of Setoff.	15~~3~~6
14.17	Confidentiality.	1~~64~~56
14.18	Conflicts with Other Loan Documents.	1~~65~~57
14.19	Judgment Currency.	1~~65~~57
14.20	Appointment of Loan Party Representative; Reliance Upon Authority.	1~~65~~58
14.21	PATRIOT Act, Sanctions, Etc.	1~~66~~58
14.22	Foreign Asset Control Regulations.	1~~6~~59
14.23	Canadian Anti-Money Laundering Legislation.	1~~6~~59
14.24	Accounting Changes.	1~~68~~60
14.25	No Advisory or Fiduciary Responsibility.	1~~68~~60
14.26	Applications Under the CCAA and BIA.	1~~69~~61
14.27	Acknowledgement and Consent to ~~Bail In of EEA~~Bail-In of Affected Financial Institutions.	1~~69~~61

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EXHIBITS AND SCHEDULES

EXHIBIT A	FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
EXHIBIT B	FORM OF BORROWING BASE CERTIFICATE
EXHIBIT C	FINANCIAL STATEMENTS
EXHIBIT D	FORM OF NOTICE OF BORROWING
EXHIBIT E	FORM OF NOTICE OF CONTINUATION / CONVERSION
EXHIBIT F	FORM OF DESIGNATION OF DESIGNATED ACCOUNT
EXHIBIT G	FORM OF RESPONSIBLE OFFICERS’ CERTIFICATE
EXHIBIT H	FORM OF GUARANTOR ADHESION AGREEMENT
EXHIBIT I	FORM OF NOTICE OF REPAYMENT

SCHEDULE 1.2	LENDERS’ COMMITMENTS
SCHEDULE 1.5	EXISTING LETTERS OF CREDIT
SCHEDULE 6.3	ORGANIZATION AND QUALIFICATIONS
SCHEDULE 6.4	CORPORATE NAMES; PRIOR TRANSACTIONS
SCHEDULE 6.5	SUBSIDIARIES AND AFFILIATES
SCHEDULE 6.7	CAPITALIZATION
SCHEDULE 6.9	REAL ESTATE; LEASES; LOCATION OF COLLATERAL
SCHEDULE 6.10	BROKER’S FEES
SCHEDULE 6.11	GOVERNMENTAL AUTHORIZATION
SCHEDULE 6.12	PROPRIETARY RIGHTS
SCHEDULE 6.13	BANK ACCOUNTS
SCHEDULE 6.14	LITIGATION
SCHEDULE 6.15	LABOUR DISPUTES
SCHEDULE 6.16	ENVIRONMENTAL MATTERS
SCHEDULE 6.19	PENSION PLANS
SCHEDULE 6.23	MATERIAL AGREEMENTS
SCHEDULE 6.25	INSURANCE
SCHEDULE 7.11	EXISTING INVESTMENTS
SCHEDULE 7.14	DEBT AND LIENS
SCHEDULE 7.16	TRANSACTIONS WITH AFFILIATES
SCHEDULE 7.20	EXISTING EQUIPMENT SUBJECT TO CAPITAL LEASE
SCHEDULE 7.31	POST CLOSING UNDERTAKINGS

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CREDIT AGREEMENT

This Credit Agreement, dated as of January 21, 2022 (this “Agreement”), among the financial institutions from time to time parties hereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), Royal Bank of Canada, as a Lender and as administrative agent and collateral agent for the Secured Parties (in its capacity as administrative agent and collateral agent, together with any successor administrative agent and collateral agent (the “Agent”), Royal Bank of Canada, as bookrunner and lead arranger (in such capacity, the “Arranger”), Mercer Peace River Pulp Ltd., a British Columbia corporation (“Mercer Peace River”), Mercer Celgar Limited Partnership, a British Columbia limited partnership (“Mercer Celgar”) and Mercer Forestry Services Ltd., a British Columbia corporation (together with Mercer Peace River and Mercer Celgar, the “Borrowers” and each a “Borrower”), and each of the Borrowers’ Subsidiaries from time to time party hereto as guarantors (collectively with the Borrowers, the “Guarantors”).

W I T N E S S E T H:

WHEREAS the Borrowers have requested that the Lenders make available and provide to the Borrowers the revolving credit facilities by way of loans and letters of credit not exceeding $160,000,000 to, in part, refinance certain existing indebtedness of the Borrowers, fund certain upfront fees and provide for the ongoing working capital and other general corporate purpose requirements of the Loan Parties;

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

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ARTICLE 1 - DEFINED TERMS, LOANS AND LETTERS OF CREDIT

1.1.
Defined Terms.

Capitalized terms used in the Loan Documents shall have the following respective meanings and all section references in the following definitions shall refer to sections of this Agreement:

“Accordion Fee” has the meaning specified in Section 2.8.

“Account” or “Accounts” shall mean (exclusive of any debts or liabilities owing by any directors, officers or employees of the Loan Parties) any and all of any Loan Party’s now existing and future: (a) accounts (as defined in the PPSA), and any and all other receivables (whether or not specifically listed on schedules furnished to the Agent), including, without limitation, all accounts created by, or arising from, any Loan Party’s sales, leases, rentals of goods or renditions of services to its customers, including, but not limited to, those accounts arising under any Loan Party’s trade names or styles, or through any Loan Party’s divisions; (b) any and all instruments, documents, chattel paper (including electronic chattel paper); (c) indemnification rights and tax refunds and road and silviculture credits owing by any Governmental Authority; (d) the proceeds or royalties of any and all licensing agreements or arrangements between any Loan Party and any licensee of any of such Loan Party’s general intangibles; (e) reserves and credit balances arising in connection with or pursuant hereto; (f) guarantees, supporting obligations, payment intangibles and letter of credit rights given to any Loan Party on behalf of a customer of such Loan Party in support of any “Accounts”; (g) insurance policies or rights relating to any of the foregoing; (h) general intangibles pertaining to any and all of the foregoing (including, without limitation, all rights to payment, including, without limitation, those arising in connection with bank and non-bank credit cards) and including, without limitation, books and records and any electronic media and software thereto; (i) notes, deposits or property of account debtors securing the obligations of any such account debtors to any Loan Party; (j) cash and non-cash proceeds (as defined in the PPSA) of any and all of the foregoing; and (k) all monies and claims for monies now or hereafter due and payable in connection with any and all of the foregoing or otherwise.

“Account Debtor” means each Person obligated in any way on or in connection with an Account or Chattel Paper.

“Accounting Changes” has the meaning specified in Section 14.24.

“Acquisition” means any direct or indirect acquisition or other transaction (or series of related transactions) after the Effective Date by any Loan Party, by any means (including by way of merger, consolidation or amalgamation), resulting in the acquisition of all or substantially all of the assets of, or a Controlling interest in the Capital Stock (including as an Investment in, or purchase of a Controlling interest in, such Capital Stock), or of an operating division, line of business or a business unit, of any Person.

“Adjusted Daily Compounded CORRA” means, for purposes of any calculation, the rate per annum equal to (a) Daily Compounded CORRA for such calculation plus (b) the Daily Compounded CORRA Adjustment; provided that if Adjusted Daily Compounded CORRA as so determined shall be less than the Floor, then Adjusted Daily Compounded CORRA shall be deemed to be the Floor.

“Adjusted Daily Simple SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Daily Simple SOFR plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, then Adjusted Daily Simple SOFR shall be deemed to be the Floor.

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“Adjusted Term CORRA” means, for purposes of any calculation, the rate per annum equal to (a) Term CORRA for such calculation plus (b) the Term CORRA Adjustment; provided that, if the Interest Period with respect to the applicable Term CORRA Loan is a CORRA Non-Standard Interest Period, then Adjusted Term CORRA shall be the CORRA Interpolated Rate; and provided further that if Adjusted Term CORRA as so determined shall ever be less than the Floor, then Adjusted Term CORRA shall be deemed to be the Floor.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment.; provided that, (i) if the SOFR Interest Period with respect to the applicable SOFR Revolving Loan is a SOFR Non-Standard Interest Period, then the Adjusted Term SOFR shall be the SOFR Interpolated Rate, and (ii) if the Adjusted Term SOFR as so determined shall ever be less than the Floor, then the Adjusted Term SOFR shall be deemed to be the Floor.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, as to any Person, (i) any other Person which, directly or indirectly, is in Control of, is Controlled by, or is under common control with, such Person, (ii) any director, officer, managing member, partner, trustee, or beneficiary of that Person, (iii) any other Person directly or indirectly holding 20% or more of any class of the equity interests of that Person, and (iv) any other Person 20% or more of any class of whose equity interests is held directly or indirectly by that Person; provided that no Lender as of the Effective Date shall be deemed to be an Affiliate of the Loan Parties.

“Agent”, “Administrative Agent” and “Collateral Agent” means Royal Bank, solely in its capacity as administrative agent and collateral agent for the Secured Parties, and any successor agent.

“Agent Advances” has the meaning specified in Section 1.4(i).

“Agent’s Liens” means the Liens on the Collateral granted to the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the other Loan Documents.

“Agent-Related Persons” means the Agent, together with its Affiliates, and the officers, directors, employees, counsel, representatives, agents and attorneys in fact of the Agent and such Affiliates.

“Aggregate Revolver Outstandings” means, at any date of determination, without duplication: the sum of (a) the aggregate unpaid principal balance of all Revolving Loans, plus (b) one hundred percent (100%) of the aggregate undrawn amount of all outstanding Letters of Credit issued under the LC Accommodation, plus (c) the aggregate amount of any unpaid reimbursement obligations in respect of all Letters of Credit issued under the LC Accommodation.

“Agreement” means this Credit Agreement, as from time to time amended, modified, restated, supplemented or replaced in writing.

“Allocable Amount” has the meaning specified in Section 13.6. “AML Legislation” has the meaning specified in Section 14.23.

“Anti-Terrorism and Sanctions Laws” means (i) any laws relating to terrorism or money laundering, including the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the Patriot Act and (ii) any Canadian laws, regulations or orders governing transactions in controlled goods or technologies or dealings with countries, entities, organizations, or individuals subject to economic sanctions and similar measures, including the Special Economic Measures Act (Canada), the United Nations

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Act (Canada), the Freezing Assets of Corrupt Foreign Officials Act (Canada), Part II.1 of the Criminal Code (Canada) and the Export and Import Permits Act (Canada), and any related regulations.

“Applicable Margin” means, for purposes of calculating the applicable interest rate for any day for any Revolving Loan or other Obligations, and the applicable rate of the Letter of Credit Fees for any day under Section 2.6, the percentage corresponding to the Average Excess Availability for the Applicable Margin Test Period ending on the last day of the most recent fiscal month for which ~~Responsible Officer’s~~a Borrowing Base Certificate~~s (in the form of Exhibit G) have~~has been delivered to the Agent pursuant to Section 5.2 (subject to the immediately succeeding sentence):

Applicable Margin
Pricing Level	Average Excess Availability	~~BA Equivalent~~CORRA Revolving Loans, SOFR Revolving Loans and Letter of Credit Fees	Prime Rate Revolving Loans and Base Rate Revolving Loans
I	An amount less than 33.33% of the Line Cap	1.450%	0.00%
II	An amount less than 66.66% but greater than or equal to 33.33% of the Line Cap	1.325%	0.00%
III	An amount greater than or equal to 66.66% of the Line Cap	1.200%	0.00%

The Applicable Margins shall be adjusted (up or down) prospectively, determined by reference to the pricing grid set forth above, on a monthly basis on the date (each a “Calculation Date”) that is the first day of the first calendar month following the calendar month in which ~~Responsible Officer’s~~Borrowing Base Certificate~~s (in the form of Exhibit G) are~~is delivered to the Agent pursuant to Section 5.2 as at and for the fiscal month just ended, as the case may be, based upon the Average Excess Availability for the Applicable Margin Test Period ending on the last day of such fiscal month; provided, however, that the initial Applicable Margin shall be based on Pricing Level I (as shown above) with all such initial Applicable Margins remaining at such levels as and from the Effective Date until the Calculation Date based upon the delivery of the Borrowing Base Certificate and Responsible Officers’ Certificate pursuant to Section 5.2 for the first full fiscal month completed after the Effective Date. Notwithstanding any term to the contrary, if an Event of Default has occurred and is continuing, the Applicable Margins shall, whether or not any default rates also apply, upon notice of such Event of Default by the Agent, revert to Pricing Level I and during the continuance of any Default or Event of Default no reduction may occur until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured by the Required Lenders or the Supermajority Lenders, as the case may be. If the ~~Responsible Officer’s~~Borrowing Base Certificate is not delivered in accordance with Section 5.2, the Applicable Margin shall revert to Pricing Level I and no reduction may occur until the Business Day following the date on which such ~~Responsible Officer’s~~Borrowing Base Certificate is delivered.

“Applicable Margin Test Period” means a period of one fiscal month.

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“Appraisal” means, at any particular time, the most recent appraisal of Inventory or Machinery & Equipment, as applicable, conducted (a) by or on behalf of the Agent or its representatives or (b) by an arm’s length third party retained by the Borrowers and acceptable to the Agent, acting reasonably, which third party engages in inventory or machinery and equipment appraisals in the normal course of its business for cash remuneration.

“Approved Fund” means any Person (other than a natural Person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” has the meaning specified in the preamble hereto. “Assignee” has the meaning specified in Section 11.2(a).

“Assignment and Acceptance” has the meaning specified in Section 11.2(a).

“Attorney Costs” means all reasonable and documented legal fees, expenses and disbursements of any law firm or other legal counsel engaged by the Agent in accordance with the terms hereof.

“Average Excess Availability” means, for any period of determination, the daily average Excess Availability for such period, as calculated by the Agent.

~~“BA Equivalent Interest Payment Date” means, with respect to a BA Equivalent Revolving Loan, (i) the last day of each BA Equivalent Interest Period applicable to such BA Equivalent Revolving Loan, and (ii) the Termination Date.~~

~~“BA Equivalent Interest Period” means, with respect to each BA Equivalent Revolving Loan, the period selected by a Borrower hereunder and being of one, two, or three months’ duration (or, if agreed to by all applicable Lenders, a longer or shorter period), in each case commencing on the Funding Date of such BA Equivalent Revolving Loan or on the Continuation/Conversion Date on which the Revolving Loan is converted into or continued as a BA Equivalent Revolving Loan; provided that in any case the last day of each BA Equivalent Interest Period shall be the day immediately prior to the first day of the next BA Equivalent Interest Period and further provided that the last day of each BA Equivalent Interest Period shall be a Business Day and if the last day of a BA Equivalent Interest Period selected by the Borrower is not a Business Day, the Borrower shall be deemed to have selected a BA Equivalent Interest Period the last day of which is the Business Day next following the last day of the BA Equivalent Interest Period otherwise selected, unless such next following Business Day falls in the next calendar month in which event the Borrower shall be deemed to have selected a BA Equivalent Interest Period the last day of which is the Business Day next preceding the last day of the BA Equivalent Interest Period otherwise selected and further provided that the last BA Equivalent Interest Period hereunder shall expire on or prior to the Stated Termination Date.~~

~~“BA Equivalent Revolving Loan” means a Revolving Loan during any period in which it bears interest based on the BA Rate.~~

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~~“BA Rate” means, for the BA Equivalent Interest Period of each BA Equivalent Revolving Loan, the rate of interest per annum equal to the average annual rate applicable to Canadian dollar bankers’ acceptances having such specified term and face amount (or a term and face amount as closely as possible comparable to such specified term and face amount or principal amount) quoted daily by the banks listed in Schedule 1 of the Bank Act (Canada) that appears on the Refinitiv Screen CDOR page at approximately 10:00 a.m. EST on such day (or, if such day is not a Business Day, as of approximately 10:00 a.m. EST on the preceding Business Day), provided that, if any such rate is below zero, then the BA Rate shall be deemed to be zero.~~

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” means~~,~~ (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time ~~which~~that is described in the EU Bail-In Legislation Schedule~~.~~ and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Product Amount” has the meaning ascribed thereto under the definition of “Bank Products”.

“Bank Product Exposure” means, the sum of the amount determined by the Agent (in its sole discretion with consideration given to any determinations provided to the Agent by the applicable Bank Product Provider) to be the credit risk associated with all outstanding Bank Products with respect to which the Bank Product Provider has established a Bank Product Amount. Any Bank Product Exposure denominated in U.S. Dollars shall be the Dollar equivalent thereof.

“Bank Product Provider” means a Lender or any of its Affiliates (or an entity that was at the time such arrangement was entered into a Lender or an Affiliate of a Lender).

“Bank Product Reserve” means all reserves which the Agent from time to time establishes in its Permitted Discretion for Bank Products then provided or outstanding which shall, at all times, be at least an amount that is equal to all Bank Product Exposure in respect to such Bank Products outstanding and which for the avoidance of doubt may not exceed the Bank Product Amount with respect thereto.

“Bank Products” means any of the following products, services or facilities extended to a Borrower or any other Loan Party (for the account of the Borrowers, it being agreed that each Borrower shall be jointly and severally liable with such Loan Party in respect of such Bank Products) by a Bank Product Provider: (a) cash management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts (including Overdrafts) and interstate depository network services or related services); (b) products under Hedge Agreements; (c) commercial credit card and merchant card services; and (d) other banking products or services as may be requested by a Borrower, other than Letters of Credit. For any of the foregoing Bank Products to be included in the Bank Product Reserve or to be included for purposes of a pari passu distribution in priority to other Bank Products amongst any Lender and a Loan Party (which were not disclosed to the Agent in accordance with (i) and (ii) below) under, and as set forth in, Section 3.7, and in accordance with Section 1.6, the relevant Bank Product Provider must have previously provided written notice to the Agent of (i) the existence of such Bank Product, and (ii) the maximum Dollar amount of Bank Product Exposure and obligations of the relevant Loan Party arising thereunder which the relevant Bank Product Provider wishes to be included for purposes of a pari passu distribution pursuant to Section 3.7 (the “Bank Product Amount”). The Bank Product Amount may be

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changed from time to time upon written notice to the Agent by the relevant Bank Product Provider; provided that no Bank Product Amount may be newly established or increased at any time that an Event of Default exists and the Agent shall have no obligation (but may do so in the Agent’s Permitted Discretion) to establish a Bank Product Amount, if establishing such amount would cause Excess Availability to be less than zero.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.).

“Bankruptcy Laws” shall mean the Bankruptcy Code, the BIA, the CCAA, the Winding-Up and Restructuring Act (Canada) or any other federal, provincial, state, territorial or foreign insolvency, debtor relief, bankruptcy, receivership or other debt adjustment law (including any corporate statute providing for the same or similar relief).

“Base Rate” means, for any day, a rate per annum equal to the greatest of (i) the rate which the principal office of Royal Bank in Toronto, Ontario announces from time to time as the reference rate of interest for loans in U.S. Dollars to its Canadian borrowers (being a rate set by the Royal Bank based upon various factors and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate), (ii) the Federal Funds Rate in effect on such day plus ½ of 1.00% and (iii) Adjusted Term SOFR for a one-month tenor in effect for such day plus 1.00%; provided that to the extent such highest rate as calculated above shall, at any time, be less than the Floor, such rate shall be deemed to be Floor for all purposes herein. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR shall be effective on the opening of business on the day specified in the public announcement of such change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR, respectively.

“Base Rate Revolving Loan” means a Revolving Loan during any period in which it bears interest based on the Base Rate.

“BIA” means the Bankruptcy and Insolvency Act (Canada) (or any successor statute), as amended from time to time, and includes all regulations thereunder.

“Blocked Account” means each bank account (including all funds on deposit therein) that is the subject of an effective Blocked Account Agreement and that is maintained by any Loan Party with a financial institution approved by the Agent.

“Blocked Account Agreement” means an agreement among a Loan Party, the Agent and the Clearing Bank, in form and substance reasonably satisfactory to the Agent, concerning the collection of payments which represent the proceeds of Accounts or of any other Collateral of a Loan Party and the establishment of “control” of the Agent therein.

“Boiler Claims” means, collectively, (i) the outstanding insurance claim by the Borrower in connection with certain expenses incurred and losses suffered in 2017 related to the incident in the recovery boiler located at the Borrower's Peace River pulp mill in September 2017 and incidents in 2021, including business interruption losses in the aggregate amount of up to $61,500,000 (the “Business Interruption Proceeds”), and (ii) the outstanding claim by the Borrowers for property damage expected to be incurred by the Borrower in 2019 related to the foregoing incident; provided that any proceeds of clauses (i) and (ii) shall not be received by a Loan Party and will be collected directly by the Parent.

“Borrower” has the meaning specified in the preamble hereto.

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“Borrower Materials” has the meaning specified in Section 12.22.

“Borrowing” means a borrowing hereunder consisting of Revolving Loans made on the same day by the Lenders to a Borrower or by the Royal Bank in the case of a Borrowing to a Borrower funded by a Swingline Loan or by the Agent in the case of a Borrowing to a Borrower consisting of an Agent Advance or the issuance of a Letter of Credit hereunder.

“Borrowing Base” means, at any time, an amount equal to:

(a)
the sum of (i) eighty-five percent (85%) of the Net Amount of Eligible Accounts of the Loan Parties that are not Eligible Accounts set forth in (a)(ii) and (a)(iii) of this definition, (ii) ninety percent (90%) of the Net Amount of Eligible Accounts of the Loan Parties that are Eligible Accounts insured on terms, and by insurance providers, satisfactory to the Agent in its Permitted Discretion, and which are not Investment Grade Eligible Accounts, and (iii) ninety percent (90%) of the Net Amount of Eligible Accounts of the Loan Parties that are Investment Grade Eligible Accounts; plus
(b)
the lesser of (i) eighty five percent (85%) (increased to 92.5% during a Seasonal Advance Rate Period) of the Net Orderly Liquidation Value of Eligible Inventory of the Loan Parties, and (ii) seventy-five percent (75%) of the value of Eligible Inventory of the Loan Parties valued at cost (on a first in, first out basis); plus
(c)
the lesser of (i) eighty five percent (85%) of the Net Orderly Liquidation Value of Eligible Machinery & Equipment, and (ii) $20,000,000; minus
(d)
Reserves from time to time established by the Agent in its Permitted Discretion. At any time, the Borrowing Base shall be determined based on the Borrowing Base Certificate last delivered, as may be adjusted from time to time in the Agent’s Permitted Discretion if a Borrowing Base Certificate is not delivered when required.

provided, however, that until such time as the first Inventory Appraisal, Machinery & Equipment Appraisal and Field Exam are completed after the Effective Date and pursuant to the terms of this Agreement, the Borrowing Base shall not in any event exceed the amount of $160,000,000, and provided further, that should the Inventory Appraisal, Machinery & Equipment Appraisal and Field Exam not be completed within 90 days following the Effective Date (or such late date as may agreed to in writing by the Agent in its Permitted Discretion), the Borrowers may not request any further Revolving Loans and the Agent may, in its Permitted Discretion, further reduce any of the advance rates, impose additional Reserves and otherwise reduce Excess Availability, in each case, until the Inventory Appraisal, Machinery & Equipment Appraisal and Field Exam shall have been completed.

“Borrowing Base Certificate” means a certificate by a Responsible Officer of the Borrowers, substantially in the form of Exhibit B (or another form acceptable to the Agent) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof (including, to the extent the Borrowers have received notice of any Reserve from the Agent, any of such Reserves included in the calculations), all in such detail as shall be reasonably satisfactory to the Agent. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall be certified to the Agent; provided, that the Agent shall have the right to review and adjust, in the exercise of its Permitted Discretion, any such calculation to the extent that such calculation is not in accordance with this Agreement.

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“Business Day” means a day on which chartered banks are open for over-the-counter business in Toronto, Ontario, Edmonton, Alberta and/or Vancouver, British Columbia but excludes Saturday, Sunday and any other day which is a statutory holiday in Toronto, Ontario, Edmonton, Alberta and/or Vancouver, British Columbia; provided, that, when used in connection with a SOFR Revolving Loan, or any other calculation or determination involving SOFR, the term “Business Day” means any day that is only a U.S. Government Securities Business Day.

“Business Interruption Proceeds” has the meaning ascribed thereto in the definition of “Boiler Claims”.

“Canadian Available Tenor” means, as of any date of determination and with respect to the then-current Canadian Benchmark, as applicable, (x) if such Canadian Benchmark is a term rate, any tenor for such Canadian Benchmark (or component thereof) that is or may be used for determining the length of a CORRA Interest Period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Canadian Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Canadian Benchmark pursuant to this Agreement, in each case, as of such date and not including any tenor for such Canadian Benchmark that is then-removed from the definition of “CORRA Interest Period” pursuant to Section 2.10(d).

“Canadian Benchmark” means, initially, ~~Adjusted~~the Term ~~SOFR~~CORRA Reference Rate; provided that if a Canadian Benchmark Transition Event has occurred with respect to ~~Adjusted~~the Term ~~SOFR~~CORRA Reference Rate, or the then-current Canadian Benchmark, then “Canadian Benchmark” means the applicable Canadian Benchmark Replacement to the extent that such Canadian Benchmark Replacement has replaced such prior benchmark rate pursuant to ~~clause~~ Section 2.10(a) ~~of Section 2.9~~.

“Canadian Benchmark Replacement” means, with respect to any Canadian Benchmark Transition Event, ~~for any Available Tenor, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:~~

~~(i)~~
~~Daily Simple SOFR; or;~~
(e)
where a Canadian Benchmark Transition Event has occurred with respect to the Term CORRA Reference Rate, Daily Compounded CORRA; and;
(f)
~~(ii)~~ where a Canadian Benchmark Transition Event has occurred with respect to a Canadian Benchmark other than the Term CORRA Reference Rate, the sum of: (i) the alternate benchmark rate that has been selected by the Agent and the Borrower~~s~~ giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Canadian Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Canadian Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Canadian Benchmark Replacement Adjustment;.

~~p~~Provided that~~,~~ if the Canadian Benchmark Replacement as determined pursuant to clause (ia) or (~~ii~~b) above would be less than the Floor, the Canadian Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Canadian Benchmark Replacement Adjustment” means, with respect to any replacement of the ~~then- current~~then-current Canadian Benchmark with an Unadjusted Canadian Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower~~s~~ giving due

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consideration to (ia) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Canadian Benchmark with the applicable Unadjusted Canadian Benchmark Replacement by the Relevant Canadian Governmental Body ~~and/~~or (~~ii~~b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Canadian Benchmark with the applicable Unadjusted Canadian Benchmark Replacement for ~~U.S. dollar-~~ Dollar-denominated syndicated credit facilities at such time.

“Canadian Benchmark Replacement Date” means~~, with respect to any Benchmark,~~ a date and time determined by the Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Canadian Benchmark:

(g)
~~(i)~~ in the case of clause (ia) or (~~ii~~b) of the definition of “Canadian Benchmark Transition Event,” the later of (~~a~~i) the date of the public statement or publication of information referenced therein and (~~b~~ii) the date on which the administrator of such Canadian Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Canadian Available Tenors of such Canadian Benchmark (or such component thereof); or
(h)
~~(ii)~~ in the case of clause (~~iii~~c) of the definition of “Canadian Benchmark Transition Event,” the first date on which such Canadian Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the ~~administrator of such Benchmark (or such component thereof) or the~~ regulatory supervisor for the administrator of such Canadian Benchmark (or such component thereof) to be non-representative ~~or non-compliant with or non-aligned with the IOSCO Principles~~; provided~~,~~ that such non-representativeness~~, non-compliance or non-alignment~~ will be determined by reference to the most recent statement or publication referenced in such clause (~~iii~~c) and even if any Canadian Available Tenor of such Canadian Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Canadian Benchmark Replacement Date” will be deemed to have occurred in the case of clause (ia) or (~~ii~~b) with respect to any Canadian Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Canadian Available Tenors of such Canadian Benchmark (or the published component used in the calculation thereof).

“Canadian Benchmark Transition Event” means~~, with respect to any Benchmark,~~ the occurrence of one or more of the following events with respect to ~~such~~the then-current Canadian Benchmark:

(i)
~~(i)~~ a public statement or publication of information by or on behalf of the administrator of such Canadian Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Canadian Available Tenors of such Canadian Benchmark (or such component thereof), permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Canadian Available Tenor of such Canadian Benchmark (or such component thereof);
(j)
~~(ii)~~ a public statement or publication of information by the regulatory supervisor for the administrator of such Canadian Benchmark (or the published component used in the calculation thereof), the ~~Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, the Term SOFR Administrator~~Bank of Canada, an insolvency official with jurisdiction over the administrator for such Canadian Benchmark (or such

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component), a resolution authority with jurisdiction over the administrator for such Canadian Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Canadian Benchmark (or such component), ~~in each case,~~ which states that the administrator of such Canadian Benchmark (or such component) has ceased or will cease to provide all Canadian Available Tenors of such Canadian Benchmark (or such component thereof) permanently or indefinitely,; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Canadian Available Tenor of such Canadian Benchmark (or such component thereof); or
(k)
~~(iii)~~ a public statement or publication of information by ~~or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or~~ the regulatory supervisor for the administrator of such Canadian Benchmark (or the published component used in the calculation thereof) announcing that all Canadian Available Tenors of such Canadian Benchmark (or such component thereof) are ~~no longer~~not, or as of a specified future date will ~~no longer~~not be, representative ~~or in compliance with or aligned with the IOSCO Principles~~.

For the avoidance of doubt, a “Canadian Benchmark Transition Event” will be deemed to have occurred with respect to any Canadian Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Canadian Available Tenor of such Canadian Benchmark (or the published component used in the calculation thereof).

“Canadian Benchmark Unavailability Period” means, ~~with respect to any Benchmark,~~ the period (if any) (~~x~~a) beginning at the time that a Canadian Benchmark Replacement Date has occurred if, at such time, no Canadian Benchmark Replacement has replaced the then-current Canadian Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.~~9~~10 and (~~y~~b) ending at the time that a Canadian Benchmark Replacement has replaced ~~such~~the then-current Canadian Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.~~9~~10.

“Canadian Conforming Changes” means, with respect to the use or administration of a Canadian Benchmark or the use, administration, adoption or implementation of any Canadian Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Prime Rate,” the definition of “Business Day,” the definition of “CORRA Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of Notices of Borrowing or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.7 and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

~~“BIA” means the Bankruptcy and Insolvency Act (Canada) (or any successor statute), as amended from time to time, and includes all regulations thereunder.~~

~~“Blocked Account” means each bank account (including all funds on deposit therein) that is the subject of an effective Blocked Account Agreement and that is maintained by any Loan Party with a financial institution approved by the Agent.~~

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~~“Blocked Account Agreement” means an agreement among a Loan Party, the Agent and the Clearing Bank, in form and substance reasonably satisfactory to the Agent, concerning the collection of payments which represent the proceeds of Accounts or of any other Collateral of a Loan Party and the establishment of “control” of the Agent therein.~~

~~“Boiler Claims” means, collectively, (i) the outstanding insurance claim by the Borrower in connection with certain expenses incurred and losses suffered in 2017 related to the incident in the recovery boiler located at the Borrower's Peace River pulp mill in September 2017 and incidents in 2021, including business interruption losses in the aggregate amount of up to $61,500,000 (the “Business Interruption Proceeds”), and (ii) the outstanding claim by the Borrowers for property damage expected to be incurred by the Borrower in 2019 related to the foregoing incident; provided that any proceeds of clauses (i) and (ii) shall not be received by a Loan Party and will be collected directly by the Parent.~~

~~“Borrower” has the meaning specified in the preamble hereto.~~

~~“Borrower Materials” has the meaning specified in Section 12.22.~~

~~“Borrowing” means a borrowing hereunder consisting of Revolving Loans made on the same day by the Lenders to a Borrower or by the Royal Bank in the case of a Borrowing to a Borrower funded by a Swingline Loan or by the Agent in the case of a Borrowing to a Borrower consisting of an Agent Advance or the issuance of a Letter of Credit hereunder.~~

~~“Borrowing Base” means, at any time, an amount equal to:~~

~~(a)~~
~~the sum of (i) eighty-five percent (85%) of the Net Amount of Eligible Accounts of the Loan Parties that are not Eligible Accounts set forth in (a)(ii) and (a)(iii) of this definition, (ii) ninety percent (90%) of the Net Amount of Eligible Accounts of the Loan Parties that are Eligible Accounts insured on terms, and by insurance providers, satisfactory to the Agent in its Permitted Discretion, and which are not Investment Grade Eligible Accounts, and (iii) ninety percent (90%) of the Net Amount of Eligible Accounts of the Loan Parties that are Investment Grade Eligible Accounts; plus~~
~~(b)~~
~~the lesser of (i) eighty five percent (85%) (increased to 92.5% during a Seasonal Advance Rate Period) of the Net Orderly Liquidation Value of Eligible Inventory of the Loan Parties, and (ii) seventy-five percent (75%) of the value of Eligible Inventory of the Loan Parties valued at cost (on a first in, first out basis); plus~~
~~(c)~~
~~the lesser of (i) eighty five percent (85%) of the Net Orderly Liquidation Value of Eligible Machinery & Equipment, and (ii) $20,000,000; minus~~
~~(d)~~
~~Reserves from time to time established by the Agent in its Permitted Discretion. At any time, the Borrowing Base shall be determined based on the Borrowing Base Certificate last delivered, as may be adjusted from time to time in the Agent’s Permitted Discretion if a Borrowing Base Certificate is not delivered when required.~~

~~provided, however, that until such time as the first Inventory Appraisal, Machinery & Equipment Appraisal and Field Exam are completed after the Effective Date and pursuant to the terms of this Agreement, the Borrowing Base shall not in any event exceed the amount of $160,000,000, and provided further, that should the Inventory Appraisal, Machinery & Equipment Appraisal and Field Exam not be completed within 90 days following the Effective Date (or such late date as may agreed to in writing by the Agent in its Permitted Discretion), the Borrowers may not request any further Revolving Loans and the Agent may, in its Permitted Discretion, further reduce any of the advance~~

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~~rates, impose additional Reserves and otherwise reduce Excess Availability, in each case, until the Inventory Appraisal, Machinery & Equipment Appraisal and Field Exam shall have been completed.~~

~~“Borrowing Base Certificate” means a certificate by a Responsible Officer of the Borrowers, substantially in the form of Exhibit B (or another form acceptable to the Agent) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof (including, to the extent the Borrowers have received notice of any Reserve from the Agent, any of such Reserves included in the calculations), all in such detail as shall be reasonably satisfactory to the Agent. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall be certified to the Agent; provided, that the Agent shall have the right to review and adjust, in the exercise of its Permitted Discretion, any such calculation to the extent that such calculation is not in accordance with this Agreement.~~

~~“Business Day” means any day other than a Saturday or a Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in Toronto, Ontario, Edmonton, Alberta and/or Vancouver, British Columbia; provided, that, when used in connection with a SOFR Revolving Loan, or any other calculation or determination involving SOFR, the term “Business Day” means any day that is only a U.S. Government Securities Business Day.~~

~~“Business Interruption Proceeds” has the meaning ascribed thereto in the definition of “Boiler Claims”.~~

“Canadian Dollars” or “CDN Dollars” or “CDN$” or “$” or “Dollars” means lawful money of Canada. Unless otherwise specified, all payments under this Agreement shall be made in Dollars.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority or any other law, rule or regulation in each case regarding capital adequacy or liquidity of any bank or of any corporation controlling a bank.

“Capital Expenditures” means, for any Person, for any period, any expenditures or costs made by such Person for the acquisition, maintenance or repair of fixed or capital assets that are required to be capitalized on the balance sheet of such Person in accordance with GAAP, including, without limitation, the incurrence or assumption of any Debt (including, without limitation, Debt under Capital Leases) in respect of such fixed or capital asset, and, without double counting, any principal payment made in respect of such incurrence or assumption; provided that Capital Expenditures shall not include (a) capital expenditures made to restore, replace or rebuild assets to the condition of such assets immediately prior to any casualty or other insured damage to, or any taking under power of expropriation, eminent domain or by condemnation or similar proceeding of, such assets to the extent such expenditures are made with insurance proceeds, expropriation or condemnation awards or damage recovery proceeds relating to any such casualty, damage, taking, expropriation, condemnation or similar proceeding or (b) a Permitted Investment, other than Investments pursuant to clause (s) of the definition thereof (but shall, for the avoidance of doubt, include any Capital Expenditure made with the proceeds of such Investment by a Loan Party that is the recipient thereof).

“Capital Lease” means any lease of property which, in accordance with GAAP, should be reflected as a capital lease on the balance sheet of a Person (other than any liability in respect of a lease which would have, in accordance with GAAP in force prior to January 1, 2019, been treated as an operating lease).

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“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, contingent share issuances, participations or other equivalents of or interests in (however designated) equity (including partnership and unlimited liability company interests) of such Person, including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

“Cash Equivalents” means:

(a)
direct obligations of Canada or the United States of America or any agency thereof or obligations guaranteed by Canada or the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;
(b)
certificates of deposit maturing within one year from the date of acquisition, bankers’ acceptances, Eurodollar bank deposits or overnight bank deposits, in each case issued by, created by or with any Lender or any bank or trust company organized under the laws of Canada or the United States of America or any state thereof having capital and surplus aggregating at least $1,000,000,000;
(c)
acquisitions of commercial paper given a rating of "A-1" or better by Standard & Poor’s Corporation or "P-1" or better by Moody’s Investors Service, Inc. and maturing not more than 90 days from the date of creation thereof; and
(d)
shares of money market mutual or similar funds which invest at least 95% of their assets in assets satisfying the requirements of clauses (a) through (c) of this definition.

“CCAA” means Companies’ Creditors Arrangement Act (Canada), (or any successor statute), as amended from time to time, and includes all regulations thereunder.

“Change of Control” means (a) the Parent (directly or indirectly) failing to beneficially own at least 50.1% of the outstanding Voting Stock and 50.1% of the economic interests of each of the Borrowers; (b) any Person or Persons “acting jointly or in concert” (as determined pursuant Section 90 of the Securities Act) becomes the “beneficial owner” (as determined under Section 1(5) of the Securities Act)), directly or indirectly, of 50% or more of the aggregate ordinary voting power represented by the issued and outstanding Voting Stock or 50% or more of the economic interests of the Parent; (c) the acquisition or possession by any Person or group of Persons acting in concert (other than the Parent), directly or indirectly, of the power to direct or cause the direction of the management or policies of the Loan Parties, whether through the ability to exercise voting power, by contract or otherwise; (d) occupation of a majority of the seats (other than vacant seats) on the board of directors of a Borrower by Persons who were neither (i) nominated by the Parent, a wholly-owned Subsidiary of the Parent, or the board of directors of such Borrower nor (ii) appointed by directors so nominated; or (e) all or substantially all of the Loan Parties’ assets taken as a whole are sold or transferred to a Person that is not a Loan Party.

“Chattel Paper” means, with respect to a Loan Party, all of such Loan Party’s now owned or hereafter acquired chattel paper, as defined in the PPSA, including electronic chattel paper.

“Clearing Bank” means Royal Bank or any other banking institution, acceptable to the Agent, with whom a Receipt Account has been established.

“Code” means the Internal Revenue Code of 1986, as amended.

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“Collateral” means the “Collateral” as defined in the Security Agreement and all other property or assets subject to Liens in favour of the Agent for the benefit of the Secured Parties; provided, for greater certainty, that no Excluded Assets shall constitute Collateral.

“Combined Net Income” means, as of any date of determination, the net income of the Loan Parties for the most recently completed measurement period, all as determined on a combined basis in accordance with GAAP; provided, however, that without duplication, (i) any net income (or loss) of any non-combined Subsidiary or Joint Venture of the Loans Parties shall be excluded, except that any Loan Party’s equity in the net income of any such Person for such period shall be included in such Combined Net Income up to the aggregate amount of cash actually distributed by such Person during such period to a Loan Party as a dividend or other Distribution; (ii) any non-cash goodwill impairment or any asset impairment changes will be excluded; and (iii) all intercompany deferred financing costs written off will be excluded.

“Combined Total Assets” means, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a combined balance sheet of the Loan Parties at such date.

“Commitment” means, at any time with respect to a Lender, the Revolving Credit Commitment of such Lender, and “Commitments” means, at any time, the sum of the aggregate Commitments of all Lenders at such time.

“Concentration Account” has the meaning specified in Section 7.29(b).

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any U.S. Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “SOFR Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.9 and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent decides is necessary in connection with the administration of this Agreement and the other Loan Documents).

“Contaminant” means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls or any constituent of any such substance or waste that is regulated or otherwise gives rise to liability under any Environmental Law.

“Continuation/Conversion Date” means the date on which a Revolving Loan is converted into or continued as a ~~BA Equivalent~~CORRA Revolving Loan or a SOFR Revolving Loan.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

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“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“CORRA Interest Period” means with respect to each CORRA Revolving Loan, the initial period (subject to availability) of one (1) month, three (3) months or such other period as the Agent and the Lenders permit commencing on and including the date specified in the Notices of Borrowing or Continuation/Conversion Date, as the case may be, applicable to such CORRA Revolving Loan and ending on and excluding the last day of such initial period, and thereafter, each successive period (subject to availability) of approximately one (1) month or three (3) months or such other permitted period as selected by the Borrower and notified to the Agent in writing commencing on and including the last day of the prior CORRA Interest Period; provided however that:

(a)
in the case of a Notice of Continuation/Conversion, the last day of each CORRA Interest Period shall also be the first day of the next CORRA Interest Period;
(b)
the last day of each CORRA Interest Period shall be a Business Day and if not, the Borrower shall be deemed to have selected a CORRA Interest Period the last day of which is the first Business Day following the last day of the CORRA Interest Period selected by the Borrower, unless such first Business Day is in a succeeding calendar month, in which case, the last day of such CORRA Interest Period shall be the immediately preceding Business Day; and
(c)
notwithstanding any of the foregoing, the last day of each CORRA Interest Period shall be on or before the Stated Termination Date.

“CORRA Interpolated Rate” means, for any CORRA Non-Standard Interest Period, the rate per annum determined by the Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) Adjusted Term CORRA for the longest CORRA Interest Period that is not a CORRA Non-Standard Interest Period for which Adjusted Term CORRA is available that is shorter than the CORRA Non-Standard Interest Period of such Term CORRA Loan and (b) Adjusted Term CORRA for the shortest CORRA Interest Period that is not a CORRA Non-Standard Interest Period for which Adjusted Term CORRA is available that exceeds the CORRA Non-Standard Interest Period of such Term CORRA Loan, at such time; provided that when determining the CORRA Interpolated Rate for a CORRA Non-Standard Interest Period which is less than one month, the CORRA Interpolated Rate shall be deemed to be Adjusted Term CORRA for a CORRA Interest Period of one month’s duration.

“CORRA Non-Standard Interest Period” means, with respect to a CORRA Revolving Loan, a CORRA Interest Period which is for a term other than one (1) or three (3) months.

“CORRA Revolving Loan” means a Revolving Loan that bears interest at a rate based on Adjusted Term CORRA, other than pursuant to clause (ii) of the definition of “Prime Rate”.

“CRA” means the Canada Revenue Agency and any Governmental Authority succeeding to any of its principal functions under the Income Tax Act (Canada) and other Canadian taxing statutes.

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“Daily Compounded CORRA” means, for any day, CORRA with interest accruing on a compounded daily basis, with the methodology and conventions for this rate (which will include compounding in arrears with a lookback of five (5) Business Days) being established by the Administrative Agent in accordance with the methodology and conventions for this rate selected or recommended by the Relevant Canadian Governmental Body for determining compounded CORRA for business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion; and provided that if the administrator has not provided or published CORRA and a Canadian Benchmark Replacement Date with respect to CORRA has not occurred, then, in respect of any day for which CORRA is required, references to CORRA will be deemed to be references to the last provided or published CORRA.

“Daily Compounded CORRA Adjustment” means a percentage equal to 0.29547% per annum (29.547 basis points).

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, the “SOFR Determination Date”), with the conventions for this rate (which will include a lookback) being established by the Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its Permitted ~~d~~Discretion.

“Debt” means, with respect to any Person, without duplication, all liabilities, obligations and indebtedness of such Person to any other Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, in each case consisting of indebtedness for borrowed money or the deferred purchase price of property, excluding (x) trade payables and (y) earn-out and similar obligations until such obligations are or are required to be reflected as a liability on the balance sheet of the applicable Person, but including in any event: (a) all Obligations; (b) all obligations and liabilities of any Person secured by any Lien on the property of any Person, including any Loan Party; (c) all obligations or liabilities created or arising under any Capital Lease or other purchase money obligation or conditional sale or other title retention agreement with respect to property used or acquired by any Person, including any Loan Party, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Person, including any Loan Party, as the case may be, prepared in accordance with GAAP; (d) all obligations and liabilities under Guarantees; (e) the present value of lease payments due under any synthetic leases under which any Loan Party is treated as the owner of the property leased for tax purposes but which would have, in accordance with GAAP in force prior to January 1, 2019, treated as an operating lease; (f) net obligations of such Person under Hedge Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligations that would be payable by such Person at such time); (g) Disqualified Stock; and (h) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments. For all purposes hereof, the Debt of any Person shall exclude the Debt of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless such Debt is expressly enforceable against such Person.

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“Default” means any event or circumstance which, with the giving of notice, the lapse of time or both, would (if not cured, waived or otherwise remedied during such time) constitute an Event of Default.

“Default Rate” means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus (b) two percentage points per annum. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, the Default Rate shall result in an increase in the Letter of Credit Fee by two percentage points per annum.

“Defaulting Lender” means any Lender, as determined by the Agent, (a) that has failed or refused to abide by its obligations under this Agreement, including without limitation, its obligation to make available to Agent its Pro Rata Share of any Revolving Loans, expenses or setoff or purchase its Pro Rata Share of a participation interest in Letters of Credit and Agent Advances, (b) that has otherwise failed to pay over to the Agent any other amount required to be paid by it hereunder within two (2) days of receipt from the Agent of written notice thereof, (c) that has notified the Borrowers, the Agent, any Letter of Credit Issuer or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (d) as to which the Agent, any other Lender or Letter of Credit Issuer has a good faith belief that such Lender has defaulted in fulfilling its obligations under one or more other syndicated credit facilities, ~~or~~ (e) which has (i) become or is insolvent or a Person that controls such Lender has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, interim receiver, receiver and manager, administrator, liquidator, conservator, requestrator trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or a Person that controls such Lender has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, interim receiver, receiver and manager, administrator, liquidator, conservator, requestrator trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or (f) become the subject of a Bail-In Action.

“Defined Benefit Pension Plan” means a pension plan for the purposes of any applicable pension benefits standards, statute or regulation in Canada, which contains a “defined benefit provision,” as defined in subsection 147.1(1) of the Income Tax Act (Canada).

“Designated Account” has the meaning specified in Section 1.4(c).

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of such Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of such Capital Stock, in whole or in part, on or prior to the date that is ninety-one (91) days after the Stated Termination Date. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of such Capital Stock have the right to require any Loan Party to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Loan Party may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption is permitted under Section 7.11.

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“Distribution” means, in respect of any Person:

(a)
the payment or making of any dividend or other distribution of property in respect of Capital Stock or other equity or partnership interests (or any options or warrants for or other rights with respect to, such stock or other equity or partnership interests) of such Person, other than distributions in Capital Stock or other equity or partnership interests (or any options or warrants for such stock or other equity or partnership interests) of the same class (except Disqualified Stock);
(b)
the redemption, purchase, retirement or other acquisition by such Person of any Capital Stock or other equity or partnership interests (or any options or warrants for such stock or other equity or partnership interests) of such Person; or
(c)
the payment or making of any distribution of property in respect of any Subordinated Debt (including the Parent Initial Loan) held by any direct or indirect holder of Capital Stock of such Person.

“EBITDA” means, for any period, the Combined Net Income of the Loan Parties for such period plus, without duplication, (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization expense, (iv) any expenses or charges related to the Transactions, (v) non-recurring extraordinary expenses, to the extent such amounts were deducted in computing Combined Net Income; and (vi) finance costs, plus non-cash losses less non-cash gains, and minus non-recurring extraordinary gains, to the extent such amounts were added in computing Combined Net Income. For greater certainty, the calculation of EBITDA shall not include any Excluded Insurance Proceeds.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution

“Effective Date” means the date of this Agreement.

“Effective Date Parent Initial Loan Repayment” means a onetime payment to be made not later that 21 days after the Effective Date to partially repay the Parent Initial Loan in an amount not to exceed $60,000,000.

“Effective Date Parent Initial Loan Repayment Conditions” means that (a) no Event of Default has occurred and is continuing or would result from the payment, (b) Excess Availability would be at least twenty percent (20%) of the Line Cap on a pro forma basis after giving effect to the payment, and (c) such payment is made within 21 days after the Effective Date.

“Eligible Accounts” means all Accounts arising in the ordinary course of, and originated by, the Loan Party’s business, but excluding interest, late charges, penalties, collection costs and other similar sums due or payable in respect thereof, upon which the Agent’s Liens constitute a first-ranking, duly registered,

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published and perfected Lien ranking in priority to all other Liens (except Permitted Liens and Liens for Priority Payables) and that are not ineligible as the basis for Revolving Loans and/or Letters of Credit, based on the following criteria. Eligible Accounts of the Loan Parties shall not include, without duplication, any Account of the Loan Parties:

(a)
which has been outstanding for more than ninety (90) days (or (i) one hundred twenty (120) days in the case of Eligible Accounts that are insured on terms, and by insurance providers, satisfactory to the Agent in its Permitted Discretion, or which are Investment Grade Eligible Accounts, or (ii) one hundred fifty (150) days in the case of Eligible Accounts from Kimberly-Clark Corp, Georgia-Pacific, and Procter and Gamble) past the invoice date or with respect to which more than sixty (60) days have elapsed since the due date;
(b)
with respect to which any of the representations, warranties, covenants, or agreements contained in this Agreement are incorrect or have been breached in any material respect;
(c)
with respect to which Account (or any other Account due from such Account Debtor), in whole or in part, a check, promissory note, draft, trade acceptance, Chattel Paper or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;
(d)
which represents a progress billing (as hereinafter defined) or as to which a Loan Party has extended the time for payment outside the ordinary course of business without the consent of the Agent; for the purposes hereof, “progress billing” means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor’s obligation to pay such invoice is conditioned upon a Loan Party’s completion of any further performance under the contract or agreement;
(e)
as to which any one or more of the following events has occurred with respect to the Account Debtor on such Account: death or judicial declaration of incompetence of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request, proposal, notice of intent to file a proposal, proceeding, action or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, restructuring, liquidation, winding up, corporate or similar laws of Canada or the United States, any province, state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver, trustee, monitor, custodian, liquidator, administrator, interim receiver, monitor or trustee or other official for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a “custodian” as defined in the Bankruptcy Code or a “trustee” under the BIA; the institution by or against the Account Debtor of any other type of insolvency, liquidation, bankruptcy, winding up or reorganization proceeding (under the laws of Canada, the United States or otherwise, including applicable corporate statutes, the BIA and the CCAA) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the non-payment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

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(f)
owed by an Account Debtor if fifty percent (50%) or more of the aggregate Dollar amount (with any Account payable in a foreign currency being converted to Dollars for this purpose) of outstanding Accounts owed at such time by such Account Debtor thereon is classified as ineligible under clause (a) above;
(g)
owed by an Account Debtor (i) located outside of Canada or the United States of America or its territories or protectorates, except in respect of Accounts which (A) are owed by Marubeni Corporation, provided that the aggregate unpaid balance of such Accounts (eligible for the Borrowing Base) shall not exceed the Equivalent Amount of (i) 10.0% of the Total Facility so long as such Accounts are Investment Grade Eligible Accounts, or (ii) 5.0% of the Total Facility if such Accounts are not Investment Grade Eligible Accounts, (B) are credit insured pursuant to insurance policies maintained by a Loan Party with export insurers acceptable to the Agent, acting reasonably, and all terms thereof, including risks and amounts of coverage, and all such policies and any proceeds payable thereunder have been validly assigned to the Agent on terms acceptable to the Agent, or (C) are supported by an irrevocable letter of credit reasonably satisfactory to the Agent (as to form, substance, and issuer or domestic confirming bank) which letter of credit is assigned to the Agent for benefit of the Secured Parties (with such assignment acknowledged by the issuing or domestic confirming bank) or, if requested by the Agent, that has been delivered to the Agent and is directly drawable by the Agent; or (ii) that is the government of any country or sovereign state (other than, but subject to clause (l) of this definition, Canada or the United States of America), or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, except to the extent that the Agent otherwise determines in its Permitted Discretion the Account to be eligible on an account-by-account basis based on, among other things, compliance with all Requirements of Law in order to obtain a valid and enforceable assignment thereof or Lien thereon (in the case of clause (ii));
(h)
owed by an Account Debtor which is a director, officer or an employee of a Loan Party, or by an Affiliate of a Loan Party or which is an Intercompany Account;
(i)
owed by an Account Debtor but only to the extent to which any Loan Party is indebted in any way, or to the extent to which the Account Debtor has made or asserted, or a Loan Party has otherwise reported, any right of set off, compensation, counterclaim, offset, discount (including accruals related thereto), allowance, charge-back, rebate payable, contra claim or any other dilutive factors by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Agent to waive all such rights; or if the Account Debtor thereunder has disputed liability or made any claim with respect to any other Account due from such Account Debtor; but in each such case only to the extent of such indebtedness, setoff, charge-back, counterclaim, offset, compensation, discount, allowance, rebate, dispute, claim or any other dilutive factors; or any Accounts to the extent of any unapplied credits or credits in prior;
(j)
which represents a cash sale or cash on delivery sale;
(k)
which represents a re-billed (unless the previous account has been cancelled and replaced and the re-bill is dated the date of the replaced Account for aging purposes) or redated account;
(l)
owed by the government of the United States of America or Canada, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public or Crown corporation, or other instrumentality thereof, unless, (i) owed by the government of Canada or any department agency, public or Crown corporation or other instrumentality

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thereof, and all provisions under the Financial Administration Act (Canada), for the assignment thereof, have been complied with, (ii) owed by the government of the United States or any department, agency, public corporation or other instrumentality thereof, and all provisions under the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq.), for the assignment thereof, have been complied with, or (iii) owed by any state, province, municipality, or other political subdivision of Canada or the United States of America, or of any department, agency, public or crown corporation, or other instrumentality thereof, and all steps necessary to perfect the Agent’s Liens therein, have been complied with to the Agent’s reasonable satisfaction with respect to such Account;
(m)
which represents, in whole or in part, a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;
(n)
in respect of which a Loan Party is not the sole payee and remittance party, with sole lawful and absolute title thereto;
(o)
which is payable in a currency other than Canadian Dollars, U.S. Dollars, Japanese yen or Chinese renminbi, provided that the aggregate amount of Eligible Accounts (denominated in Japanese yen and Chinese renminbi) permitted in the Borrowing Base at any one time shall not exceed the Equivalent Amount of 5.0% of the Total Facility;
(p)
which Account (or any other Account due from such Account Debtor) is evidenced by a promissory note or other instrument or by Chattel Paper;
(q)
which is owed by a customer, or affiliated group of customers, which is obligated to the Loan Parties respecting Accounts, the aggregate unpaid balance of which exceeds twenty five percent (25%) (seventy five percent (75%) in the case of Central National Gottesman Inc.) of the aggregate unpaid balance of all otherwise Eligible Accounts owed to the Loan Parties at such time but only to the extent of such excess;
(r)
for goods not shipped and delivered or otherwise not representing a final sale or otherwise representing a pre-billed Account or Accounts for unshipped or incomplete goods or services and, if required to create a valid Account, delivered to the Account Debtor or the services giving rise to such Account have not been performed by a Loan Party and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services or such Account otherwise arises from an incomplete sale or service;
(s)
if the sale giving rise thereto was not made in compliance in all material respects with all Requirements of Law;
(t)
if not representing a trade receivable;
(u)
which arises out of an enforceable contract or order which, by its terms, forbids, restricts or makes void or unenforceable the granting of a Lien by a Loan Party to the Agent with respect to such Account;
(v)
which represents any unapplied cash or credits;

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(w)
if the Agent believes, in the exercise of its Permitted Discretion, that the prospect of collection of such Account is impaired, or that the Account is uncollectible or otherwise doubtful or that the Account may not be paid by reason of the Account Debtor’s financial inability to pay;
(x)
with respect to which the Account Debtor is located in any state of the United States or province of Canada which requires the filing of a Notice of Business Activities Report or registration or licensing to carry on business or similar report, registration or licensing in order to permit a Loan Party to seek judicial enforcement in such state of the United States or province of Canada of payment of such Account, unless the applicable Borrower has qualified to do business in such state or province or has filed a Notice of Business Activities Report or registration or licensing to carry on business or equivalent report, registration or licensing for the then current year;
(y)
with respect to which an invoice, in form and substance consistent with the Loan Parties’ usual practices, has not been sent to the applicable Account Debtor; and
(z)
the Agent in the exercise of its Permitted Discretion determines to be ineligible.

“Eligible Assignee” means (a) a commercial bank, commercial finance company or other asset based lender, having total assets in excess of $1,000,000,000, (b) any Lender, (c) any Approved Fund, (d) any Affiliate of any Lender, or (e) any Person (other than a natural person) approved by the Agent and the Borrowers (such approval not to be unreasonable withheld); provided, however, that an Eligible Assignee shall in all cases (so long as no Event of Default is continuing) be a financial institution that (i) is a Qualified Lender, and (ii) is not a Loan Party or an Affiliate of a Loan Party. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, any Person (other than a natural person) reasonably acceptable to the Agent may be an Eligible Assignee.

“Eligible Inventory” shall mean the gross amount of the Inventory of a Loan Party, in each case valued (for purposes of the caps and thresholds set forth below) in Dollars at cost (determined using GAAP), that is subject to Agent’s Liens constituting a first-ranking, duly registered, published and perfected Lien ranking in priority to all other Liens (except Permitted Liens and Liens for Priority Payables). Eligible Inventory shall not include any:

(a)
packaging materials and supplies; any mill stores, operating and maintenance supplies, spare parts or chemicals, provided that, the Agent in its Permitted Discretion may consider chemicals to be Eligible Inventory up to a maximum aggregate amount at any one time of $5,000,000;
(b)
slow moving, unmerchantable/unsaleable (including due to damage or poor condition) or obsolete Inventory (obsolete Inventory being Inventory not sold within one year of purchase/completion);
(c)
Inventory in which any Person other than such Loan Party shall (i) have any ownership, interest or title to such Inventory or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;

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(d)
Inventory not located in Canada, Inventory not located at locations owned by a Loan Party or Inventory located at any other location leased or contracted by a Loan Party and not subject to a landlord or similar waiver in form and substance satisfactory to the Agent in its Permitted Discretion or in respect of which Agent has agreed to appropriate Reserves; provided that the eligibility criteria in this clause (d) shall not apply to Inventory described in any of clauses (g) and (h) hereof;
(e)
Inventory at any location where the aggregate book value of such Inventory is less than $100,000;
(f)
Inventory returned or rejected by a Loan Party’s customer (other than goods that are undamaged and resalable in the normal course of business), including, without limitation, goods to be returned to a Loan Party’s suppliers;
(g)
Inventory in transit to or from third parties other than, Inventory that (i) is the subject of valid sale documentation acceptable to the Agent (including, commercial invoices, packing lists, bills of lading etc.) and that have been issued and accepted by an Account Debtor of a Loan Party with respect to the sale of such Inventory, (ii) is being shipped (with no right of any Person, other than the Agent, to divert shipment, repossess, stop delivery or otherwise assert Lien rights against such Inventory) with a common carrier (that is not an Affiliate of any Loan Party) for delivery to the applicable Account Debtor of such Loan Party (F.O.B. delivery), with title passing to such Account Debtor upon such delivery, and upon which an Eligible Account shall be due and owing by such Account Debtor in respect of such Inventory with such Inventory ceasing to be Eligible Inventory under the Borrowing Base; provided that no more than a maximum of fifteen percent (15%) of the Borrowing Base may be comprised of such Inventory in transit;
(h)
Inventory in the possession of a warehouseman, bailee or processor, unless all applicable warehousemen, bailees, processors or third parties have executed a waiver and notice of security interest agreement in favour of the Agent (in form and substance satisfactory to the Agent) or in respect of which Agent has agreed to appropriate Reserves, and the Agent shall otherwise be satisfied that Agent has a Lien and perfected security interest on such Inventory, or
(i)
Inventory consisting of: (i) standing timber or timber not cut; or (ii) inventory having been harvested from a forest but has not been transported to a location of a Loan Party unless such Inventory constitutes Off-Site Inventory, provided that no more than a maximum of twenty percent (20%) of the Borrowing Base may be comprised of Off-Site Inventory;
(j)
Inventory (i) held by a Loan Party on consignment, or (ii) of a Loan Party held by an Account Debtor on consignment;
(k)
Inventory which consists of special order goods or bill and hold (deferred shipment) and consignment sales;
(l)
that does not meet all standards imposed by any Governmental Authority, having regulatory authority over such goods, their use or sale;
(m)
work in process Inventory; provided that the Agent in its Permitted Discretion may consider work in process Inventory to be Eligible Inventory up to a maximum aggregate amount at any one time of $1,000,000; or

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(n)
Inventory not acceptable to the Agent for any other reasons deemed necessary by the Agent in its Permitted Discretion.

“Eligible Machinery & Equipment” means shall mean the gross amount of the Machinery & Equipment of a Loan Party, in each case valued (for purposes of the caps and thresholds set forth below) in Dollars at cost (determined using GAAP), that is subject to Agent’s Liens constituting a first-ranking, duly registered, published and perfected Lien ranking in priority to all other Liens (except Permitted Liens and Liens for Priority Payables). Eligible Machinery & Equipment shall not include any:

(a)
Machinery & Equipment for which a Loan Party does not have good, valid, and marketable title thereto;
(b)
Machinery & Equipment for which a Loan Party does not have actual and exclusive possession thereof (either directly or through a bailee or agent of a Loan Party), including as a result of the lease thereof by a Loan Party;
(c)
Machinery & Equipment that is not located at locations owned by a Loan Party or at any other location leased or contracted by a Loan Party and not subject to a landlord or similar waiver in form and substance satisfactory to the Agent in its Permitted Discretion, or in respect of which Agent has agreed to appropriate Reserves; provided that Machinery & Equipment that is in transit between Loan Parties may be considered Eligible Machinery & Equipment if upon arrival at its destination will otherwise be in compliance with this sub-clause and each other clause of this definition;
(d)
Machinery & Equipment that is subject to any certificate of title (or comparable) under any Requirement of Law (unless Agent has a first priority, perfected Lien under such Requirement of Law and Agent has possession and custody of such certificate);
(e)
Machinery & Equipment that does not meet, or is not under repair or held for repair less than 30 days for the purpose of meeting, in each case in all material respects, all applicable safety or regulatory requirements applicable to it by law for the use for which it is intended or for which it is being used;
(f)
Machinery & Equipment that is not used or usable in the ordinary course of the Loan Parties’ business due to a damaged or inoperable condition (other than Machinery & Equipment under repair or held for repair less than 30 days for such purpose);
(g)
Machinery & Equipment that does not meet, or is not under repair or held for repair less than 30 days for the purpose of meeting, in each case in all material respects, all applicable requirements of all motor vehicle laws or other statutes and regulations established by any Governmental Authority then applicable to such Machinery & Equipment, or is subject to any licensing or similar requirement;
(h)
Machinery & Equipment for which its use or operation requires proprietary software that is not freely assignable to Agent;
(i)
Machinery & Equipment for which an Appraisal has not been completed; and
(j)
Machinery & Equipment not acceptable to the Agent for any other reasons deemed necessary by the Agent in its Permitted Discretion.

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“Environmental Laws” means as to any Person all federal, provincial, state, municipal, local or foreign laws, statutes, rules, regulations, ordinances and codes, together with all administrative orders, binding and applicable directives, decisions, directed duties, licenses, authorizations, decrees, orders and permits of, and agreements with, any Governmental Authority, in each case relating to environmental or health and safety (as it relates to exposure to Contaminants) matters binding on such Person or any of its assets or to which the Person or its assets is subject.

“Environmental Lien” means a Lien in favour of any Governmental Authority or any other Person for (a) any liability under Environmental Laws or (b) damages arising from, or costs incurred by such Governmental Authority or other Person in response to, a Release or threatened Release of a Contaminant into the environment.

“EPPA” means the Employment Pension Plans Act (Alberta) and all regulations thereunder as amended from time to time and any successor legislation.

“Equipment” means, with respect to a Loan Party, all of such Loan Party’s now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures and other tangible personal property (except Inventory and fixtures and improvements on Real Estate), including embedded software, motor vehicles, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by such Loan Party and all of such Loan Party’s rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located and includes “equipment” as defined in the PPSA.

“Equivalent Amount” means, on any date, the amount of Dollars into which an amount of any other currency may be converted or the amount of such other currency into which an amount of Dollars may be converted, in either case, at the Agent’s spot buying rate in Toronto, Canada on such date, as determined by the Agent.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder.

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 12.24(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 9.1.

“Excess Availability” means, at any date of determination (a) the Line Cap, minus (b) the Aggregate Revolver Outstandings at such time (or, in the case of Pending Revolving Loans, to be made to or for the account of the Borrowers).

“Exchange Rate” means, as of any date in respect of the conversion of an amount on such date denominated in a particular currency (the “specified currency”) into an amount specified in another currency (the “alternative currency”) or in respect of the calculation on such date of the amount of the alternative currency which is equivalent to an amount of the specified currency, the Spot Rate for the exchange of the specified currency for the alternative currency.

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“Excluded Assets” means:

(a)
any lease, permit, license or other agreement entered into by or for the benefit of a Loan Party to the extent that a grant of a security interest therein would;
(i)
violate or invalidate such lease, permit, license or agreement or create a right of termination in favour of any other party thereto (other than a Loan Party) and such violation, invalidation or right has not been waived,
(ii)
require the consent of any other party to such lease, permit, license or other agreement (other than a Loan Party) and such consent has not been obtained,
(iii)
be prohibited by any Requirement of Law applicable thereto, or
(iv)
result in triggering a right of first refusal sale to any other joint venture party and such right has not been waived, for so long as and to the extent any such violation, invalidation or right described in clause (i), (ii), (iii) or (iv) is not deemed ineffective after giving effect to applicable anti-assignment provisions of the PPSA or other Requirement of Law;
(b)
the last day of any lease of real property in Canada (outside Québec);
(c)
property owned by a Loan Party that is subject to a purchase money Lien or a Capital Lease permitted under this Agreement if the agreement pursuant to which such Lien is granted (or in the document providing for such Capital Lease) would (x) prohibit a grant of a security interest on such property and such prohibition has not been waived or (y) require the consent of any Person other than a Loan Party and such consent has not been obtained, for so long as and to the extent any such prohibition described in this clause (c) is not deemed ineffective after giving effect to applicable anti-assignment provisions of the PPSA or other Requirement of Law; provided, however, “Excluded Assets” shall not include any proceeds, products, substitutions or replacements of Excluded Assets (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Assets);
(d)
consumer goods (as such term is defined in the PPSA);
(e)
any direct or indirect equity interest of any Loan Party in the Excluded Entities and any Joint Venture (whether by way of ownership of Capital Stock, limited partnership units or other rights of ownership); and
(f)
any loans owed by any of the Excluded Entities to any Loan Party, provided such loans or other amounts were not advanced to an Excluded Entity by a Loan Party in breach or violation of the terms hereof.

“Excluded Entities” means each of PR Corporation, PR Partnership, Cariboo Pulp & Paper Company Limited and the Cariboo J.V., PRT and PRT LP and any direct or indirect Subsidiary or Joint Venture of the foregoing and all assets thereof.

“Excluded Insurance Proceeds” means any insurance proceeds received by the Borrower in connection with, or in respect of, the Boiler Claims including Business Interruption Proceeds.

“Excluded Subsidiary” means (a) any Subsidiary that is prohibited or restricted (including requiring consent of third parties in the case of any non-Wholly-Owned Subsidiary), but only for so long as such Subsidiary is prohibited or restricted, by applicable Requirement of Law or by contractual obligation existing

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as of the Effective Date or existing at the time of formation or acquisition thereof (so long as such prohibition or restriction was not included in contemplation of this exclusion), in each case from providing a Guarantee or if such Guarantee would require governmental (including regulatory) or third party consent, approval, license or authorization to provide a Guarantee (unless such consent, approval, license or authorization has been received) to the extent that the Loan Parties have used commercially reasonable efforts (not involving expending money in excess of a de minimis amount) to obtain such consent, approval, license or authorization, (b) any other Subsidiary with respect to which the cost, difficulty, burden or consequences of providing the Guarantee is excessive in relation to the value afforded thereby, as reasonably determined by the Agent and the Borrowers, (c) any Subsidiary with respect to which providing the Guarantee would reasonably be expected to result in material adverse tax consequences to the Borrowers or one or more of their Subsidiaries, as reasonably determined by the Borrowers and the Agent, and (d) any Subsidiary that has total assets determined in accordance with GAAP of less than $1,000,000, provided that the total assets so determined of all Subsidiaries pursuant to this clause (d) shall not exceed $2,250,000.

“Excluded Taxes” means, in relation to any Lender, (a) Taxes imposed or levied by any jurisdiction or political subdivision or taxation authority thereof on or measured by the income or profit (however calculated in such jurisdiction by such authority) of such Lender or any of its applicable lending offices, (b) franchise Taxes, Taxes on doing business or Taxes measured by capital or net worth imposed or levied by any jurisdiction or political subdivision or taxation authority thereof on such Lender or any of its applicable lending offices as a result of such Lender (i) carrying on a trade or business therein or having a permanent establishment therein, (ii) being organized, licensed or registered under the laws of such jurisdiction or any political subdivision thereof, (iii) being or being deemed to be resident in such jurisdiction for income tax purposes, or (iv) having any other present or former connection with such jurisdiction (other than a connection arising solely from such Lender or its applicable lending office having executed, delivered or performed its obligations under the Loan Documents or received a payment under a Loan Document or enforced its rights under a Loan Document), or which would not have been imposed had such Lender satisfied a relevant authority that such Lender was not a person mentioned in clauses (b)(i), (b)(ii), (b)(iii) or (b)(iv) above, (c) any United States or Canadian (including state, provincial or other local) withholding taxes imposed on amounts payable to or for the account of such Lender pursuant to a law in effect on the date on which such Lender became a party under this Agreement, except in each case to the extent that such Lender is an assignee of any other Lender that was entitled, at the time the assignment to such party became effective, to receive additional amounts under Section 4.1, (d) any United States federal withholding Taxes imposed under FATCA.

“Executive Order” has the meaning specified in Section 14.22.

“Existing DB Plan” means the Canadian Defined Benefit Pension Plans listed in and described as such in Schedule 6.19.

“Existing Excluded Entity Agreements” means, collectively, (i) the Joint Venture Agreement between Mercer Peace River and Weldwood of Canada Limited dated December 9, 1969, as amended; (ii) the Shareholders’ Agreement among Mercer Peace River, Woodland and PR Corporation dated May 19, 2004, as amended; (iii) the Limited Partnership Agreement among Mercer Peace River, Woodland and PR Corporation dated June 15, 2004; (iv) the Economic Benefits, Consultation and Cooperation Agreement among Mercer Peace River, Woodland and Peace River Partnership dated August 28, 2015; (v) the Logging, Chipping, Hogging and Hauling Services Agreement between Mercer Peace River and PR Corporation as general partner of PR Partnership dated July 1, 2017; (vi) in respect of PRT LP, its limited partnership agreement and any shareholders' agreement in respect of PRT and/or PRT LP as the same may be amended, restated or otherwise changed from time to time including, without limitation, adding new or replacing any

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other parties thereto; and (vii) any trucking transportation or ancillary services agreements between or among PRT LP or PRT and one or more of the Borrowers.

“Existing Letters of Credit” means each of the letters of credit issued under the Existing Credit Agreement that are more fully described on Schedule 1.5 hereto.

“FATCA” means Sections 1471 through 1474 of the Code, as in effect on the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreements pursuant to any of the foregoing and any laws, rules or practice adopted pursuant to any such intergovernmental agreement.

“FCCR Trigger” means any time that Excess Availability is either (a) less than the greater of (i) ten percent (10%) of the Line Cap, and (ii) $14,000,000 for five (5) consecutive Business Days, or (b) less than the greater of (i) seven and one half percent (7.5%) of the Line Cap, and (ii) $10,000,000, at any time.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Royal Bank on such day on such transactions as determined by the Agent; provided that, if any such rate is below zero, then the Federal Funds Rate shall be deemed to be zero.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“Fee Letter” has the meaning specified in Section 2.4.

“Field Exam” means any visit, inspection or audit of the properties, assets and records of any Loan Party during the term of this Agreement, which shall include access to such properties, assets and records sufficient to permit the Agent or its representatives to examine, audit and make extracts from any Loan Party’s books and records, make examinations and audits of any Loan Party’s other financial matters and Collateral as Agent deems necessary and appropriate in its Permitted Discretion, and discussions with its officers (and other employees as coordinated by its officers), agents, advisors and independent accountants regarding such Loan Party’s business, financial condition, assets and results of operations.

“Financial Statements” means the combined financial statements of the Borrowers, prepared in accordance with GAAP, and any other financial statements required to be given to the Agent and Lenders pursuant to this Agreement.

“Fiscal Year” means each of the Loan Party’s fiscal year for financial accounting purposes, which will end on December 31 of each year.

“Fixed Assets” means, with respect to any Loan Party, the Equipment and Real Estate of such Loan Party.

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“Fixed Charge Coverage Ratio” means, with respect to any fiscal period of the Loan Parties on a combined basis the ratio of (a) EBITDA for such fiscal period minus unfinanced Capital Expenditures of the Borrowers paid in cash during such fiscal period to (b) Fixed Charges for such fiscal period.

“Fixed Charges” means, with respect to any fiscal period of the Loan Parties on a combined basis, without duplication, the sum of (a) cash interest expense of the Loan Parties paid or payable for such fiscal period for Funded Debt, (b) all scheduled payments or prepayments of Funded Debt (including Capital Leases) of the Loan Parties made or required to be made during such fiscal period; (c) cash taxes and tax distributions paid for such fiscal period; and (d) the aggregate amount of Distributions (other than the Effective Date Parent Initial Loan Repayment as permitted by this Agreement) made by the Borrowers during such fiscal period.

“Floor” means ~~the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to Term SOFR. For the avoidance of doubt, the initial Floor for Term SOFR shall be~~a rate of interest equal to 0.00% per annum.

“Forest Licences” means any forest licences, timber sale licences, timber licences, tree farm licences, pulpwood agreements, woodlot licences, free use permits, licences to cut, road permits, road use permits, cutting permits and special use permits granted pursuant to the Forests Act (Alberta) or the Forest Act (British Columbia) and all other timber tenures or entitlements of a Loan Party in respect of timber now owned or hereafter acquired by a Loan Party together with all rights, authorizations and benefits connected therewith or appurtenant thereto and all renewals, replacements, amendments, subdivisions, consolidations, partitions, conversions or substitutions thereof or therefor.

“Funded Debt” means the sum, without duplication, of (a) the aggregate amount of Debt (including the Obligations) of the Loan Parties consisting of or relating to (i) the borrowing of money or the obtaining of credit (other than trade payables incurred in the ordinary course of business), or (ii) Capital Leases, plus (b) Debt of the type referred to in clause (a) of another Person guaranteed by a Loan Party, in each case on a combined basis for the Loan Parties, but excluding, for all purposes, Shareholder Loans.

“Funding Date” means, with respect to a Borrowing, the date on which such Borrowing occurs.

“GAAP” means at any particular time with respect to any Loan Party, generally accepted accounting principles as in effect at such time in the United States, consistently applied.

“Governmental Authority” means any nation or government, any state, province, municipality or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any department, agency, board, commission, tribunal, committee or instrumentality of any of the foregoing.

“Guarantee” or “Guaranty” means, with respect to any Person, (i) all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any Debt of any other Person (the “guaranteed obligations”), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Debt (c) entered into for the purpose of assuring in any other manner the obligee in respect of such Debt of the payment or

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performance of payment obligations or to protect such obligee against loss in respect thereof (in whole or in part), (ii) any Lien on any assets of such Person securing any Debt of any other Person, whether or not such Debt is assumed by such Person (or any right, contingent or otherwise, of any holder of such Debt to obtain any such Lien), or (iii) as an account party in respect of any letter of credit or letter of credit guaranty issued to support such Debt. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Guaranteed Obligations” has the meaning specified in Section 13.1.

“Guarantor Payment” has the meaning specified in Section 13.6(b).

“Guarantors” has the meaning specified in the preamble.

“Hedge Agreement” means any and all transactions (whether under an ISDA or otherwise), agreements or documents (including ISDAs), which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, derivative, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging a Person’s exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

“IOSCO Principles” shall have the meaning set forth in Section 2.9(d).

“Increase Notice” has the meaning specified in Section 1.7.

“Indemnified Taxes” means Taxes other than Excluded Taxes and Other Taxes.

“Instruments” means, with respect to a Loan Party, all instruments as such term is defined in the PPSA, now owned or hereafter acquired by such Loan Party.

“Intercompany Account” means all assets and liabilities, however arising, which are due to any Loan Party from, which are due from any Loan Party to, or which otherwise arise from any transaction by any Loan Party with, any Affiliate.

“Interest Payment Date” means, with respect to a SOFR Revolving Loan or a CORRA Revolving Loan, the earlier of (i) the last day of each SOFR Interest Period or CORRA Interest Period (as applicable) applicable to such Loan (and at the end of each three months, in the case of SOFR Interest Periods longer than three months) and (ii) the Termination Date.

“Interest Rate” means each or any of the interest rates, including the Default Rate, set forth in Section 2.1.

“Inventory” means, with respect to a Loan Party, all of such Loan Party’s now owned and hereafter acquired “inventory” (as defined in the PPSA), including, without limitation, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work in process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in such Loan Party’s business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and all documents of title or other documents representing them.

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“Inventory Appraisal” means with respect to the Loan Parties (a) until the first Appraisal on Inventory is delivered to the Agent pursuant to Section 7.4(c), the most recent Appraisal of Inventory delivered to the Agent, and (b) thereafter, each Appraisal of Inventory of such Loan Party delivered to the Agent pursuant to Section 7.4(c).

“Investment” means, in any Person by any other Person, any direct or indirect advance, loan or other extension of credit or investment or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Capital Stock, Debt or other similar instruments issued by, such Person, including Acquisitions.

“Investment Grade Eligible Accounts” means Eligible Accounts that are owing by an Account Debtor who has a credit rating of “BBB-” or better by Standard & Poor’s Corporation or “Baa3” or better by Moody’s Investor Services.

“IRS” means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

“Joint Venture” shall mean any Person other than (a) an individual or (b) a direct or indirect Subsidiary of the Parent or Borrowers (i) in which the Parent or a Borrower holds or acquires an ownership interest (by way of ownership of Capital Stock or other evidence of ownership) and (ii) which is engaged in a business permitted by Section 7.18.

“Latest Projections” means (a) on the Effective Date and thereafter until the Agent receives new projections pursuant to Section 5.2(e), the projections of the Loan Parties most recently delivered to the Agent on or before the Effective Date, and (b) thereafter, the projections most recently received by the Agent pursuant to Section 5.2(e).

“LC Accommodation” has the meaning specified in Section 1.5(a).

“Lender” and “Lenders” have the meanings specified in the preamble hereto and shall include the Agent to the extent of any Agent Advance outstanding; provided that no such Agent

Advance shall be taken into account in determining any Lender’s Pro Rata Share. Unless an Event of Default has occurred and is continuing, each Lender shall be a Qualified Lender

“Letter of Credit” has the meaning specified in Section 1.5(a) and includes the Existing Letters of Credit.

“Letter of Credit Fee” has the meaning specified in Section 2.6.

“Letter of Credit Issuer” means Royal Bank, Canadian Imperial Bank of Commerce or any Affiliate thereof.

“Letter of Credit Subfacility” means, in respect of the LC Accommodation, $15,000,000 (or the Equivalent Amount in U.S. Dollars).

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“Lien” means:

(a)
any interest in property securing an obligation owed to, or a claim by, a Person, whether such interest is based on the common law, statute or contract, and including without limitation, a security interest, hypothec, prior claim, charge, claim or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes;
(b)
to the extent not included under clause (a), (i) any rights of repossession or similar rights of unpaid suppliers, (ii) any reservation, exception, encroachment, easement, servitude, right of way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property and (iii) any other lien, charge, privilege, secured claim, title retention, garnishment right, deemed trust, encumbrance or other right affecting property, choate or inchoate, whether or not crystallized or fixed, whether or not for amounts due or accruing due, arising by any statute, act of law of any jurisdiction at common law or in equity or by agreement; and
(c)
any contingent or other agreement to provide any of the foregoing.

“Line Cap” means, at any date of determination, the lesser of (i) the Maximum Revolver Amount, and (ii) the Borrowing Base.

“Liquidity Event” means (a) the failure of the Borrowers to maintain Excess Availability of at least the greater of (i) ten percent (10%) of the Line Cap, and (ii) $14,000,000, for five (5) consecutive Business Days; provided that, a Liquidity Event shall be deemed continuing until Excess Availability shall have been equal to at least the greater of (A) ten percent (10%) of the Line Cap, and (B) $14,000,000, for thirty (30) consecutive calendar days, or (b) the occurrence of any Event of Default; provided that, a Liquidity Event shall be deemed continuing only for so long as such Liquidity Event is continuing.

“Loan Account” means, with respect to the Borrowers, the loan account of the Borrowers, which account shall be maintained by the Agent.

“Loan Documents” means this Agreement, the Security Documents, the Parent Subordination Agreement, the Blocked Account Agreement, the Fee Letter, Hedge Agreements entered into with a Lender or an Affiliate of a Lender or a Person that was a Lender or an Affiliate of a Lender at the time entered into, and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to any or all of the Obligations, the Collateral or any other aspect of the transactions contemplated by this Agreement.

“Loan Parties” means a collective reference to the Borrowers and the Guarantors, and “Loan Party” means any one of them.

“Machinery & Equipment” means all Equipment that constitutes excavators, wheel loaders, forklifts, dozers, processors, feller/bunchers, motor graders, log loaders, chip trailers, trucks, tractors, skid steers, log trailers, logging trucks, pickups, service trucks and scissor lifts (in each case, other than (i) fixtures (unless otherwise agreed by the Agent), or (ii) rolling stock or any Equipment subject to special perfection requirements under any Requirement of Law unless such special perfection requirements are complied with to the Agent’s reasonable satisfaction).

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“Machinery & Equipment Appraisal” means with respect to the Loan Parties (a) until the first Appraisal on Machinery & Equipment is delivered to the Agent pursuant to Section 7.4(c), the most recent Appraisal of Machinery & Equipment delivered to the Agent, and (b) thereafter, each Appraisal of Machinery & Equipment of such Loan Party delivered to the Agent pursuant to Section 7.4(c).

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Loan Parties taken as a whole or the Collateral; (b) a material legal impairment of the ability of the Borrowers to perform under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Maximum Incremental Increase Amount” means an amount equal to (i) $25,000,000, plus (ii) the amount of voluntary permanent reductions in the Maximum Revolver Amount pursuant to Section 3.2(a), but only to the extent that any prepayments of the Revolving Loans in connection with such reduction was not funded with the proceeds of Debt.

“Maximum Rate” has the meaning specified in Section 2.3.

“Maximum Revolver Amount” means $160,000,000 (or the Equivalent Amount thereof in U.S. Dollars) as such amount may be increased from time to time in accordance with Section 1.7 or reduced from time to time in accordance with Section 3.2(a); provided, however, that notwithstanding any other provision, the Maximum Revolver Amount shall not at any time exceed $185,000,000 (or the Equivalent Amount thereof in U.S. Dollars).

“Net Amount of Eligible Accounts” means, at any time, the gross amount of Eligible Accounts of the Loan Parties less sales, excise or similar taxes, and less (without duplication for any amounts excluded in the determination of Eligible Accounts of the Loan Parties) returns, discounts, claims, credits (applied or unapplied), adjustments, allowances, accrued rebates, offsets, deductions, counterclaims, disputes and other defences of any nature at any time issued, owing, granted, outstanding, available or claimed.

“Net Orderly Liquidation Percentage” means, with respect to the Inventory or Machinery & Equipment of the Loan Parties at any time, the ratio (expressed as a percentage) computed by dividing (a) (i) if such percentage is being determined on the Effective Date or on any date prior to the first delivery of an Inventory Appraisal or a Machinery & Equipment Appraisal required pursuant to Section 7.4(c), the net recovery value of the Inventory or Machinery & Equipment, as applicable, of the Loan Parties (which in any event shall give effect to all costs and expenses of liquidation), as set forth in the Inventory Appraisal or Machinery & Equipment Appraisal, as applicable, delivered to the Agent prior to the Effective Date and (ii) if such percentage is being determined on or after the date of the first delivery of an Inventory Appraisal or Machinery & Equipment Appraisal, as applicable, required pursuant to Section 7.4(c), the net recovery value of the Inventory or Machinery & Equipment of the Loan Parties (which in any event shall give effect to all costs and expenses of liquidation), as set forth in the Inventory Appraisal or Machinery & Equipment Appraisal, as applicable, most recently delivered to the Agent pursuant to Section 7.4(c) by (b) the value of the Inventory of the Loan Parties or the Machinery & Equipment of the Loan Parties, as applicable, valued at cost, as set forth in the corresponding Inventory Appraisal or Machinery & Equipment Appraisal, as applicable.

“Net Orderly Liquidation Value” means, with respect to the Inventory or Machinery & Equipment of the Loan Parties at any time, an amount equal to the product of (a) the value of the Inventory or Machinery & Equipment of the Loan Parties at such time valued at the lower of cost (determined under the accounting

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principles used in the Loan Parties audited financial statements) or market, multiplied by (b) the Net Orderly Liquidation Percentage for the Loan Parties in effect at such time.

“Net Proceeds” has the meaning specified in Section 3.3(a).

“Non-Consenting Lender” has the meaning specified in Section 11.1(b).

“Notice of Borrowing” has the meaning specified in Section 1.4(b)(i).

“Notice of Continuation/Conversion” has the meaning specified in Section 2.2(ii).

“Obligations” means all present and future loans, advances, liabilities, obligations, covenants, duties and debts owing by the Loan Parties to the Agent and/or any Lender (or any other Person required to be indemnified), arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, guarantee, indemnification or otherwise, whether direct or indirect, absolute, matured or contingent, due or to become due, now existing or hereafter arising, created or incurred, primary or secondary, as principal or guarantor and including without limitation all principal, interest, (including all obligations incurred during the pendency and any interest that accrues after the commencement of any case or proceeding by or against a Loan Party under any federal, provincial or state bankruptcy, insolvency, receivership or similar law, whether or not allowed in such case proceeding), premiums, charges, expenses, fees, costs, attorneys’ fees, indemnities, filing fees and any other sums, in each case, documented, reasonable and chargeable to any of the Loan Parties hereunder or under any of the other Loan Documents. “Obligations” also includes, without limitation and in any event, (a) all debts, liabilities and obligations now or hereafter arising from or in connection with Letters of Credit, (b) all debts, liabilities and obligations now or hereafter arising from or in connection with Bank Products, and (c) the Guaranteed Obligations.

“OFAC” means The Office of Foreign Assets Control of the United States Department of the Treasury.”

“Off-Site Inventory” means, at any time, (i) logs or wood chips exclusively available to the Borrowers (subject to the payment of applicable fees due to a Governmental Authority in connection with harvesting of such logs), unless the Agent, in the exercise of its Permitted Discretion, deems such logs or wood chips not to be Off-Site Inventory, and (ii) which would be Eligible Inventory if the same were in the possession of a Borrower or at one of its locations (not giving effect to clause (d) of the definition thereof). Without limiting the foregoing, no logs or wood chips, as applicable, shall be Off-Site Inventory unless (x) such logs are harvested from land in an area available to a Borrower (directly or from a third party), and which harvesting occurs under a license, permit or similar authorization issued by a Governmental Authority, (y) such logs or wood chips are held on public yards prior to their delivery to a location of a Borrower, and (z) such logs or wood chips have been transported from such land to a road or other satellite location which allows such trees or wood chips to be transported to a mill or other processing facility.

“Other Taxes” means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents excluding Excluded Taxes.

“Overdrafts” means the amounts, if any, by which any individual bank account maintained by the Loan Parties with Royal Bank is overdrawn or otherwise has a negative cash balance, whether in consequence of any electronic transfer or otherwise.

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“Parent” means Mercer International Inc., and any other entity (or entities) that holds all of the issued and outstanding Capital Stock of a Borrower in accordance with the terms of this Agreement.

“Parent Initial Loan” means the outstanding loans in the aggregate principal amount of US$281,393,801 from the Parent to the Borrowers pursuant to the Parent Initial Loan Agreement.

“Parent Initial Loan Agreement” means an amended and restated unsecured subordinated loan agreement made between the Parent and the Borrowers dated January 21, 2022.

“Parent Subordination Agreement” means a subordination agreement in form and substance reasonably satisfactory to the Agent by and among Agent, the Borrowers and Parent in respect of the Parent Initial Loan Agreement.

“Participant” means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).”

“Payment Conditions” means that (a) no Event of Default has occurred and is continuing or would result from any applicable action, and (b) either (i) Excess Availability would be at least the greater of twelve and one half percent (12.5%) of the Line Cap on each of the thirty (30) consecutive calendar days immediately prior to such action on a pro forma basis after giving effect to the applicable action, and the Fixed Charge Coverage Ratio calculated on a trailing twelve month basis would be at least 1.0:1.0 on a pro forma basis as of the most recent fiscal month for which Financial Statements have been delivered in accordance with Section 5.2, or (ii) Excess Availability would be at least the greater of twenty percent (20%) of the Line Cap on each of the thirty (30) consecutive calendar days immediately prior to such action on a pro forma basis after giving effect to the applicable action, and for all matters involving payments greater than $25,000,000 in the aggregate, the Borrowers shall have delivered a customary officer’s certificate certifying as to compliance with the foregoing conditions and setting forth the calculations thereof.

“Payment Notice” has the meaning assigned to it in Section 12.24(b).

“Payment Recipient” has the meaning assigned to it in Section 12.24(a).

“PBA” means, as applicable, the Pension Benefits Standards Act (British Columbia) and all regulations thereunder, or any other Canadian federal, provincial, territorial or local counterparts or equivalents thereto (including, without limitation, the EPPA), in each case as amended from time to time and any successor legislation.

“PBGC” means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

“Pending Revolving Loans” means, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice of Borrowing received by the Agent which have not yet been advanced.

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“Pension Plan” means any pension plan (including any Defined Benefit Pension Plan) that is subject to or registered under the PBA, or subject to or registered under other Canadian or provincial pension legislation including the Income Tax Act (Canada), or any pension plan maintained in any non-Canadian jurisdiction, in each case, which any Loan Party, sponsors, maintains or to which it makes, is making or is obligated to make contributions, or has made contributions at any time during the immediately preceding five (5) plan years.

“Periodic Term CORRA Determination Day” has the meaning assigned to it under the definition of Term CORRA.

“Permitted Acquisition” means any Acquisition after the Effective Date, so long as prior to the effective date of such Acquisition each of the following conditions has been satisfied:

(a)
(i) such Acquisition shall have been approved, if required by Requirement of Law, by the board of directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such Acquisition and such Person shall not have announced that it will oppose such Acquisition (unless such was withdrawn) or shall not have commenced any action which alleges that such Acquisition will violate any Requirement of Law; and
(ii)
if the Acquisition is an Acquisition of Capital Stock, a Loan Party shall acquire and own, directly or indirectly, 50.1% of the Capital Stock in the Person being acquired;
(b)
no Default or Event of Default is in existence at the time of such Acquisition or would be caused thereby after giving effect thereto;
(c)
all representations and warranties shall be true and correct in all material respects as if restated immediately following the consummation of such Acquisition, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects, as of such earlier date;
(d)
substantially all of such business, assets and operations so acquired, or of the Person so acquired are located in Canada or the United States, and substantially all of such business, assets and operations so acquired, or of the Person so acquired consists of a line of business that is related, ancillary or complementary to the lines of business the Loan Parties were engaged in immediately prior to the Acquisition;
(e)
the Payment Conditions shall be satisfied;
(f)
for any Acquisition in which the purchase price exceeds $25,000,000, the Agent has received a pro forma one (1) year projection with respect to the Acquisition, acceptable to the Agent in its Permitted Discretion, including balance sheets, and income statements, cash flow statements and changes in stockholders’ equity of the Loan Parties factoring in the Acquisition, reflecting the reasonable good faith estimate at the time delivered of the future financial performance of the Loan Parties after the Acquisition for the periods set forth therein;
(g)
the Agent has received a certificate from a Borrower’s chief financial officer or chief operating officer or other financial officer (in such Person’s capacity as such) certifying that all of the applicable conditions contained herein to treating such acquisition as a Permitted Acquisition have been satisfied; and

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(h)
such Acquisition is consummated in compliance with all material Requirements of Law. In addition to all other eligibility criteria provided for under this Agreement, it is agreed and understood that in no event shall any Accounts, Inventory or Machinery & Equipment acquired in connection with a Permitted Acquisition be deemed eligible for advance hereunder unless and until, the provisions of Section 7.21(b) hereof have been satisfied.

“Permitted Discretion” means the reasonable (from the perspective of a secured asset-based lender) business judgment of the Agent made in good faith and in accordance with customary business practices for comparable asset-based lending transactions and, as it relates to the establishment or increase of Reserves or the adjustment or imposition of exclusionary criteria, shall require that, (a) the contributing factors to the imposition or increase of any Reserve shall not duplicate (i) the exclusionary criteria set forth in the definitions of Eligible Accounts, Eligible Inventory or Eligible Machinery & Equipment, as applicable (and vice versa) or (ii) any reserves deducted in computing the Net Orderly Liquidation Value, and (b) any such establishment, increase, adjustment or imposition shall have a reasonable relationship to circumstances, conditions, events or contingencies which are the basis therefor.

“Permitted Investments” means:

(a)
acquisitions of Fixed Assets to be used in the business of any Loan Party;
(b)
acquisitions of Inventory, supplies, other current assets and expenditures or Investments in the ordinary course of business that would be accounted for as expenses and not required to be capitalized under GAAP (provided, in the case of operating leases, GAAP as in force prior to January 1, 2019);
(c)
loans and advances made in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (excluding employee credit cards for expenses relating to the business of the Loan Parties, temporary advances for payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and which are made in the ordinary course of business) shall not exceed $2,000,000;
(d)
Investments in a Joint Venture to the extent such Investment is substantially contemporaneously repaid in full with a dividend or other distribution from such Joint Venture;
(e)
Hedge Agreements permitted under this Agreement and entered into in the ordinary course of business and not for speculative purposes;
(f)
Investments in cash and Cash Equivalents;
(g)
prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits, in each case made in the ordinary course of business by any Loan Party;
(h)
Investments in and/or otherwise constituting Permitted Acquisitions;
(i)
Investments made as a result of the receipt of non-cash consideration from a Transfer made in compliance with Section 7.10;

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(j)
Investments made by any Person that becomes a Subsidiary after the date hereof; provided that such Investment exists at the time such Person becomes a Subsidiary and are not made in contemplation of or in connection with such Person becoming a Subsidiary;
(k)
Investments existing on the date hereof and identified on Schedule 7.11;
(l)
other Investments that are not Acquisitions, including any additional (after the Effective Date) Investment in the Excluded Entities, provided, however, that the Payment Conditions are satisfied;
(m)
Investments by any Loan Party in any other Loan Party;
(n)
Investments made solely with the proceeds from capital contributions made in cash or Cash Equivalents to a Borrower or net cash proceeds from the issuance or sale of Capital Stock (other than Disqualified Stock ) of such Borrower, in each case received by such Borrower during the twelve-month period immediately preceding the date of such investment and not used for any other permitted purpose hereunder;
(o)
prepayments to sellers of inventory in the ordinary course of business;
(p)
Capital Stock or other securities acquired in connection with the satisfaction or replacement of Indebtedness permitted hereunder (and only in respect of payments, prepayments or re-financings thereof) or claims (permitted under this Agreement) due or owing to a Loan Party;
(q)
any Investments received in compromise or resolution of delinquent obligations of trade creditors or customers that were incurred in the ordinary course of business by a Loan Party or as a result of litigation, arbitration or other dispute resolution;
(r)
Investments made by, from or with the proceeds of the Shareholder Loans received by the Borrowers during the twelve-month period immediately preceding the date of such investment and not used for any other permitted purpose hereunder;
(s)
the Borrower (or any Loan Party) may make additional loans and advances to a Person, including the Excluded Entities and any Joint Venture, in an aggregate amount for all loans and advances made pursuant to this clause (s), not to exceed $5,000,000; and
(t)
the Borrower (or any Loan Party) may make additional Investments in the Excluded Entities not to exceed: (i) $25,000,000 in Fiscal Year 2022, (ii) $20,000,000 in Fiscal Year 2023, or (iii) $15,000,000 in Fiscal Year 2024 or any Fiscal Year thereafter, for purposes of normal course maintenance and Capital Expenditures approved by a Loan Party's board of directors, provided that such Investments are detailed in the Latest Projections provided to the Agent.

For purposes of determining compliance with this definition, the amount, as of any date of determination, of (i) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (ii) any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by the Borrowers, (iii) any Investment in the form of a transfer of Capital Stock or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair market value (as determined in good faith by the Borrowers) of such Capital Stock or other property as

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of the time of the transfer, minus any cash payments actually received by such investor representing a return of capital of, or dividends or other distributions in respect of, such Investment (to the extent such payments do not exceed, in the aggregate, the original amount of such Investment), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such investment after the date of such investment, and (iv) any Investment by a specified Person in the form of a purchase or other acquisition for value of any Capital Stock, evidences of Debt or other securities of any other Person shall be the original cost of such Investment (including any Debt assumed in connection therewith), plus (A) the cost of all additions made thereto and minus (B) the amount of any portion of such investment that has been returned or repaid to the investor in cash as a repayment of principal or a return of capital and of any cash payments actually received by such investor representing interest, dividends or other distributions in respect of such Investment (to the extent the amounts referred to in clause (B) do not, in the aggregate, exceed the original cost of such Investment plus the costs of additions thereto), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment.

“Permitted Liens” means:

(a)
Liens for taxes, assessments, charges or other governmental levies not delinquent or statutory Liens for taxes, assessments, charges or other governmental levies not delinquent; provided that the payment of such taxes, assessments, charges or other governmental levies under this clause (a) which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on the applicable Loan Party’s books and records for which no enforcement action has been commenced or a stay of enforcement of any such Lien is in effect;
(b)
the Agent’s Liens;
(c)
Liens consisting of pledges and deposits made in the ordinary course of business in connection with, or to secure payment of, statutory obligations including under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the obligations to a utility when required by such utility in connection with the operations of the Loan Parties, or to secure performance of bids, tenders or contracts (including leases) (other than for the repayment of Debt) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure statutory obligations (other than (i) Liens arising under Canadian federal or provincial statutes in relation to Pension Plans or any other applicable Plan under a Requirement of Law or (ii) Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;
(d)
Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords, repairmen's and other like Persons, including without limitation arising under the Woodworker Lien Act (British Columbia), the Forestry Workers Lien for Wages Act (Ontario), the Woodmen’s Lien Act (Alberta) and similar legislation in jurisdictions in which a Loan Party operates, in each case, incurred in the ordinary course of business and not delinquent (unless being contested by a Loan Party in good faith);
(e)
Liens constituting encumbrances in the nature of reservations, exceptions, zoning restrictions, encroachments, easements, servitudes, rights of way, covenants running with the land and other similar title exceptions or encumbrances affecting any Real Estate, and any interest or title of a lessor or sublessor under any lease permitted by this Agreement;

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(f)
Liens arising from judgments and attachments in connection with court proceedings provided that the attachment or enforcement of such Liens would not result in an Event of Default hereunder and such Liens are being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material assets or property of the Borrowers or any other Loan Party is subject to a material risk of loss or forfeiture;
(g)
Liens in effect as of the Effective Date described in Schedule 7.14 securing Debt described in Schedule 7.14;
(h)
Liens on Fixed Assets (other than Real Estate) securing Capital Leases and purchase money Debt, in each instance, permitted under Section 7.14(d);
(i)
Liens arising as of a matter of law, such as bankers and other similar statutory liens and other rights of offset, in connection with deposit, securities, or commodities accounts in the ordinary course of business;
(j)
other Liens incidental to the conduct of any Loan Party’s business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from Agent’s or Lenders’ right in and to the Collateral or the value of any Loan Party’s property or assets or which do not materially impair the use thereof in the operation of any Loan Party’s business, provided that such Liens do not encumber any assets in the Borrowing Base, or if such Liens do encumber assets in the Borrowing Base they are expressly subordinated and made junior in priority to the Agent’s Liens;
(k)
Liens consisting of reclamation rights and similar statutory rights arising as a matter of Requirement of Law in favour of the seller of goods to any Loan Party so long as such Liens secure only the purchase price of and apply only to the goods or other property sold;
(l)
Liens in favour of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(m)
any encumbrances or restrictions (including, without limitation, put and call agreements) with respect to the Capital Stock of any Joint Venture expressly permitted by the terms of this Agreement arising pursuant to the agreement evidencing such Joint Venture;
(n)
Liens arising out of conditional sale, title retention or similar agreements for the sale of goods in the ordinary course of business and permitted by this Agreement;
(o)
Liens on insurance policies and proceeds thereof securing the financing of the premiums with respect thereto; and
(p)
Liens in connection with escrow deposits made in connection with any Permitted Acquisitions.

“Permitted Refinancing Debt” means any Debt issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Debt being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Debt); provided, that (a) the aggregate principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal or committed amount (or accreted value, if applicable) of the Debt so Refinanced (plus, without duplication, unpaid accrued interest and premium (including tender premiums) thereon and

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underwriting discounts, defeasance costs, and reasonable fees, commissions, and expenses, (b) the final maturity date of such Permitted Refinancing Debt is on or after the earlier of (x) the final maturity date of the Debt being Refinanced and (y) the Stated Termination Date then in effect, in each case, in effect at the time of incurrence, (c) if the Debt being Refinanced is subordinated in right of payment to the Obligations under this Agreement, such Permitted Refinancing Debt shall be subordinated in right of payment to such Obligations on terms in the aggregate not materially less favorable to the Lenders as those contained in the documentation governing the Debt being Refinanced, (d) the terms applicable to such Permitted Refinancing Debt, including the representations, covenants and defaults are no less favourable in any material respect to the applicable Loan Party than those applicable to the Debt being Refinanced; (e) no Permitted Refinancing Debt shall have obligors that are not obligated with respect to the Debt so Refinanced than the Debt being Refinanced (except that a Loan Party may be added as an additional obligor to the extent the Loan Parties were permitted to be obligors on such Debt immediately prior to such refinancing) and (e) if the Debt being Refinanced is secured by Liens on any Collateral, such Permitted Refinancing Debt may be secured by such Collateral (including any Collateral pursuant to after-acquired property clauses to the extent any such Collateral secured (or would have secured) the Debt being Refinanced) so long as it complies with Section 7.19; provided that if any such Liens on the Collateral are junior to the Liens on the Collateral securing the Obligations, such Liens securing Permitted Refinancing Debt shall also be junior to the Liens on the Collateral securing the Obligations and subject to intercreditor agreements, as applicable.

“Person” means any individual, sole proprietorship, partnership, limited partnership, limited liability company, unlimited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

“Plan” means an employee benefit plan (or employee pension benefit plan) which any Loan Party sponsors or maintains or to which any Loan Party makes, is making or is obligated to make contributions and includes any Pension Plan.

“Platform” has the meaning specified in Section 12.22.

“Post Petition Interest” has the meaning specified in Section 13.8(b).

“PPSA” means the Personal Property Security Act (British Columbia) or the Personal Property Security Act (Alberta), as applicable (or any successor statute) and similar legislation of any other jurisdiction (including, without limitation, the the Uniform Commercial Code as in effect from time to time in the State of New York), the laws of which are required by such legislation to be applied in connection with the issue, perfection, enforcement, validity or effect of security interests or other Liens and includes all regulations thereunder.

“PR Corporation” means Peace River Logging Corporation.

“PR Partnership” means Peace River Logging Limited Partnership.

“Preferred Stock”, as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution or wind-up of such corporation, over shares of Capital Stock of any other class of such corporation.

“Prime Rate” means, ~~for any day, a fluctuating rate of interest per annum equal to~~with respect to a Prime Rate Revolving Loan, on any day the greater of (~~a~~i) the annual rate of interest ~~in effect for such day as determined by the principal office of Royal Bank in Toronto, Ontario and quotes, publishes and refers to as its “prime rate” and which is~~announced from time to time by the Agent as being its reference rate then in effect on such day for determining interest rate~~d~~s on Canadian Dollar denominated commercial loans made

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by it in Canada; and (~~b) the sum of (i) the BA Rate determined using Canadian Dollar bankers’ acceptances having a term of 1 month on the date of determination, as reported by Royal Bank, and (ii) 0.50%, per annum~~ii) Adjusted Term CORRA for an interest period of one month in effect from time to time plus 1.00%, and provided that, if at any ~~such rate is below zero, then~~time the Prime Rate determined as above would be less than the Floor, the Prime Rate shall be deemed to be ~~zero~~equal to the Floor. The ~~“~~Prime Rate~~”~~ is ~~a rate set by Royal Bank based upon various factors and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate~~a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Any change in the ~~“~~Prime Rate~~” so~~ determined by the Agent shall be ~~adjusted automatically with each quoted or published change in such rate, all without the necessity of any notice to the Loan Parties or any other Person~~effective on the date the change becomes effective generally.

“Prime Rate Revolving Loan” means a Revolving Loan during any period in which it bears interest based on the Prime Rate.

“Priority Payables” means any amounts due and not paid for wages and vacation pay (including amounts protected by the Wage Earner Protection Program Act (Canada)), severance pay, amounts due and not paid under any legislation relating to workers’ compensation or to employment insurance, all amounts deducted or withheld and not paid and remitted when due under the Income Tax Act (Canada), sales tax, excise tax, tax payable pursuant to Part IX of the Excise Tax Act (Canada) (net of GST/HST input tax credits) or similar applicable provincial legislation, government royalties, amounts currently or past due and not paid for realty (immovable), municipal or similar taxes (to the extent impacting personal or movable property) and all unfunded wind-up or solvency deficiency amounts under, and all amounts currently or past due and not contributed, remitted or paid to, any Plan or under the Canada Pension Plan or the PBA, or any similar statutory or other claims that would have or would reasonably be expected to have priority over or rank pari passu with any Liens granted to the Agent in the future.

“Pro Rata Share” means, with respect to a Lender at any time, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender’s Revolving Credit Commitment at such time and the denominator of which is the sum of the amounts of all of the Lenders’ Revolving Credit Commitments at such time, or if no Revolving Credit Commitments are outstanding at such time, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations (other than any Obligations under Bank Products) owed to such Lender at such time and the denominator of which is the aggregate amount of the Obligations (other than any Obligations under Bank Products) owed to all Lenders at such time.

“Proceeds of Crime Act” means Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (or any successor statute), as amended from time to time, and includes all regulations thereunder.

“Proprietary Rights” means, with respect to a Loan Party, all of such Loan Party’s now owned and hereafter arising or acquired: patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses (to the extent sublicenseable) and rights related to any of the foregoing, including those patents, trademarks, service marks, trade names and copyrights set forth on Schedule 6.12 hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations in part of any of the foregoing.

“PRT” means Peace River Transport Ltd., a limited company organized under the laws of Alberta.

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“PRT LP” means Peace River Transport Limited Partnership, a limited partnership organized under the laws of Alberta, of which PRT is the general partner.

“Public Lender” has the meaning specified in Section 12.22.

“Public Side Information” has the meaning specified in Section 12.22.

“Qualified Lender” means, (a) a financial institution that is listed on Schedule I, II, or III of the Bank Act (Canada), (b) a foreign bank or entity associated with a foreign bank that has received an approval to have a financial establishment in Canada pursuant to Section 522.21 of the Bank Act (Canada) and has such an establishment, or (c) a financial institution that is not a “foreign bank” for purposes of the Bank Act (Canada) (other than a foreign bank described in clause (b)) and if any such financial institution or other entity described in (a), (b), or (c) is not a resident of Canada and is not deemed to be resident in Canada for purposes of the Income Tax Act (Canada), such financial institution or other entity deals at arm’s length with each Loan Party for purposes of the Income Tax Act (Canada).

“Qualified Stock” of any person means any equity interests of such person that are not Disqualified Stock.

“Real Estate” means all of each Loan Party’s now or hereafter owned or leased estates in real property or immovable property, including, without limitation, all fee simple interests, leaseholds and such future interests, together with all of each Loan Party’s now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

“Recovery Event” means any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Loan Parties.

“Related Party” means, as to any Person, each of such Person’s Affiliates, and the partners, members, shareholders, controlling persons, officers, directors, employees, counsel, representatives, agents and attorneys in fact of such Person and such Person’s Affiliates.

“Release” means a release, spill, emission, leaking, pumping, pouring, emptying, injection, disposal, discharge, escaping, dumping or leaching of a Contaminant into the environment.

“Relevant Canadian Governmental Body” means the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada, or any successor thereto.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Replacement Lender” shall have the meaning specified in Section 11.3.

“Report” shall have the meaning specified in Section 12.18. "Requested Increase" shall have the meaning specified in Section 1.7.

“Required Lenders” means Lenders whose Pro Rata Shares in respect of the Total Facility aggregate more than fifty percent (50%); provided, that so long as there are only two Lenders, “Required Lenders” means both of such Lenders.

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“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator (on binding arbitration), court of law or of a Governmental Authority, applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

“Reserves” means reserves that limit the availability of credit hereunder, consisting of reserves against the Borrowing Base, in each instance, established by the Agent from time to time in the Agent’s Permitted Discretion, without duplication, and in each case to the extent not already taken into account in the calculation of the Borrowing Base. Without limiting the generality of the foregoing, the following reserves shall be deemed to be a reasonable exercise of the Agent’s Permitted Discretion: (a) a reserve for accrued, unpaid interest then due on the Obligations, (b) reserves for rent at a leased, warehouse, bailment or processor location for which the Agent has not received a collateral access or similar agreement (i) within ninety (90) days of the Effective Date (or such longer period as the Agent may permit in its Permitted Discretion) in the case of Real Property leased by the Loan Parties on the Effective Date, and (ii) otherwise, thirty (30) days after the execution of a lease of a new Real Property of the Loan Parties (or such longer period as the Agent may permit in its Permitted Discretion); which reserve shall be in an amount equal to the lesser of (A) 3 months’ rent, and (B) applicable Excess Availability provided by the Eligible Inventory and Eligible Machinery & Equipment at such location, and reserves for other statutory Liens (including, without limitation, for liens arising from the nonpayment of claims or demands when due permitted in clause (c) of the defined term Permitted Liens), (c) Inventory shrinkage reserves and Inventory cost test reserves, (d) reserves for taxes, assessments, charges and other governmental levies which are delinquent, (e) customs reserves, (f) royalty reserves, if any, on brands or other Proprietary Rights relating to Inventory or Machinery & Equipment, (g) lease payments or similar charges to ensure unfettered access to the Collateral, (i) any claim or Lien, against any part of the Collateral which may be in priority to the Agent unless permitted hereunder, (j) any credit memos which have not yet been issued, (k) debit memos, (l) dilution of Accounts, (m) based on the Agent’s assessment based on its Permitted Discretion in respect of those suppliers the Agent has identified would be likely to exercise unpaid seller’s thirty (30) day goods rights to repossess goods or revendication rights, (n) fishermen, farmers or aquaculturists who would be likely to exercise their rights pursuant to Section 81.2 of the BIA, (o) any Inventory or Machinery & Equipment value adjustments as may be required by the Agent or the Lenders from time to time to reflect the value of the lower of cost or market in accordance with GAAP (without duplication to the calculation of the Borrowing Base), (p) of any indemnity granted by the Agent or the Lenders to any Person in connection with the depository and blocked account arrangements contemplated by the Loan Documents, (q) reserves established by the Agent for amounts payable by the Borrowers and secured by any Liens, choate or inchoate, which rank or which would reasonably be expected to rank in priority to the Agent’s and/or Lenders’ Liens and/or for amounts which represent costs relating to the enforcement of the Agent’s Liens including, without limitation, in connection with Priority Payables, (r) Bank Product Reserves, and (s) Stumpage/Royalty/Timber Reserves.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, chief operating officer, treasurer, assistant or secretary treasurer or a vice president of finance, corporate controller of a Loan Party or any other authorized officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants and the preparation of the Borrowing Base Certificate of the Borrowers, the chief financial officer, the chief operating officer, the treasurer, assistant treasurer, corporate controller or a vice president of finance of such Loan Party or any other officer having substantially the same authority and responsibility.

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“Revolving Credit Commitment” means, as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Commitment” opposite such Lender’s name on Schedule 1.2 or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

“Revolving Loans” has the meaning specified in Section 1.4 and includes each Swingline Loan and each Agent Advance.

“Royal Bank” means Royal Bank of Canada.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, (b) the United Nations Security Council, (c) the Government of Canada, or (d) any other Governmental Authority with jurisdiction over any Lender or any Loan Party or any of their respective Subsidiaries or Affiliates.

“Seasonal Advance Rate Period” means one continuous period of ninety (90) days per Fiscal Year (so long as such periods are not successive periods) selected by the Borrowers in advance by providing one month prior notice to the Agent of the commencement of such period.

“Secured Parties” or “Secured Party” means (a) the Agent, (b) Royal Bank, (c) the Letter of Credit Issuer, (d) each Lender, (e) each Affiliate of a Lender who is a counterparty to a Bank Product, and (f) each former Lender and each Affiliate of such former Lender who is a counterparty to a Bank Product issued while such former Lender was a Lender hereunder.

“Securities Act” means the Securities Act (British Columbia) and the rules and regulations thereunder, as from time to time in effect on any replacement or successor thereof.

“Security Agreement” means collectively, the general security agreement dated as of the Effective Date among the Loan Parties and the Agent for the benefit of the Agent and the Secured Parties, together with any other general security agreement from time to time executed by a Loan Party in favour of the Agent and the Secured Parties.

“Security Documents” means the Security Agreement, and any other agreements (including Bank Act (Canada) security) executed by any other Person pursuant to which the Agent has been granted a Lien to secure any and all of the Obligations.

“Shareholder Loans” means, collectively, the Parent Initial Loan and any additional loans or advances to a Loan Party from time to time from the Parent or any Affiliate of the Parent that is not a Loan Party, all of which shall, at all times, be Subordinated Debt.

“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate.

~~“SOFR Interest Payment Date” means, with respect to a SOFR Revolving Loan, (i) the last day of each SOFR Interest Period applicable to such SOFR Revolving Loan (and at the end of each three months, in the case of interest periods longer than three months) and (ii) the Termination Date.~~

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“SOFR Interest Period” means, in respect of each SOFR Revolving Loan, a period of one, three or six months, or, to the extent available from all applicable Lenders, twelve months or such shorter period (in each case, subject to the availability thereof), with respect to such SOFR Revolving Loan; provided that (i) the SOFR Interest Period shall commence on the date of an advance of or a conversion to a SOFR Revolving Loan and, in the case of immediately successive SOFR Interest Periods, each successive SOFR Interest Period shall commence on the date on which the next preceding SOFR Interest Period expires; (ii) if any SOFR Interest Period would otherwise expire on a day that is not a Business Day, such SOFR Interest Period shall expire on the next succeeding Business Day; provided, that if any SOFR Interest Period with respect to a SOFR Revolving Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such SOFR Interest Period shall expire on the next preceding Business Day; (iii) any SOFR Interest Period with respect to a SOFR Revolving Loan that begins on the last Business Day of a calendar month (or on a day for which there is not numerically corresponding day in the calendar month at the end of such SOFR Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such SOFR Interest Period; (iv) no SOFR Interest Period shall extend beyond the Stated Termination Date; and (v) no tenor that has been removed from this definition pursuant to Section 2.9 (Term SOFR Benchmark Replacement) shall be available for specification in such Notice of Borrowing or interest election.

“SOFR Interpolated Rate” means, for any SOFR Non-Standard Interest Period, the rate per annum determined by the Agent (which determination shall be presumed correct absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the sum of Term SOFR for the longest term for which the Term SOFR is available that is shorter than such SOFR Non-Standard Interest Period plus the applicable Term SOFR Adjustment for such longest term and (b) the Term SOFR for the shortest term for which the Term SOFR is available that exceeds such SOFR Non-Standard Interest Period plus the applicable Term SOFR Adjustment for such shortest term, in each case, at such time; provided that when determining the SOFR Interpolated Rate for a SOFR Non-Standard Interest Period which is less than one (1) month, the SOFR Interpolated Rate shall be the Adjusted Term SOFR for SOFR Revolving Loans with a SOFR Interest Period of one (1) month.

“SOFR Non-Standard Interest Period” means, with respect to a SOFR Revolving Loan, a SOFR Interest Period which is for a term other than one (1), three (3) or six (6) month(s).

“SOFR Revolving Loan” means a Revolving Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (iii) of the definition of “Base Rate”.

“Solvent” means, when used with respect to any Person, that at the time of determination:

(a)
the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities); and
(b)
the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and
(c)
it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and
(d)
it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

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For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability of such Person.

“Specified Transaction” means (a) any Transfer of all or substantially all the assets of or Capital Stock of any Loan Party or of any material business unit, line of business or division of a Loan Party, (b) any Permitted Acquisition or Permitted Investment that results in a Person becoming a Subsidiary of a Borrower or such Person is merged or amalgamated with a Loan Party, or a Loan Party acquiring all or substantially all of a business unit, line of business or division of a Person, (c) any incurrence of Debt, making of a Distribution or prepayment, repurchase or redemption of Debt, and (d) any other transaction, in each case in respect of which compliance with the Fixed Charge Coverage Ratio is by the terms of this Agreement required to be calculated on a pro forma basis.

“Spot Rate” means, in relation to the conversion of one currency into another currency, the spot rate of exchange for such conversion as quoted by the Bank of Canada at the close of business on the Business Day that such conversion is to be made (or, if such conversion is to be made before close of business on such Business Day, then at approximately close of business on the immediately preceding Business Day,), and, in either case, if no such rate is quoted, the spot rate of exchange quoted for wholesale transactions by the Agent on the Business Day such conversion is to be made in accordance with its normal practice.

“Stated Termination Date” means the fifth (5th) anniversary of the Effective Date

“Stumpage/Royalty/Timber Reserves” means reserves established and determined from time to time by Agent in its Permitted Discretion in such amount as the Agent may reasonably determine in respect of (i) royalties, fees and other charges in respect of the harvesting of timber (including stumpage fees) which each Loan Party has an obligation to remit to a Governmental Authority under the Forests Act (Alberta) all regulations promulgated under the foregoing acts, and under other Requirement of Law to the extent that the Governmental Authority's claim therefor under such Requirement of Law would rank or would be capable of ranking in priority to or pari passu with the Obligations, and (ii) Liens (that rank or are capable of ranking in priority to or pari passu with one or more of the Liens granted in the Loan Documents) arising under the Woodworker Lien Act (British Columbia), the Forestry Workers Lien for Wages Act (Ontario), the Woodmen's Lien Act (Alberta) and all regulations promulgated therefor or other similar Requirement of Law.

“Subordinated Debt” means unsecured Debt subordinated to the Agent and Lenders on terms and pursuant to agreements acceptable to the Agent in its reasonable discretion.

“Subordinated Obligations” has the meaning specified in Section 13.8.

“Subsidiary” of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other voting equity interests (in the case of Persons other than corporations) is owned or controlled directly or indirectly, by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

“Supermajority Lenders” means at any time Lenders whose Pro Rata Shares in respect of the Total Facility aggregate more than sixty-six and two-thirds percent (662/3%) provided, that so long as there are only two Lenders, “Supermajority Lenders” means both of such Lenders.

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“Supporting Letter of Credit” has the meaning specified in Section 1.5(g). “Swingline Lender” means Royal Bank or any Affiliate of Royal Bank.

“Swingline Loan” and “Swingline Loans” have the meanings specified in Section 1.4(h).

“Taxes” means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, assessments or fees and all liabilities with respect thereto (including any interest, additions to tax, or penalties applicable thereto), imposed by a Governmental Authority.

“Term CORRA” means, for any calculation with respect to a CORRA Revolving Loan, the Term CORRA Reference Rate for a tenor comparable to the applicable CORRA Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Business Days prior to the first day of such CORRA Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Canadian Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Periodic Term CORRA Determination Day.

“Term CORRA Adjustment” means, with respect to Term CORRA, for a CORRA Interest Period of a duration of (a) one-month, a percentage equal to 0.29547% per annum (29.547 basis points), and (b) three-months, a percentage equal to 0.32138 % per annum (32.138 basis points).

“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.

“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.

“Term SOFR” means, for any SOFR Interest Period for a SOFR Revolving Loan, the greater of (a) the Term SOFR Reference Rate (rounded upward to the next one-sixteenth (1/16th) of one percent (0.0625%), if necessary) for a tenor comparable to the applicable SOFR Interest Period on the day (the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such SOFR Interest Period, as such rate is published by the Term SOFR Administrator and (b) the Floor; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a U.S. Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Term SOFR Adjustment” means, with respect to Term SOFR, ~~0.11448% (11.448 basis points) for a SOFR Interest Period of one-month’s duration, 0.26161% (26.161 basis points) for a SOFR Interest Period of three-month’s duration, 0.42826% (42.826 basis points) for a SOFR Interest Period of six-months’ duration, and 0.71513% (71.513 basis points) for a SOFR Interest Period of twelve-months’ duration.~~a percentage equal to 0.10% per annum.

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“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Date” means the earliest to occur of (a) the Stated Termination Date, (b) the date the Total Facility is terminated either by the Borrowers pursuant to Section 3.2 or by the Required Lenders pursuant to Section 9.2, and (c) the date this Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of this Agreement.

“Termination Event” means (a) the whole or partial withdrawal of a Borrower or any Guarantor from a Pension Plan during a plan year; or (b) the filing of a notice of interest to terminate in whole or in part a Pension Plan or the treatment of a Pension Plan amendment as a termination of partial termination; or (c) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee or administrator appointed to administer a Pension Plan; or (d) any other event or condition which is reasonably likely to constitute grounds for the termination of, winding up or partial termination of winding up or the appointment of trustee or administrator to administer, any Pension Plan.

“Test Period” means for any determination the trailing twelve months of the Borrowers (taken as one accounting period) then last ended for which the Borrowers have delivered the financial statements pursuant to Section 5.2(b).

“Total Facility” has the meaning specified in Section 1.3.

“Trading with the Enemy Act” has the meaning specified in Section 14.22.

“Transactions” means (a) the execution and delivery of this Agreement, the Loan Documents, in each case on or about the date hereof, (b) the repayment of certain existing Debt of the Borrowers and their Subsidiaries existing immediately prior to the Effective Date and (c) the payment of fees and expenses in connection herewith and therewith.

“Transfer” has the meaning specified in Section 7.10.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

"U.S. Available Tenor" means, as of any date of determination and with respect to the then-current U.S. Benchmark, as applicable, (x) if such U.S. Benchmark is a term rate, any tenor for such U.S. Benchmark (or component thereof) that is or may be used for determining the length of a SOFR Interest Period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such U.S. Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such U.S. Benchmark, in each case, as of such date and not including

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any tenor for such U.S. Benchmark that is then-removed from the definition of “SOFR Interest Period” pursuant to Section 2.9(d).

“U.S. Benchmark” means, initially, Adjusted Term SOFR; provided that if a U.S. Benchmark Transition Event has occurred with respect to Adjusted Term SOFR or the then-current U.S. Benchmark, then “U.S. Benchmark” means the applicable U.S. Benchmark Replacement to the extent that such U.S. Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of Section 2.9.

“U.S. Benchmark Replacement” means, with respect to any U.S. Benchmark Transition Event, for any U.S. Available Tenor, the first alternative set forth in the order below that can be determined by the Agent for the applicable U.S. Benchmark Replacement Date:

(i)
Adjusted Daily Simple SOFR; or;
(ii)
the sum of: (i) the alternate benchmark rate that has been selected by the Agent and the Borrowers giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current U.S. Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related U.S. Benchmark Replacement Adjustment;

provided that, if the U.S. Benchmark Replacement as determined pursuant to clause (i) or (ii) above would be less than the Floor, the U.S. Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“U.S. Benchmark Replacement Adjustment” means, with respect to any replacement of the then- current U.S. Benchmark with an Unadjusted U.S. Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrowers giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such U.S. Benchmark with the applicable Unadjusted U.S. Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such U.S. Benchmark with the applicable Unadjusted U.S. Benchmark Replacement for U.S. dollar- denominated syndicated credit facilities at such time.

“U.S. Benchmark Replacement Date” means, with respect to any U.S. Benchmark, the earliest to occur of the following events with respect to the then-current U.S. Benchmark:

(iii)
in the case of clause (i) or (ii) of the definition of “U.S. Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such U.S. Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all U.S. Available Tenors of such U.S. Benchmark (or such component thereof); or
(iv)
in the case of clause (iii) of the definition of “U.S. Benchmark Transition Event,” the first date on which such U.S. Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such U.S. Benchmark (or such component thereof) or the regulatory

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supervisor for the administrator of such U.S. Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the IOSCO Principles; provided, that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (iii) and even if any U.S. Available Tenor of such U.S. Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “U.S. Benchmark Replacement Date” will be deemed to have occurred in the case of clause (i) or (ii) with respect to any U.S. Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current U.S. Available Tenors of such U.S. Benchmark (or the published component used in the calculation thereof).

“U.S. Benchmark Transition Event” means, with respect to any U.S. Benchmark, the occurrence of one or more of the following events with respect to such then-current U.S. Benchmark:

(v)
a public statement or publication of information by or on behalf of the administrator of such U.S. Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all U.S. Available Tenors of such U.S. Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any U.S. Available Tenor of such U.S. Benchmark (or such component thereof);
(vi)
a public statement or publication of information by the regulatory supervisor for the administrator of such U.S. Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, the Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such U.S. Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such U.S. Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such U.S. Benchmark (or such component), in each case, which states that the administrator of such U.S. Benchmark (or such component) has ceased or will cease to provide all U.S. Available Tenors of such U.S. Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any U.S. Available Tenor of such U.S. Benchmark (or such component thereof); or
(vii)
a public statement or publication of information by or on behalf of the administrator of such U.S. Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such U.S. Benchmark (or the published component used in the calculation thereof) announcing that all U.S. Available Tenors of such U.S. Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative or in compliance with or aligned with the IOSCO Principles.

For the avoidance of doubt, a “U.S. Benchmark Transition Event” will be deemed to have occurred with respect to any U.S. Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current U.S.

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Available Tenor of such U.S. Benchmark (or the published component used in the calculation thereof).

“U.S. Benchmark Unavailability Period” means, with respect to any U.S. Benchmark, the period (if any) (x) beginning at the time that a U.S. Benchmark Replacement Date has occurred if, at such time, no U.S. Benchmark Replacement has replaced the then-current U.S. Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.9 and (y) ending at the time that a U.S. Benchmark Replacement has replaced such then-current U.S. Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.9.

“U.S. Dollar” or “U.S.$” mean dollars in the lawful currency of the United States.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Unadjusted U.S. Benchmark Replacement” means the applicable U.S. Benchmark Replacement excluding the related U.S. Benchmark Replacement Adjustment.

“Unadjusted Canadian Benchmark Replacement” means the applicable Canadian Benchmark Replacement excluding the related Canadian Benchmark Replacement Adjustment.

“United States” means the United States of America.

“Unfunded Pension Liability” means the excess of a Pension Plan’s projected benefit obligation over the market value of that Pension Plan’s assets and also includes any unfunded wind-up liability or solvency deficiency as determined for the purposes of the PBA or other Requirement of Law.

“Unused Letter of Credit Subfacility” means, at any time, an amount equal to the Letter of Credit Subfacility at such time minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit issued under the LC Accommodation plus, without duplication, (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit issued under the LC Accommodation.

“Unused Line Fee” has the meaning specified in Section 2.5.

“Voting Stock” of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

“Wholly-Owned Subsidiary” of any Person means a subsidiary of such Person, all of the Capital Stock of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to Requirement of Law) are owned by such Person or another Wholly-Owned Subsidiary of such Person.

“Woodland” means the Woodland Cree First Nation.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule~~.~~, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under

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it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2
Construction and Interpretation.
(a)
Accounting Terms. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations in this Agreement shall be computed, unless otherwise specifically provided therein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.
(b)
Interpretive Provisions.
(i)
The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(ii)
The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.
(iii)
(A)
The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.
(B)
The term “including” is not limiting and means “including without limitation.”
(C)
In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”
(iv)
Any reference made in this Agreement to “Agent” or “Lender” shall so be construed as to include its successors and permitted assigns.
(v)
Any reference made in this Agreement to a time of day is, unless otherwise stated, a reference to Toronto, Ontario, Canada time.
(vi)
Any reference made in this Agreement to Sections, Articles, Exhibits or Schedules is, unless otherwise indicated, a reference to Sections and Articles of this Agreement and to Exhibits and Schedules to this Agreement, as the case may be. The provisions of each Exhibit and Schedule shall constitute provisions of this Agreement as though repeated at length herein.
(vii)
Any reference made in this Agreement to a “fiscal quarter” means, in relation to a Loan Party, one of the four (4) consecutive periods in each Fiscal Year each of three (3) months duration.
(viii)
In this Agreement, (a) the singular includes the plural and vice versa, (b) “in writing” or “written” includes printing, typewriting, or any electronic means of communication capable of being visibly reproduced at the point of reception, including telex, telecopy

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and telegraph, (c) the headings, the table of contents, the Articles and the Sections are inserted for convenience only and are to be ignored in construing this Agreement, (d) a document, notice, note, bill of exchange or other instrument shall be deemed to have been validly signed and executed if it has been signed by either an original signature or a facsimile signature or stamp, and (e) all references to amounts of money shall, unless otherwise indicated, be references to Dollars.
(ix)
All references to parties herein shall unless otherwise expressly provided, include each such party’s successors and permitted assigns.
(x)
For the purpose of determining compliance with covenant and default limitations set forth in the Agreement, amounts expressed in Dollars shall be measured by aggregating the applicable items denominated in Dollars with the Equivalent Amounts expressed in Dollars of such items denominated in U.S. Dollars or other currencies. Where the permissibility of a transaction or a representation, warranty or covenant depends upon compliance with or is determined by reference to amounts stated in Dollars, any amount stated in another currency shall be converted to the Equivalent Amount expressed in Dollars at the applicable time of determination hereunder and the permissibility of actions taken under Article 7 shall not be affected by subsequent fluctuations in exchange rates, provided that, the terms of Section 3.11 shall not be subject to this provision. Unless stated otherwise, all calculations, comparisons, measurements or determinations under this Agreement shall be made in Dollars. For the purpose of such calculations, comparisons, measurements or other determinations, amounts or proceeds denominated in other currencies shall be converted to the Equivalent Amount of Dollars on the date of calculation, comparison, measurement or other determination. In particular, without limitation, for purposes of valuations or computations and with respect to calculating Excess Availability, the Borrowing Base, eligibility criteria including Eligible Accounts, Eligible Inventory, Eligible Machinery & Equipment etc., where a reference is made to a currency other than Dollars, each other currency shall be converted into the Equivalent Amount thereof in Dollars.
(xi)
Unless otherwise expressly provided herein, (a) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement, and (b) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.
(xii)
In addition, (a) the Dodd–Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203, H.R. 4173), all laws in respect thereto, all interpretations and applications thereof and any compliance by a Lender with any request or directive relating thereto and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, for the purposes of this Agreement, be deemed to be adopted subsequent to the Effective Date.

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(xiii)
The captions and headings of this Agreement and other Loan Documents are for convenience of reference only and shall not affect the interpretation of this Agreement.
(xiv)
This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Loan Parties and the other parties hereto, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent’s or Lenders’ involvement in their preparation.
(xv)
Unless otherwise expressly stated herein, wherever in this Agreement reference is made to a rate of interest or fee “per annum” or a similar expression is used, such interest or fee will be calculated on the basis of a full calendar year, namely three hundred and sixty-five (365) days or three hundred and sixty-six (366) days, as the case may be. All payments of interest to be made hereunder will be paid both before and after maturity and before and after default and/or judgment, if any, until payment thereof, and interest will accrue on overdue interest, if any.
(xvi)
in the event of a conflict between the provisions of this Agreement and any of the other Loan Documents, it is the intention of the parties that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provision of this Agreement shall be paramount and control and govern in all respects.
(c)
All Revolving Loans (other than Base Rate Revolving Loans and SOFR Revolving Loans) shall be made and denominated in Canadian Dollars and all Base Rate Revolving Loans and SOFR Revolving Loans shall be made and denominated in U.S. Dollars. For Revolving Loans (other than Base Rate Revolving Loans and SOFR Revolving Loans), interest thereon shall all be payable in Canadian Dollars. For Base Rate Revolving Loans and SOFR Revolving Loans, interest thereon shall all be payable in U.S. Dollars. However, for purposes of determining compliance with covenant and default limitations, all fees and amounts payable hereunder (other than Loan Party’s payment obligations expressly payable in U.S. Dollars) and all calculations hereunder, including, without limitation, the amount of the Borrowing Base of the Borrowers, the Aggregate Revolver Outstandings, the Maximum Revolver Amount, the Letter of Credit Subfacility and each Lender’s Commitment as of any date shall all be calculated and stated in Dollars, and for such purposes any items denominated in U.S. Dollars included in such calculation shall be converted into Dollars at the Exchange Rate prevailing on such date, as determined by the Agent.
(d)
The ~~interest rate on a Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.9 (Term SOFR Benchmark Replacement) and Section 2.10 (CDOR Benchmark Replacement) provide mechanisms for determining an alternative rate of interest. The~~ Agent does not warrant or accept ~~any~~ responsibility for, and shall not have any liability with respect to~~,~~ (a) the continuation of, ~~the~~ administration of, submission of, calculation of~~, performance of~~ or any other matter related to ~~any interest rate used in this Agreement (including, without limitation, the BA~~the Prime Rate, the Base Rate, ~~Daily Simple~~Term CORRA, Adjusted Term CORRA, Adjusted Daily Compounded CORRA, Daily Compounded CORRA, Term SOFR, Adjusted ~~Daily Simple SOFR, SOFR, the Term SOFR Reference Rate, Adjusted~~ Term SOFR or ~~Term SOFR) or~~ any

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component definition thereof or rates referred to in the definition thereof, or ~~with respect to~~ any alternative ~~or~~, successor ~~rate thereto,~~ or replacement rate thereto~~f~~ (including any U.S. Benchmark Replacement or Canadian Benchmark Replacement), including ~~without limitation,~~ whether the composition or characteristics of any such alternative, successor or replacement ~~reference~~ rate (including any U.S. Benchmark Replacement or Canadian Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same ~~value or economic equivalence of as the existing interest rate (or any component thereof) being replaced or have the same~~ volume or liquidity as ~~did any existing interest rate (or any component thereof)~~, the Prime Rate, Base Rate, Term CORRA, Adjusted Term CORRA, Adjusted Daily Compounded CORRA, Daily Compounded CORRA, Term SOFR, Adjusted Term SOFR or any other U.S. Benchmark or Canadian Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes or Canadian Conforming Changes. The Agent and its affiliates ~~and/~~or other related entities may engage in transactions that affect the calculation of ~~any interest rate (or component thereof) used in this Agreement~~the Prime Rate, Base Rate, Term CORRA, Adjusted Term CORRA, Adjusted Daily Compounded CORRA, Daily Compounded CORRA, Term SOFR, Adjusted Term SOFR or any alternative, successor or ~~alternative~~replacement rate (including any U.S. Benchmark Replacement or Canadian Benchmark Replacement) ~~and/~~or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower~~s~~. The Agent may select information sources or services in its reasonable discretion to ascertain ~~any interest rate used in this Agreement, any component thereof, or rates referred to in the definition thereof~~the Prime Rate, Base Rate, Term CORRA, Adjusted Term CORRA, Adjusted Daily Compounded CORRA, Daily Compounded CORRA, Term SOFR, Adjusted Term SOFR or any other U.S. Benchmark or Canadian Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower~~s~~, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
(e)
Notwithstanding anything contained herein to the contrary, (i) where compliance with any provision herein or the other Loan Documents is determined by reference to the proceeds of any issuances of Capital Stock or capital contributions, such proceeds shall be deemed to be limited to such amount as was not previously (and is not concurrently being) applied in determining the permissibility of another transaction hereunder or under the Loan Documents, (ii) with respect to determining the permissibility of the establishment of any commitments in respect of Debt, all such commitments established at or prior to such time shall be deemed to be fully drawn and (iii) with respect to determining the permissibility of the incurrence of any Debt, the proceeds thereof shall not be counted as cash or Cash Equivalents in any “net debt” determinations relating to the incurrence thereof.
(f)
English Language.

The ~~Loan P~~parties hereto confirm ~~and agree~~ that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only (except if another language is required under any applicable law) and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Each party hereto hereby confirms that it was represented by legal counsel and has had the opportunity to negotiate the terms of this Agreement and any other Loan

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Documents, including the essential stipulations thereof, with the assistance of its legal counsel. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en ~~la~~ langue anglaise seulement~~.~~ (sauf si une autre langue est requise en vertu d’une loi applicable). Chaque partie aux présentes confirme qu’elle a été représentée par des conseillers juridiques et a eu l’opportunité de négocier les termes de cette convention et des autres documents de crédit, y compris leurs stipulations essentielles, avec l’aide de ses conseillers juridiques.

(g)
Pro Forma Basis.

Notwithstanding anything to the contrary contained herein, financial ratios and tests (including the Fixed Charge Coverage Ratio) pursuant to this Agreement shall be calculated in the manner prescribed by this Section 1.2(g).

(i)
In the event that any Loan Party incurs, assumes, guarantees, redeems, repays, repurchases, retires or extinguishes any Debt (other than Debt incurred or repaid under any revolving credit facility unless such Debt has been permanently repaid and has not been replaced) during the applicable Test Period or subsequent to the end of the Test Period for which such financial ratio or test is being calculated but prior to or simultaneously with the event for which such calculation is being made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, repayment, repurchase, retirement or extinguishment of Debt, as if the same had occurred on the first day of the applicable Test Period.
(ii)
For purposes of calculating any financial ratio or test, (i) Specified Transactions and Transactions that have been made by any Loan Party during the applicable Test Period or subsequent to such Test Period and prior to or simultaneously with the event for which such calculation is being made shall be given pro forma effect assuming that all such Specified Transactions and Transactions (and the change in EBITDA resulting therefrom) had occurred on the first day of the applicable Test Period and (ii) to the extent permitted by the definition of “EBITDA”, “run-rate” cost savings and synergies that have been or are expected to be realized during the 18-month period following the consummation of such transactions shall be given pro forma effect. If since the beginning of any such Test Period any Person that subsequently became a Loan Party was merged, amalgamated or consolidated with or into any other Loan Party since the beginning of such Test Period shall have made any Specified Transaction or Transactions that would have required adjustment pursuant to this Section, then any applicable financial ratio or test shall be calculated giving pro forma effect thereto for such period as if such Specified Transaction or Transactions occurred at the beginning of the applicable Test Period.
(iii)
Whenever pro forma effect is to be given to a Specified Transaction or the Transactions, the pro forma calculations shall be made in good faith by the chief financial officer or the chief operating officer of a Borrower (including the “run-rate” cost savings and synergies resulting from such Specified Transactions or Transactions that have been or are expected to be realized (“run-rate” means the full recurring benefit for a period that is associated with any action taken (including any savings expected to result from the elimination of a public target’s compliance costs with

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public company requirements), net of the amount of actual benefits realized during such period from such actions); provided that such pro forma adjustments for any period shall be subject to the applicable limitations set forth in the definition of “EBITDA”.
(iv)
If any Debt bears a floating rate of interest and is being given pro forma effect, the interest on such Debt shall be calculated as if the rate in effect on the date of the event for which the applicable calculation is made had been the applicable rate for the entire period (taking into account any interest Hedge Agreement applicable to such Debt). Interest on Debt that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as a Borrower may designate.
1.3
Total Facility.

Subject to all of the terms and conditions of this Agreement, the Lenders agree to make available a total credit facility of up to $160,000,000 (the “Total Facility”) to the Borrowers from time to time during the term of this Agreement, as such amount may be increased pursuant to Section 1.7 or reduced pursuant to Section 3.2(a). The Total Facility shall be composed of a revolving line of credit consisting of Revolving Loans and Letters of Credit.

1.4
Revolving Loans.
(a)
Amounts. Subject to the satisfaction of the conditions precedent set forth in Article 8, each Lender severally, but not jointly, agrees, upon a Borrower’s request from time to time on any Business Day during the period from the Effective Date to the Termination Date, to make revolving loans in Dollars and in U.S. Dollars (the “Revolving Loans”) to the Borrower in amounts not to exceed such Lender’s Pro Rata Share of Excess Availability. If any Borrowing by a Borrower would exceed Excess Availability, the Lenders may refuse to make or may otherwise restrict the making of Revolving Loans until such excess has been eliminated, subject to the Agent’s authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 1.4(i).
(b)
Procedure for Borrowing.
(i)
Each Borrowing by a Borrower shall be made upon the Borrower’s irrevocable written notice delivered to the Agent in the form of a notice of borrowing (“Notice of Borrowing”) in the form of Exhibit D attached hereto and made a part hereof, which must be received by the Agent prior to (i) 11:00 a.m. (Toronto time) on the requested Funding Date, in the case of a Prime Rate Revolving Loan or a Base Rate Revolving Loan that is to be made in accordance with the terms of Section 1.4(h), but, in each case, subject to the terms of Section 1.4(f); provided that if Royal Bank declines in its sole discretion to make any such Swingline Loan pursuant to Section 1.4(h), a new Notice of Borrowing shall be delivered with the requested Funding Date adjusted to the next Business day and the minimum increments adjusted in accordance with the requirements set forth in Section 1.4(b)(i)(A) below, (ii) 1:00 p.m. (Toronto time) three (3) Business Days prior to the requested Funding Date (or such shorter notice time of which the Agent has notified the Borrower), in the case of ~~BA Equivalent~~CORRA Revolving Loans, (iii) 1:00 p.m. (Toronto time) one (1) Business Day prior to the requested Funding Date, in the case of Prime Rate Revolving Loans, (iv) 1:00 p.m.

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(Toronto time) three (3) Business Days prior to the requested Funding Date (or such shorter notice time of which the Agent has notified the Borrower), in the case of SOFR Revolving Loans and (v) 1:00 p.m. (Toronto time) one (1) Business Day prior to the requested Funding Date, in the case of Base Rate Revolving Loans, specifying:
(A)
the amount of the Borrowing, which (i) in the case of a Prime Rate Revolving Loan must equal or exceed CDN$500,000 and increments of CDN$100,000 in excess of such amount (other than to the extent comprising Swingline Loans which must equal or exceed CDN$100,000 and increments of CDN$50,000 in excess of such amount), (ii) in the case of a Base Rate Revolving Loan must equal or exceed U.S.$500,000 and increments of U.S.$100,000 in excess of such amount (other than to the extent comprising Swingline Loans which must equal or exceed U.S.$100,000 and increments of U.S.$50,000 in excess of such amount), (iii) in the case of a ~~BA Equivalent~~CORRA Revolving Loan must equal or exceed CDN$1,000,000 and increments of CDN$500,000 in excess of such amount, and (vi) in the case of a SOFR Revolving Loan must equal or exceed U.S.$1,000,000 (and increments of U.S.$500,000 in excess of such amount);
(B)
the requested Funding Date, which must be a Business Day and may not be the Business Day immediately prior to the Stated Termination Date;
(C)
whether the Revolving Loans requested are to be Prime Rate Revolving Loans, ~~BA Equivalent~~CORRA Revolving Loans, SOFR Revolving Loans or Base Rate Revolving Loans (and if not specified, it shall be deemed a request for a Prime Rate Revolving Loan (if the currency is not specified or is specified in CDN$) or Base Rate Revolving Loans (if the currency specified is U.S.$)); and
(D)
(i) the duration of the ~~BA Equivalent~~CORRA Interest Period for ~~BA Equivalent~~CORRA Revolving Loans (and if not specified, it shall be deemed a request for a ~~BA Equivalent~~CORRA Interest Period of one month) and (ii) the duration of the SOFR Interest Period for SOFR Revolving Loans (and if not specified, it shall be deemed a request for a SOFR Interest Period of one month);

~~(ii) After giving effect to any Borrowing, there may not be more than ten (10) different BA Equivalent Interest Periods in effect.~~

(ii)
~~(iii)~~ After giving effect to any Borrowing, there may not be more than ten (10) different interest periods in effect (CORRA Interest Periods together with any SOFR Interest Periods ~~in effect~~).
(iii)
~~(iv)~~ A Borrower may give the Agent electronic notice of such request for advances to the applicable Designated Account on or before the deadline set forth above, such notice shall be confirmed in writing on the same day by delivery to Agent of a Notice of Borrowing confirming same. The Agent at all times shall be entitled to rely on electronic notice in making such Revolving Loans, regardless of whether any written confirmation is received.

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(iv)
~~(v)~~ A Borrower shall have no right to request a ~~BA Equivalent~~CORRA Revolving Loan or a SOFR Revolving Loan while an Event of Default has occurred and is continuing.
(c)
Reliance upon Authority. Prior to the Effective Date, each Borrower shall deliver to the Agent a notice setting forth two (2) accounts in Canada of the Borrower (each a “Designated Account”) to which the Agent is authorized to transfer the proceeds of the Revolving Loans requested hereunder by the Borrower (one Designated Account to be for transfers of proceeds of ~~BA Equivalent~~CORRA Revolving Loans and Prime Rate Revolving Loans and the other Designated Account to be for transfers of proceeds of SOFR Revolving Loans and Base Rate Revolving Loans). The Borrowers may designate a replacement account for either Designated Account from time to time by written notice to the Agent in the form set out in Exhibit F duly executed by an officer of the applicable Borrower. Each Designated Account must be reasonably satisfactory to the Agent. The Agent is entitled to rely conclusively on any Person’s request for Revolving Loans on behalf of such Borrower, so long as the proceeds thereof are to be transferred to a Designated Account. The Agent has no duty to verify the identity of any individual representing himself or herself as a Person authorized by a Borrower to make requests for Revolving Loans on its behalf.
(d)
No Liability. The Agent shall not incur any liability to any Borrower as a result of acting upon any notice referred to in Sections 1.4(b) and 1.4(c) which the Agent believes in good faith to have been given by an officer or other Person duly authorized by a Borrower to request Revolving Loans on its behalf. The crediting of Revolving Loans to a Designated Account conclusively establishes the obligation of the Borrowers to repay such Revolving Loans as provided herein.
(e)
Notice Irrevocable. Any Notice of Borrowing (or telephonic or electronic notice in lieu thereof) made pursuant to Section 1.4(b) shall be irrevocable. The Borrowers shall be bound to borrow the funds requested therein in accordance therewith.
(f)
Agent’s Election. Promptly after receipt of a Notice of Borrowing (or electronic notice in lieu thereof), the Agent shall elect to have the terms of Section 1.4(g) or the terms of Section 1.4(h) apply to such requested Borrowing. If Royal Bank declines in its sole discretion to make a Swingline Loan pursuant to Section 1.4(h), the terms of Section 1.4(g) shall apply to the requested Borrowing.
(g)
Making of Revolving Loans. If the Agent elects to have the terms of this Section 1.4(g) apply to a requested Borrowing, then promptly after receipt of a Notice of Borrowing or electronic notice in lieu thereof, the Agent shall notify the Lenders by telecopy, or e-mail of the requested Borrowing. Each Lender shall transfer its Pro Rata Share of the requested Borrowing to the Agent in immediately available funds (in CDN Dollars if the requested Borrowing is a Prime Rate Revolving Loan or a ~~BA Equivalent~~CORRA Revolving Loan and in U.S. Dollars if the requested Borrowing is a Base Rate Revolving Loan or a SOFR Revolving Loan), to the account in Canada from time to time designated by the Agent, not later than 1:00 p.m. (Toronto time) on the applicable Funding Date. After the Agent receives all proceeds of such Revolving Loans, the Agent shall make the proceeds of such Revolving Loans available to the Borrower on the applicable Funding Date by transferring same day funds to the Designated Account designated by the Borrower; provided, however, that the amount of Revolving Loans so made on any date to the Borrower shall not exceed Excess Availability on such date.

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(h)
Making of Swingline Loans.
(i)
If the Agent elects, to have the terms of this Section 1.4(h) apply to a requested Borrowing for a Prime Rate Revolving Loan or a Base Rate Revolving Loan, as applicable, the Swingline Lender shall make a Revolving Loan in the amount of that Borrowing available to the Borrower on the applicable Funding Date by transferring same day funds to the applicable Designated Account. Each Revolving Loan made solely by the Swingline Lender pursuant to this Section 1.4(h) is herein referred to as a “Swingline Loan”, and such Revolving Loans are collectively referred to as the “Swingline Loans”. Each Swingline Loan shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to the Swingline Lender solely for its own account. The aggregate amount of Swingline Loans outstanding at any time shall not exceed $15,000,000 (or the Equivalent Amount thereof in U.S. Dollars). The Agent shall not request the Swingline Lender to make any Swingline Loan if (1) the Agent has received written notice from any Lender that one or more of the applicable conditions precedent set forth in Article 8 will not be satisfied on the requested Funding Date for the applicable Borrowing or (2) the Agent has received written notice from any Lender or otherwise has actual knowledge that the requested Borrowing would exceed Excess Availability on that Funding Date.
(ii)
The Swingline Loans shall be secured by the Agent’s Liens in and to the Collateral and shall constitute Prime Rate Revolving Loans or Base Rate Revolving Loans, as the case may be, and Obligations hereunder.
(iii)
Each Swingline Loan must be repaid in full on the last Business Day of each week.
(i)
Agent Advances.
(i)
Subject to the limitations set forth below and provided same are not to be utilized to repay Bank Products, the Agent is authorized by each Borrower and the Lenders, from time to time in the Agent’s sole discretion, while a Default or Event of Default has occurred and is continuing, to make Prime Rate Revolving Loans to a Borrower on behalf of the Lenders in an aggregate amount outstanding at any time not to exceed ten percent (10%) of the Line Cap, but not in excess of the amount that would cause the Aggregate Revolver Outstandings to exceed the Maximum Revolver Amount, which the Agent, in its reasonable business judgment, deems necessary or desirable (1) to maintain, preserve or protect the Collateral, or any portion thereof, or the Lenders’ rights under any of the Loan Documents, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Revolving Loans and other Obligations, or (3) to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including documented and reasonable costs, fees and expenses as described in Section 14.7 (any of such advances are herein referred to as “Agent Advances”); provided, that (A) if there are three Lenders, any two of them may at any time revoke the authorization of the Agent to make Agent Advances and (B) if there are four or more Lenders, the Required Lenders may at any time revoke the authorization of the Agent to make Agent Advances. Any such revocation must be in writing and shall become effective prospectively upon the Agent’s and Royal Bank’s receipt thereof.

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(i)
The Agent Advances shall be secured by the Agent’s Liens in and to the Collateral and shall constitute Prime Rate Revolving Loans or Base Rate Revolving Loans, as the case may be, and Obligations hereunder.
1.5
Letters of Credit.
(a)
Agreement to Issue or Cause to Issue. Subject to the terms and conditions of this Agreement, the Agent agrees to cause the Letter of Credit Issuer to issue for the account of a Borrower by way of direct application to the Agent by a Borrower (the “LC Accommodation”), one or more standby or documentary letters of credit or letters of guarantee (each of the foregoing, a “Letter of Credit”).
(b)
Amounts; Outside Expiration Date. The Letter of Credit Issuer shall not have any obligation to issue or cause to be issued, nor shall any Lender have an obligation to participate in, any Letter of Credit at any time if: (i) the maximum available amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (ii) the maximum available amount of the requested Letter of Credit and all commissions, fees, and charges due from the Borrowers in connection with the opening thereof (to the extent such commissions, fees and charges are not paid in cash prior to or at the time of the opening thereof) would exceed Excess Availability, at such time; or (iii) such Letter of Credit has an expiration date (inclusive of any acceptance period) on or before the fifth (5th) Business Day prior to the Stated Termination Date or more than 12 months (180 days in the case of documentary Letters of Credit) from the date of issuance (or such longer period as may be acceptable to the Letter of Credit Issuer in its discretion); for the avoidance of doubt, this provision does not apply to any “evergreen” or automatic renewal provision; provided, however, no such automatic renewal shall extend beyond the fifth (5th) Business Day prior to the Stated Termination Date. With respect to any Letter of Credit which contains any “evergreen” or automatic renewal provision, each applicable Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the Agent written notice that it declines to consent to any such extension or renewal at least thirty (30) days prior to the date on which the applicable Letter of Credit Issuer is entitled to decline to extend or renew such Letter of Credit. If all of the requirements of this Section 1.5 are met and no Default or Event of Default has occurred and is continuing, no applicable Lender shall decline to consent to any such extension or renewal.
(c)
Other Conditions. In addition to conditions precedent contained in Article 8, the obligation of the Agent to issue or to cause to be issued any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Agent:
(i)
A Borrower shall have delivered to the Letter of Credit Issuer, at such times and in such manner as such Letter of Credit Issuer may prescribe, an application in form and substance reasonably satisfactory to such Letter of Credit Issuer and reasonably satisfactory to the Agent for the issuance of the Letter of Credit and such other documents as may be reasonably required pursuant to the terms thereof in connection with such issuance, and the form and terms of the proposed Letter of Credit shall be reasonably satisfactory to the Agent and the applicable Letter of Credit Issuer; and
(ii)
As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no

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request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.
(d)
Issuance of Letters of Credit.
(i)
Request for Issuance. When requesting the issuance of a Letter of Credit pursuant to the LC Accommodation, a Borrower must notify the Agent of such requested Letter of Credit at least three (3) Business Days prior to the proposed issuance date. Such notice shall be irrevocable and must specify the original face amount of the Letter of Credit requested, the Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Borrower shall attach to such notice the proposed form of the Letter of Credit.
(ii)
Responsibilities of the Agent; Issuance. As of the Business Day immediately preceding the requested issuance date of the Letter of Credit, the Agent shall determine the amount of the applicable Unused Letter of Credit Subfacility and the Excess Availability as of such date. If (A) the face amount of the requested Letter of Credit is less than the Unused Letter of Credit Subfacility, and (B) the amount of such requested Letter of Credit and all commissions, fees, and charges due from the Borrower in connection with the opening thereof (to the extent such commissions, fees and charges are not paid in cash prior to or at the time of the opening thereof) would not exceed applicable Excess Availability, the Agent shall cause the applicable Letter of Credit Issuer to issue the requested Letter of Credit on the requested issuance date so long as the other conditions hereof are met.
(iii)
No Extensions or Amendment. The Agent shall not be obligated to cause the applicable Letter of Credit Issuer to extend or amend any Letter of Credit issued pursuant hereto unless the requirements of this Section 1.5 are met as though a new Letter of Credit were being requested and issued.
(e)
Payments Pursuant to Letters of Credit. Each Borrower agrees to reimburse within two (2) Business Days the Letter of Credit Issuer for any draw under any Letter of Credit issued for the account of a Borrower, and to pay the Letter of Credit Issuer the amount of all other charges and fees payable to the Letter of Credit Issuer in connection with such Letter of Credit immediately when due, irrespective of any claim, setoff, defence or other right which the Borrowers may have at any time against the Letter of Credit Issuer or any other Person. Each Borrower hereby irrevocably authorizes Royal Bank, as Letter of Credit Issuer to debit the respective Canadian or U.S. or any other bank account (including any deposit, disbursement or operating account) of the Borrowers for the purpose of paying all amounts due by the Borrowers from time to time for each drawing under any Letter of Credit, including all charges and fees pursuant to such issuance or amendment. Furthermore, each Borrower hereby irrevocably authorizes the Agent, at its option, to (i) debit the Designated Account or any other bank account (including any deposit, disbursement or operating account) of the Borrowers, or (ii) charge the Loan Account for the purpose of paying all amounts due by the Borrowers from time to time to a Letter of Credit Issuer for each drawing under any Letter of Credit, including all charges and fees pursuant to such issuance or amendment of letters of Credit. Each drawing

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under any Letter of Credit denominated in Canadian Dollars shall constitute a request by the Borrowers to the Agent for a Borrowing of a Prime Rate Revolving Loan in the amount of such drawing. Each drawing under any Letter of Credit denominated in U.S. Dollars shall constitute a request by the Borrowers to the Agent for a Borrowing of a Base Rate Revolving Loan in the amount of such drawing. In each case, the Funding Date with respect to such Borrowing shall be the date of such drawing.
(f)
Indemnification; Exoneration; Power of Attorney.
(i)
Indemnification. In addition to amounts payable as elsewhere provided in this Section 1.5, each Borrower agrees to protect, indemnify, pay and hold harmless the Letter of Credit Issuer, the Lenders and the Agent from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) which any such indemnified Person may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit for the account of a Borrower, except to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such indemnified Person’s, as the case may be, gross negligence, wilful misconduct or material breach of any Loan Document. Each Borrower’s obligations under this Section 1.5 shall survive payment of all other Obligations.
(ii)
Assumption of Risk by the Borrower. As among the Borrowers, the Letter of Credit Issuer, the Lenders and the Agent, the Borrowers assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Letter of Credit Issuer, the Lenders and the Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any officer or authorized signatory of a Borrower in connection with the application for and issuance of and presentation by a beneficiary of drafts with respect to any drawing of any of the Letters of Credit believed in good faith by the Letter of Credit Issuer and Agent to be a valid, sufficient and correct document, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, believed in good faith by the Agent and the Letter of Credit Issuer to be a valid, sufficient and correct document which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply strictly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (H) any consequences arising from causes beyond the control of the applicable Lenders or the Agent, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority or (I) the Letter of Credit Issuer’s honour of a draw for which the draw or any certificate fails to comply, in any respect, strictly with the terms of the Letter of Credit. None of

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the foregoing shall affect, impair or prevent the vesting of any rights or powers of any Letter of Credit Issuer, the Agent or any Lender under this Section 1.5(f).
(iii)
Exoneration. Without limiting the foregoing, no action or omission whatsoever by the Letter of Credit Issuer, the Agent or any Lender shall result in any liability of the Letter of Credit Issuer, the Agent or any Lender to any Borrower, or relieve any Borrower of any of its obligations hereunder to any such Person, under or with respect to any Letter of Credit issued or provided for the account of any Borrower.
(iv)
Account Party. Each Borrower hereby authorizes and directs the Letter of Credit Issuer to name the Borrower as the “Account Party” therein and to deliver to the Agent all instruments, documents and other writings and property received by such Letter of Credit Issuer pursuant to the Letter of Credit issued or to be issued for the account of a Borrower, and to accept and rely upon the Agent’s instructions and agreements with respect to all matters arising in connection with such Letter of Credit or the application therefor.
(g)
Supporting Letter of Credit; Cash Collateral. If, notwithstanding the provisions of Section 1.5(b) and Section 10.1, any Letter of Credit is outstanding upon the termination of this Agreement, then upon such termination the Borrowers shall deposit with the Agent, for the ratable benefit of the Agent and the Lenders, with respect to each Letter of Credit issued for the account of a Borrower, then outstanding, either (x) a standby letter of credit (a “Supporting Letter of Credit”) in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent in an amount equal to 105% of the greatest amount for which such Letter of Credit may be drawn plus any fees and expenses associated with such Letter of Credit, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent and the Lenders for payments to be made by the Agent and the Lenders under such Letter of Credit and any fees and expenses associated with such Letter of Credit or (y) cash collateral (subject to Lien documentation acceptable to the Agent) in an amount equal to 105% of the greatest amount for which such Letter of Credit may be drawn plus any fees and expenses associated with such Letter of Credit. Such Supporting Letter of Credit or cash collateral shall be held by the Agent, for the ratable benefit of the Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit or remaining outstanding.
(h)
Paramountcy. In the event that any provisions of any Letter of Credit application or ancillary document under such applications contradict, are inconsistent with and are otherwise incapable of being construed in conjunction with the provisions of this Agreement, the provisions of this Agreement, as applicable, shall take precedence over those contained in such application and ancillary documentation.
(i)
Existing Letters of Credit. On and after the Effective Date, each Existing Letter of Credit shall be deemed to have been issued by the Lender that issued such Existing Letter of Credit and such Lender shall be deemed to be the “Letter of Credit Issuer” with respect to such Existing Letter of Credit pursuant to the terms of this Agreement and each Existing Letter of Credit shall constitute a Letter of Credit for all purposes hereof and under this Agreement and the other Loan Documents. The Borrowers agree that they shall be liable with respect to any drawing made under any of the Existing Letters of Credit in accordance with this Section and the other provisions of this Agreement. Each Letter of Credit Issuer of an Existing Letter of Credit agrees that on and after the Effective Date (i) the fees applicable to each Existing Letter

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of Credit shall be the fees set forth in Section 2.6, and (ii) any reimbursement agreement in effect with respect to each Existing Letter of Credit shall be deemed terminated and each Existing Letter of Credit shall be governed by and subject to the terms and conditions of this Agreement.
1.6
Bank Products and Hedge Agreements.

Each Borrower may request and the Agent may, in its sole and absolute discretion, (y) arrange for a Borrower to obtain Bank Products, including Overdrafts, from Royal Bank or Royal Bank’s Affiliates and/or (z) arrange for a Borrower to obtain Hedge Agreements from Royal Bank or Royal Bank’s Affiliates. If Bank Products are provided by Royal Bank or an Affiliate of Royal Bank to a Borrower, and/or Hedge Agreements are provided by Lenders or their Affiliates to a Borrower, each Borrower agrees to indemnify and hold the Agent, Royal Bank and the other Lenders harmless from any and all costs and obligations now or hereafter incurred by the Agent, Royal Bank, or any other Lender which arise from any indemnity given by the Agent, Royal Bank, or such other Lender, as the case may be, to its Affiliates related to such Bank Products; provided, however, (i) the foregoing indemnity shall not extend to any costs or obligations with respect to a Bank Product or Hedge Agreement provided by an Affiliate of Royal Bank or an Affiliate of such Lender for which a Borrower would not be liable (without giving effect to the benefit of any setoff, defence or counterclaim available to such Borrower) and (ii) nothing contained herein is intended to limit the Borrowers’ rights, with respect to Royal Bank or its Affiliates, or Lenders or their Affiliates, if any, which arise as a result of the execution of documents by and between the Borrowers and Royal Bank, which relate to Bank Products, or between the Borrowers and Lenders which relate to Hedge Agreements. The agreements contained in this Section 1.6 shall survive termination of this Agreement as to Bank Products outstanding on the date of such termination. Each Borrower acknowledges and agrees that the obtaining of the foregoing Bank Products from Royal Bank or any of its Affiliates or from Lenders or their Affiliates (a) is in the sole and absolute discretion of Royal Bank and its Affiliates and any such Lender and its Affiliates, (b) is subject to all rules and regulations of Royal Bank or the Affiliate of Royal Bank or Lenders or their Affiliates, as the case may be, and (c) shall be for the account of the Borrowers.

1.7
Request for Increase of Revolving Credit Commitments.

The Agent and the Lenders agree that the Borrowers may, on any single Business Day after the Effective Date and so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) the Borrowers are in pro forma compliance of all covenants in Sections 7.23 after giving effect to the following, and (iii) the increased Revolving Credit Commitments provided for under this Section 1.7 are syndicated to the reasonable satisfaction of the Agent, deliver a written notice to Agent and each Lender (an "Increase Notice") requesting an increase in the Maximum Revolver Amount in an aggregate amount of up to the Maximum Incremental Increase Amount (the "Requested Increase"). If the Borrowers deliver an Increase Notice, the Agent shall provide such Increase Notice to the Lenders and each Lender shall notify the Agent whether or not it agrees to commit to a portion of the Requested Increase and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share within thirty (30) days of receipt thereof (it being agreed and understood that such Lender shall be deemed to have elected not to participate in the Requested Increase if it does not respond to the Increase Notice within thirty (30) Business Days of its receipt thereof) provided that any Lender offered or approached to provide all or a portion of the Requested Increase shall have no obligation to provide any Requested Increase and may elect or decline, in its sole discretion, to provide such Requested Increase. If the Lenders unanimously agree to the Requested Increase within such thirty (30) day period, each Lender shall have the option to participate in the Requested Increase to the extent of its Pro Rata Share thereof. If one or more of the Lenders elect not to participate in the Requested Increase, then the Lenders participating in the Requested Increase may, at their option, elect to participate in such remaining portion of the Requested Increase (with such remaining portion to be allocated ratably among such

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participating Lenders based on their respective Pro Rata Share or as otherwise may be agreed by such participating Lenders). If there is less than full participation by existing Lenders in the Requested Increase after the foregoing procedures are completed, then one or more new Lenders reasonably acceptable to the Agent and the Borrowers may be added as parties to this Agreement for purposes of participating in such remaining portion. After giving effect to the procedures described in this Section 1.7, each Lender participating in the Requested Increase shall have its Revolving Credit Commitment increased to the extent of its participation. Each Borrower agrees to execute such amendments and supplements to the Security Documents as the Agent reasonably deems necessary in connection with a Requested Increase. An Increase Notice may be given only if the Requested Increase is at least $5,000,000. No more than one Increase Notice may be delivered by the Borrowers pursuant to this Section 1.7. In connection with any increase of the Revolving Credit Commitments that occurs pursuant to this Section 1.7, the Borrowers shall pay the Accordion Fee to the Agent.

ARTICLE 2 - INTEREST AND FEES

2.1
Interest.
(a)
Interest Rates. All outstanding Obligations of a Borrower (other than Obligations with respect to Bank Products or Hedge Agreements, which shall be governed by the documents relating thereto) shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by Requirement of Law, on interest thereon not paid when due) from the date made or incurred until paid in full in cash at a rate determined by reference to the Prime Rate, ~~the BA Rate~~Adjusted Term CORRA, the Base Rate or Adjusted Term SOFR plus the Applicable Margins, but not to exceed the Maximum Rate. If at any time Revolving Loans are outstanding with respect to which the Borrowers have not delivered to the Agent a notice specifying the basis for determining the interest rate applicable thereto in accordance herewith, those Revolving Loans shall bear interest at a rate determined by reference to the Prime Rate if such Revolving Loans are denominated in Dollars and by reference to the Base Rate if such Revolving Loans are denominated in U.S. Dollars, in each instance, until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations (other than Obligations with respect to Bank Products, which shall be governed by the documents relating thereto) shall bear interest as follows:
(i)
For all Prime Rate Revolving Loans and other Obligations of a Borrower (other than SOFR Revolving Loans, ~~BA Equivalent~~CORRA Revolving Loans and Base Rate Revolving Loans) at a fluctuating per annum rate equal to the Prime Rate plus the Applicable Margin;
(ii)
For all Base Rate Revolving Loans at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin;
(iii)
For all SOFR Revolving Loans at a per annum rate equal to the Adjusted Term SOFR plus the Applicable Margin; and
(iv)
For all ~~BA Equivalent~~CORRA Revolving Loans at a per annum rate equal to the ~~BA Rate~~Adjusted Term CORRA plus the Applicable Margin.

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Each change in the Prime Rate shall be reflected in the interest rate applicable to Prime Rate Revolving Loans and other Obligations bearing interest based on the Prime Rate as of the effective date of such change and each change in the Base Rate shall be reflected in the interest rate applicable to Base Rate Revolving Loans as of the effective date of such change. All interest charges on SOFR Revolving Loans shall be computed on the basis of a year of 360 days and actual days elapsed. All other interest charges (for instance on Prime Rate Loans, Base Rate Revolving Loans or ~~BA Equivalent~~CORRA Revolving Loans) shall be computed on the basis of a year of 365 or 366 days, as applicable, and actual days elapsed. The Borrowers shall pay to the Agent, for the ratable benefit of the Lenders interest on all SOFR Revolving Loans made to the Borrowers in arrears on each ~~SOFR~~ Interest Payment Date. The Borrowers shall pay to the Agent, for the ratable benefit of the Lenders, (i) interest accrued on all Prime Rate Revolving Loans and all Base Rate Revolving Loans in arrears on the first (1st) day of each month hereafter and on the Termination Date and (ii) interest on all ~~BA Equivalent~~CORRA Revolving Loans in arrears on each ~~BA Equivalent~~ Interest Payment Date.

(b)
Default Rate. If any Event of Default pursuant to Sections 9.1(a), 9.1(b), 9.1(f), 9.1(g), 9.1(h) or 9.1(i) occurs and is continuing, then, while any such Event of Default is continuing, all of the Obligations shall bear interest at the Default Rate applicable thereto.
2.2
Continuation and Conversion Elections.

Revolving Loans.

(i)
A Borrower may:
(A)
elect, as of any Business Day, in the case of Prime Rate Revolving Loans made to the Borrower to convert any such Prime Rate Revolving Loans (or any part thereof in an amount not less than CDN$1,000,000 or that is in an integral multiple of CDN$500,000 in excess thereof) into ~~BA Equivalent~~CORRA Revolving Loans;
(B)
elect, as of the last day of the applicable ~~BA Equivalent~~CORRA Interest Period, to continue any ~~BA Equivalent~~CORRA Revolving Loans made to the Borrower having ~~BA Equivalent~~CORRA Interest Periods expiring on such day (or any part thereof in an amount not less than CDN$1,000,000 or that is in an integral multiple of CDN$500,000 in excess thereof );
(C)
elect, as of any Business Day, in the case of Base Rate Revolving Loans made to the Borrower to convert any such Base Rate Revolving Loans (or any part thereof in an amount not less than U.S.$1,000,000 or that is in an integral multiple of U.S.$500,000 in excess thereof) into SOFR Revolving Loans; or
(D)
elect, as of the last day of the applicable SOFR Interest Period, to continue any SOFR Revolving Loans made to the Borrower having SOFR Interest Periods expiring on such day (or any part thereof in an amount not less than U.S.$1,000,000 or that is in an integral multiple of U.S.$500,000 in excess thereof);

provided, that if at any time the aggregate amount of ~~BA Equivalent~~CORRA Revolving Loans or SOFR Revolving Loans in respect of any Borrowing made to the Borrower is reduced, by payment or prepayment of part thereof, to be less than CDN or U.S., as applicable, $1,000,000, such ~~BA Equivalent~~CORRA Revolving Loans shall

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automatically convert into Prime Rate Revolving Loans and such SOFR Revolving Loans shall automatically convert into Base Rate Revolving Loans; provided further that if the notice shall fail to specify the duration of the ~~BA Equivalent~~CORRA Interest Period or the SOFR Interest Period, such ~~BA Equivalent~~CORRA Interest Period or SOFR Interest Period shall be one month.

(ii)
A Borrower shall deliver a notice of continuation/ conversion (“Notice of Continuation/Conversion”) in the form of Exhibit E attached hereto and made a part hereof to the Agent not later than 2:00 p.m. (Toronto time) at least three (3) Business Days in advance of the Continuation/Conversion Date (or such shorter notice time of which the Agent has notified the Borrower), if the Revolving Loans of the Borrower are to be converted into or continued as ~~BA Equivalent~~CORRA Revolving Loans, and at least three (3) Business Days in advance of the Continuation/Conversion Date (or such shorter notice time of which the Agent has notified the Borrower), if the Revolving Loans of the Borrower are to be converted into or continued as SOFR Revolving Loans, and specifying:
(A)
the proposed Continuation/Conversion Date;
(B)
the aggregate amount and type of Revolving Loans of the Borrower to be converted or renewed;
(C)
the type of Revolving Loans resulting from the proposed conversion or continuation; and
(D)
the duration of the requested ~~BA Equivalent~~CORRA Interest Period or SOFR Interest Period, provided, however, the Borrower may not select a ~~BA Equivalent~~CORRA Interest Period or SOFR Interest Period that ends after the Stated Termination Date.
(iii)
If upon the expiration of any ~~BA Equivalent~~CORRA Interest Period applicable to a ~~BA Equivalent~~CORRA Revolving Loan of a Borrower, the Borrower has failed to select timely a new ~~BA Equivalent~~CORRA Interest Period to be applicable to such ~~BA Equivalent~~CORRA Revolving Loan or if any Event of Default then exists and is continuing, the Borrower shall be deemed to have elected to convert ~~such BA Equivalent~~CORRA Revolving Loan into a Prime Rate Revolving Loan effective as of the expiration date of such ~~BA Equivalent~~CORRA Interest Period.
(iv)
If upon the expiration of any SOFR Interest Period applicable to a SOFR Revolving Loan of a Borrower, the Borrower has failed to select timely a new SOFR Interest Period to be applicable to such SOFR Revolving Loan or if any Event of Default then exists and is continuing, the Borrower shall be deemed to have elected to convert such SOFR Revolving Loan into a Base Rate Revolving Loan effective as of the expiration date of such SOFR Interest Period.
(v)
The Agent will promptly notify each Lender of its receipt of a Notice of Continuation/Conversion. All conversions and continuations shall be made rateably according to the respective outstanding principal amounts of the Revolving Loans with respect to which the notice was given held by each Lender.

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(vi)
There may not be more than ten (10) different ~~BA Equivalent~~CORRA Interest Periods in effect hereunder at any time.
(vii)
There may not be more than ten (10) different SOFR Interest Periods in effect hereunder at any time.
2.3
Maximum Interest Rate.
(a)
In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by any Lender under Requirement of Law for such Lender with respect to loans of the type provided for hereunder by such Lender (the “Maximum Rate”). If, in any month, any interest rate for any Obligations, absent such limitation, would have exceeded the Maximum Rate for such Obligations, then the interest rate for such Obligations for that month shall be the Maximum Rate.
(b)
If the Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Revolving Loans or, if it exceeds such unpaid principal, promptly refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Requirement of Law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
2.4
Certain Fees.

The Borrowers agree to pay the Agent when due the fees set forth in the fee letter dated October 25, 2021 by and among Royal Bank of Canada and Parent (the “Fee Letter”).

2.5
Unused Line Fee.

On the first (1st) day of each month and on the Termination Date, the Borrowers agree to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the “ Unused Line Fee”) at a per annum rate equal to 0.25% times the amount by which the Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of Revolving Loans (deduction made of any Swingline Loans then outstanding) and the average daily undrawn amount of outstanding Letters of Credit during the immediately preceding month or shorter period if calculated for the first month hereafter or on the Termination Date. The Unused Line Fee shall be computed on the basis of a year of 365 or 366 days, as applicable, and actual days elapsed, and shall accrue daily. All principal payments received by the Agent shall be deemed to be credited to the Borrowers’ Loan Account immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to this Section 2.5.

2.6
Letter of Credit Fee.

The Borrowers agree to pay (a) to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, for each Letter of Credit issued for the account of a Borrower, a fee (the “ Letter of Credit Fee”) at a per annum rate equal to the Applicable Margin on ~~BA Equivalent~~CORRA Revolving Loans in effect from time to time, times the undrawn amount of such Letter of Credit from time to time, and (b) to the Letter of Credit Issuer, for its own account, for each Letter of Credit issued for the account of a Borrower, (x) a fee, when there exists more than one Lender hereunder, (the “Letter of Credit Issuer Fee”) at a per annum rate equal to 0.125% times the undrawn amount of such Letter of Credit from time to time

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plus (y) all out of pocket costs, fees and expenses incurred or charged from time to time by the Letter of Credit Issuer in connection with the application for, processing of, issuance or extension of, drawing under, or amendment to, any Letter of Credit. The Letter of Credit Fee and the Letter of Credit Issuer Fee with respect to a Letter of Credit shall be payable, and shall be paid or caused to be paid, monthly in arrears on the first Business Day following the last day of each month and on the Termination Date. The Letter of Credit Fee and the Letter of Credit Issuer Fee shall be shall be computed on the basis of a year of 365 or 366 days, as applicable, and actual days elapsed.

2.7
Interest Act (Canada).

For purposes of the Interest Act (Canada), whenever any interest or fee payable by the Borrowers under this Agreement is calculated using a rate based on a year of 360 days, such rate used pursuant to such calculation, when expressed as an annual rate, is equivalent to (a) the applicable rate based on a year of 360 days, (b) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (c) divided by 360. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement with respect to the Borrowers, and the rates of interest stipulated in this Agreement payable by the Borrowers are intended to be nominal rates and not effective rates or yields. Each Loan Party confirms that it fully understands and is able to calculate the rate of interest applicable to loans, advances, liabilities and obligations under this Agreement based on the methodology for calculating per annum rates provided for in this Agreement. Each Loan Party hereby irrevocably agrees not to plead or assert, whether by way of defence or otherwise, in any proceeding relating to this Agreement or any Loan Documents, that the interest payable under this Agreement and the calculation thereof has not been adequately disclosed to such Loan Party as required pursuant to Section 4 of the Interest Act (Canada).

2.8
Accordion Fee.

The Borrowers agree to pay an accordion closing fee (the "Accordion Fee") in an amount to be agreed to by the Agent and the Borrowers at the time of the Requested Increase made by the Borrowers in accordance with Section 1.7 of this Agreement. The Accordion Fee shall be due and payable to the Agent, for distribution to the Lenders participating in the Requested Increase (based on each such Lender's pro-rata portion of the Requested Increase), on the date that the Requested Increase is accepted and consented to by the Lenders. The Accordion Fee shall be fully earned by such participating Lenders on the date of such consent and acceptance.

2.9
Term SOFR Benchmark Replacement.
(a)
U.S. Benchmark Replacement. (i) Notwithstanding anything to the contrary herein or in any other Loan Document, if a U.S. Benchmark Transition Event and its related U.S. Benchmark Replacement Date have occurred prior any setting of the then-current U.S. Benchmark, then (x) if a U.S. Benchmark Replacement is determined in accordance with clause (a) of the definition of “U.S. Benchmark Replacement” for such U.S. Benchmark Replacement Date, such U.S. Benchmark Replacement will replace such U.S. Benchmark for all purposes hereunder and under any Loan Document in respect of such U.S. Benchmark setting and subsequent U.S. Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a U.S. Benchmark Replacement is determined in accordance with clause (b) of the definition of “U.S. Benchmark Replacement” for such U.S. Benchmark Replacement Date, such U.S. Benchmark Replacement will replace such U.S. Benchmark for all purposes hereunder and under any Loan Document in respect of any U.S. Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such U.S. Benchmark

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Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such U.S. Benchmark Replacement from Lenders comprising the Required Lenders, and (ii) No Hedge Agreement shall be deemed to be a “Loan Document” for purposes of this Section 2.9.
(b)
U.S. Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a U.S. Benchmark Replacement, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Agent will promptly notify the Borrowers and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of SOFR or Term SOFR, as applicable.
(c)
Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrowers and the Lenders of (i) the implementation of any U.S. Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a U.S. Benchmark Replacement. The Agent will promptly notify the Borrowers of the removal or reinstatement of any tenor of a U.S. Benchmark pursuant to Section 2.9(d). Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.9, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.9.
(d)
Unavailability of Tenor of U.S. Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a U.S. Benchmark Replacement), (i) if the then-current U.S. Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such U.S. Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its ~~reasonable~~Permitted ~~d~~Discretion or (B) the administrator of such U.S. Benchmark or the regulatory supervisor for the administrator of such U.S. Benchmark has provided a public statement or publication of information announcing that any tenor for such U.S. Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial U.S. Benchmarks (the “IOSCO Principles”), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any U.S. Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a U.S. Benchmark (including a U.S. Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the IOSCO Principles for a U.S. Benchmark (including a U.S. Benchmark Replacement), then the Agent may modify the definition of “SOFR Interest Period” (or any similar or analogous definition) for all U.S. Benchmark settings at or after such time to reinstate such previously removed tenor.

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(e)
U.S. Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a U.S. Benchmark Unavailability Period, the Borrower may revoke any request for a SOFR Revolving Loan of, conversion to or continuation of SOFR Revolving Loans to be made, converted or continued during any U.S. Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Revolving Loans. During any U.S. Benchmark Unavailability Period or at any time that a tenor for the then-current U.S. Benchmark is not ~~an~~a U.S. Available Tenor, the component of Base Rate based upon the then-current U.S. Benchmark or such tenor for such U.S. Benchmark, as applicable, will not be used in any determination of Base Rate.
2.10
~~CDOR~~Canadian Benchmark Replacement
(a)
Canadian Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Canadian Benchmark Transition Event and its related Canadian Benchmark Replacement Date have occurred prior any setting of the then-current Canadian Benchmark, then (x) if a Canadian Benchmark Replacement is determined in accordance with clause (a) of the definition of “Canadian Benchmark Replacement” for such Canadian Benchmark Replacement Date, such Canadian Benchmark Replacement will replace such Canadian Benchmark for all purposes hereunder and under any Loan Document in respect of such Canadian Benchmark setting and subsequent Canadian Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Canadian Benchmark Replacement is determined in accordance with clause (b) of the definition of “Canadian Benchmark Replacement” for such Canadian Benchmark Replacement Date, such Canadian Benchmark Replacement will replace such Canadian Benchmark for all purposes hereunder and under any Loan Document in respect of any Canadian Benchmark setting at or after 5:00 p.m. (Toronto time) on the fifth (5th) Business Day after the date notice of such Canadian Benchmark Replacement is provided by the Agent to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Canadian Benchmark Replacement from Lenders comprising the Required Lenders. If the Canadian Benchmark Replacement is Adjusted Daily Compounded CORRA, all interest payments will be payable on the last day of each CORRA Interest Period.
(b)
Canadian Conforming Changes. In connection with the use, administration, adoption or implementation of a Canadian Benchmark Replacement, the Agent will have the right to make such Canadian Conforming Changes from time to time in consultation with the Borrower and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Canadian Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)
Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Canadian Benchmark Replacement and (ii) the effectiveness of any such Canadian Conforming Changes. The Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Canadian Benchmark pursuant to Section 2.10(d) and (y) the commencement of any Canadian Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.10 including any

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determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.10.
(d)
Unavailability of Tenor of Canadian Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Canadian Benchmark Replacement), (i) if the then-current Canadian Benchmark is a term rate (including Term CORRA) and either (A) any tenor for such Canadian Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its Permitted Discretion or (B) the regulatory supervisor for the administrator of such Canadian Benchmark has provided a public statement or publication of information announcing that any tenor for such Canadian Benchmark is not or will not be representative, then the Agent may modify the definition of “CORRA Interest Period” (or any similar or analogous definition) for any Canadian Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Canadian Benchmark (including a Canadian Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Canadian Benchmark (including a Canadian Benchmark Replacement), then the Agent may modify the definition of “CORRA Interest Period” (or any similar or analogous definition) for all Canadian Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)
Canadian Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Canadian Benchmark Unavailability Period, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Loans, which are of the type that have a rate of interest determined by reference to the then-current Canadian Benchmark, to be made, converted or continued during any Canadian Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to, (i) for a Canadian Benchmark Unavailability Period in respect of Term CORRA, Daily Compounded CORRA Revolving Loans and (ii) for a Canadian Benchmark Unavailability Period in respect of a Canadian Benchmark other than Term CORRA, Prime Rate Revolving Loans.
~~(a)~~
~~If the Agent determines (which determination shall be conclusive absent manifest error), or the Borrowers or the Required Lenders notify the Agent that the Borrowers or Required Lenders (as applicable) have determined that:~~
~~(i)~~
~~adequate and reasonable means do not exist for ascertaining the BA Rate, including because the Reuters “CDOR Page” (or any display substituted therefor) is not available or published on a current basis for the applicable period and such circumstances are unlikely to be temporary;~~
~~(ii)~~
~~the administrator of the CDOR or a Governmental Authority having jurisdiction has made a public statement identifying a specific date after which CDOR will permanently or indefinitely cease to be made available or permitted to be used for determining the interest rate of loans;~~

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~~(iii)~~
~~a Governmental Authority having jurisdiction over the Agent has made a public statement identifying a specific date after which CDOR shall no longer be permitted to be used for determining the interest rate of loans (each such specific date in clause (ii) above and in this clause (iii) a “CDOR Scheduled Unavailability Date”); or~~
~~(iv)~~
~~syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace CDOR,~~

~~then reasonably promptly after such determination by the Agent or receipt by the Agent of such notice, as applicable, the Agent and the Borrowers may mutually agree upon a successor rate to the BA Rate, and the Agent and the Borrowers may amend this Agreement to replace the BA Rate with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar Canadian Dollars denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “CDOR Successor Rate”), together with any proposed CDOR Successor Rate conforming changes and any such amendment shall become effective at 5:00 p.m. (Toronto time) on the fifth Business Day after the Agent shall have posted such proposed amendment to all Lenders and the Borrowers unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Agent written notice that such Required Lenders do not accept such amendment.~~

~~(b)~~
~~If no CDOR Successor Rate has been determined and the circumstances under clause (a)(i) above exist or a CDOR Scheduled Unavailability Date has occurred (as applicable), the Agent will promptly so notify the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain BA Equivalent Revolving Loans, shall be suspended (to the extent of the affected BA Equivalent Revolving Loans, or applicable periods). Upon receipt of such notice, the Borrowers may revoke any pending request for an Loan of, conversion to or rollover of BA Equivalent Revolving Loans, (to the extent of the affected BA Equivalent Revolving Loans, or applicable periods) or, failing that, will be deemed to have converted such request into a request for a Prime Rate Revolving Loan in the amount specified therein.~~
~~(c)~~
~~Notwithstanding anything else herein, any definition of the CDOR Successor Rate (exclusive of any margin) shall provide that in no event shall such CDOR Successor Rate be less than zero for the purposes of this Agreement. In addition, CDOR shall not be included or referenced in the definition of Prime Rate.~~

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ARTICLE 3 - PAYMENTS AND PREPAYMENTS

3.1
Revolving Loans.

The Borrowers shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, on the Termination Date. The Borrowers may prepay Revolving Loans made to it at any time in accordance with Section 3.3(c), and re-borrow subject to the terms of this Agreement. In addition, and without limiting the generality of the foregoing, upon demand the Borrowers shall pay to the Agent, for the account of the Lenders, the amount, without duplication, by which the Aggregate Revolver Outstandings exceed the Line Cap.

3.2
Termination or Reduction of Revolving Credit Commitments
(a)
The Borrowers may upon irrevocable written notice to the Agent, from time to time permanently reduce the Revolving Credit Commitments, provided that: (i) any such notice shall be received by the Agent not later than 11:00 a.m. five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, and (iii) the Borrowers shall not terminate or reduce the Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Aggregate Revolver Outstandings would exceed the aggregate Revolving Credit Commitments. The Agent will promptly notify the Revolving Lenders of any reduction of the Revolving Credit Commitments under this Section 3.2(a). Upon any reduction of the Revolving Credit Commitments, the Revolving Credit Commitment of each Lender shall be reduced by such Lender’s Pro Rata Share of such reduction amount.
(b)
The Borrowers may terminate this Agreement upon at least three (3) Business Days’ prior written notice to the Agent and the Lenders, upon (a) the payment in full of all outstanding Revolving Loans, together with accrued interest thereon, and the cancellation and return of all outstanding Letters of Credit (or, to the extent not so cancelled and returned, the deposit with the Agent of Supporting Letters of Credit or cash collateral for such outstanding Letters of Credit in accordance with and as required by Section 1.5(g)), (b) the payment in full in cash of all reimbursable expenses and other Obligations, and (c) with respect to any SOFR Revolving Loans and ~~BA Equivalent~~CORRA Revolving Loans prepaid, payment of the amounts due under Section 4.4, if any. In connection with any such permitted termination by the Borrowers, the Agent shall provide a customary form of payoff letter setting forth all amounts due to the Agent and the Lenders hereunder, which payoff letter shall include Agent’s termination of Agent’s Liens and release of all Collateral and agreement to execute and deliver, at the Borrowers’ sole expense, such release documents as may be reasonably necessary to reflect such termination, release and repayment.
(c)
Any termination notice may state that such notice is conditioned upon the occurrence or non-occurrence of any event specified therein, in which case such notice may be revoked by the Borrowers (by written notice to the Agent) on or prior to the proposed termination date) if such condition is not satisfied.
(d)
As a condition to the effectiveness of any such termination and, in any event, upon the Termination Date, the Loan Parties shall pledge and furnish to Agent cash collateral, other collateral or a written indemnity (from a financial institution that is acceptable to Agent), in each case acceptable to the Agent in respect of Bank Products provided by Bank Product Providers for which Bank Product Amount has been established.

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3.3
Mandatory and Optional Prepayments of the Revolving Loans.
(a)
Within five (5) Business Days of receipt by any of the Loan Parties of cash proceeds of the loss, damage or destruction of any Collateral, the Borrowers shall prepay the Revolving Loans in an amount equal to all such cash proceeds, in the manner set forth in Section 3.7, net of (i) expenses of sale or recovery, including, without limitation, reasonable and documented attorneys’, accountants’, other advisors’ and banking and investment banking fees, environmental and solvency related fees, all legal, title and recording tax expenses, commissions and other fees and expenses incurred, all federal, state, provincial, foreign and local taxes paid or reasonably estimated to be payable by a Loan Party and in each case, not by its respective members, as a consequence of such disposition or loss, (ii) the payment of principal, premium and interest of Debt (other than the Revolving Loans) secured by the asset which is the subject of the disposition or loss and required to be, and which is, repaid under the terms thereof as a result of such disposition or loss, and incremental income taxes paid or payable, (iii) any deduction of appropriate amounts to be provided by the Borrowers as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Borrowers after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction (provided that any such reserve established shall be reduced, to the extent such amounts are released to a Loan Party and such amounts shall be deemed to be received on such release date) and (iv) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such disposition or loss (“Net Proceeds”); provided, that, with respect to any loss, damage or destruction, in each instance where the Payment Conditions are satisfied at such time and, following delivery of a new Borrowing Base Certificate on a pro forma basis after giving effect to the contemplated transaction, no Liquidity Event has occurred, then, in either case, no such prepayment shall be required. Each such prepayment shall be applied in accordance with Section 3.3(c) and shall not reduce the Commitments.
(b)
After the occurrence and during the continuance of a Liquidity Event, all amounts in deposit in Blocked Accounts shall be transferred to the Agent in accordance with Section 7.29 and be applied as a prepayment on the Revolving Loans in accordance with subsection 3.3(d) and shall not reduce the Commitments
(c)
A Borrower may, at any time (i) in the case of Prime Rate Revolving Loans or Base Rate Revolving Loans, upon at least one (1) Business Day (or such shorter period as is acceptable to the Agent) prior written notice in the form of Exhibit I attached hereto, or (ii) in the case of ~~BA Equivalent~~CORRA Revolving Loans or SOFR Revolving Loans, upon three (3) Business Days’ (or such shorter period as is acceptable to the Agent) prior written notice in the form of Exhibit I attached hereto, in each case by the Borrower to the Agent, prepay the Revolving Loans in whole or in part in an amount greater than or equal to CDN$500,000 and integral multiples of CDN$100,000 in excess thereof (in the case of Prime Rate Revolving Loans or ~~BA Equivalent~~CORRA Revolving Loans) or in an amount greater than or equal to U.S.$500,000 and integral multiples of U.S.$100,000 in excess thereof (in the case of Base Rate Revolving Loans or SOFR Revolving Loans), in each instance, without penalty or premium except as provided in Section 4.4. Optional partial prepayments of the Revolving Loans shall be applied in the manner set forth in subsection 3.3(d) and shall not reduce the Commitments. Optional partial prepayments of the Revolving Loans in amounts less than CDN$500,000 or U.S.$500,000, as the case may be, shall not be permitted except where such

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prepayment represents all remaining outstanding amounts under a Revolving Loan. Any prepayment notice in the form of Exhibit I attached hereto may state that such notice is conditioned upon the occurrence or non-occurrence of any event specified therein, in which case such notice may be revoked by the Borrower (by written notice to the Agent on or prior to the specified prepayment date).
(d)
Prepayments in accordance with Section 3.3(a), 3.3(c) and 3.3(c) shall be applied as follows, subject to the Borrowers’ ability to borrow such amounts pursuant to the terms of this Agreement, first, to accrued interest then due and owing with respect to the Revolving Loans, second, to pay the principal of the Revolving Loans, and third, to cash collateralize outstanding Letters of Credit (so long as no Event of Default is then continuing, only to the extent such cash collateralization is necessary to comply with the requirements of the third sentence of Section 3.1 without giving effect to any demand requirement thereunder); provided, that upon the occurrence and during the continuance of an Event of Default, any and all amounts held as cash collateral pursuant to clause third above and any other monies received by the Agent (or received by a Loan Party and remitted to the Agent) in respect of any such transactions shall be applied by the Agent to the payment of the Obligations in the order set forth in Section 0(ii). No such prepayments shall reduce the Commitments.
(e)
No provision contained in this Section 3.3 shall constitute a consent to an asset disposition, equity sale or issuance or Debt issuance that is otherwise not permitted by the terms of this Agreement.
3.4
SOFR Revolving Loan and ~~BA Equivalent~~CORRA Revolving Loan Prepayments.
(a)
In connection with any prepayment, if any SOFR Revolving Loan is prepaid prior to the expiration date of the SOFR Interest Period applicable thereto, the Borrowers shall pay to the applicable Lenders the amounts described in Section 4.4.
(b)
In connection with any prepayment, if any ~~BA Equivalent~~CORRA Revolving Loan is prepaid prior to the expiration date of the ~~BA Equivalent~~CORRA Interest Period applicable thereto, the Borrowers shall pay to the Lenders the amounts described in Section 4.4.
3.5
Payments by the Borrowers.
(a)
All payments to be made by the Borrowers shall be made without set off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers shall be made to the Agent for the account of the Lenders at the account designated by the Agent and shall be made in Dollars or U.S. Dollars, as applicable, and in immediately available funds, no later than 2:00 p.m. (Toronto time) in the case of payments required to be made in Dollars or noon (Toronto time) in the case of payments required to be made in U.S. Dollars, in each case on the date specified herein. Any payment received by the Agent after such time shall be deemed (for purposes of calculating interest only) to have been received on the following Business Day and any applicable interest shall continue to accrue.
(b)
Subject to the provisions set forth in the definition of “SOFR Interest Period” and “~~BA Equivalent~~CORRA Interest Period”, whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

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3.6
Payments as Revolving Loans.

At the election of the Agent, all payments of principal of Revolving Loans, interest on Revolving Loans, reimbursement obligations in connection with Letters of Credit, fees, premiums, reimbursable expenses and other sums payable hereunder or under any other Loan Document by the Borrowers may be paid from the proceeds of Revolving Loans made hereunder. Each Borrower hereby irrevocably authorizes the Agent, at its option, to (i) debit any Designated Account or any other bank account (including any deposit, disbursement or operating account) of the Borrower maintained at Royal Bank for the purpose of paying all amounts from time to time due by the Borrower hereunder or under any other Loan Document, or (ii) charge the Loan Account of the Borrower for the purpose of paying all amounts from time to time due by the Borrower hereunder or under any other Loan Document and agrees that all such amounts charged shall constitute Revolving Loans (including Swingline Loans and Agent Advances).

3.7
Apportionment, Application and Reversal of Payments.
(a)
Principal and interest payments in respect of Revolving Loans shall be apportioned rateably among the Lenders (according to the unpaid principal balance of the Revolving Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned rateably among the Lenders, except for fees payable by the Borrowers solely to the Agent, Royal Bank or the Letter of Credit Issuer. All payments by the Borrowers in respect of Obligations (other than Obligations under Bank Products which shall be remitted directly to the Lender who is a counterparty to such Bank Product with a Borrower) shall be remitted to the Agent (except as expressly provided herein otherwise) and all such payments (to the extent not relating to principal or interest of specific Revolving Loans, or not constituting payment of specific fees or expenses) and all proceeds of Accounts or other Collateral of the Borrowers received by the Agent, shall be applied, rateably, subject to the provisions of this Agreement:
(i)
So long as no Event of Default has occurred and is continuing: first, to pay any fees, indemnities or expense reimbursements (other than relating to Bank Products), then due to the Agent or any of its Affiliates from a Borrower; second, to pay any fees or expense reimbursements (other than relating to Bank Products) then due to the Lenders from a Borrower; third, to pay interest due in respect of all Revolving Loans, including Swingline Loans and Agent Advances; fourth, on a pro rata and pari passu basis (i) to pay or prepay principal of the Revolving Loans, including Swingline Loans and Agent Advances, and unpaid reimbursement obligations in respect of Letters of Credit, (ii) to pay an amount to the Agent equal to all outstanding Obligations (contingent or otherwise) with respect to Letters of Credit to be held as cash collateral for such Obligations (but only to the extent such cash collateralization is necessary to comply with the requirements of the third sentence of Section 3.1 without giving effect to any demand requirement thereunder), and (iii) to the payment (for greater certainty, rateably amongst the Persons providing Bank Products to a Borrower) of any Obligations relating to Bank Products then due to any Secured Party by the Loan Parties in a maximum amount to each such Secured Party that is equal to the Bank Product Amount previously advised to the Agent in writing; fifth, to the payment of any other Obligations (other than Bank Products) then due by the Loan Parties; sixth, to the payment (for greater certainty, rateably amongst the Persons providing Bank Products to Loan Parties) of any Obligations relating to Bank Products then due to any Secured Party by a Borrower or any other Loan Party which Obligations did not qualify under 3.7(a)(i) fourth; and seventh, to the Borrowers.

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(ii)
Upon the occurrence and during the continuance of an Event of Default: first, to pay any fees, indemnities or expense reimbursements (other than any amounts relating to Bank Products) then due to the Agent from the Borrowers; second, to pay any fees, indemnities or expense reimbursements (other than amounts relating to Bank Products) then due to the Lenders from a Borrower; third, to pay interest due in respect of all Revolving Loans, including Swingline Loans and Agent Advances; fourth, on a pro rata and pari passu basis (i) to pay or prepay principal of the Revolving Loans, including Swingline Loans and Agent Advances, and unpaid reimbursement obligations in respect of Letters of Credit, (ii) to pay an amount to the Agent equal to all outstanding Obligations (contingent or otherwise) with respect to Letters of Credit to be held as cash collateral for such Obligations, and (iii) to the payment (for greater certainty, rateably amongst the Persons providing Bank Products to a Borrower) of any Obligations relating to Bank Products then due to any Secured Party by a Borrower in a maximum amount to each such Secured Party that is equal to the Bank Product Amount previously advised to the Agent in writing; fifth, to the payment of any other Obligations (other than Bank Products) of the Loan Parties then due; sixth, to the payment (for greater certainty, rateably amongst the Persons providing Bank Products to a Borrower) of any Obligations relating to Bank Products then due to any such Lender or any of their Affiliates by a Borrower which Obligations did not qualify under 3.7(a)(ii) fourth; and seventh, to the Borrowers or as a court of competent jurisdiction may otherwise direct.

Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrowers, or unless an Event of Default has occurred and is continuing, neither the Agent nor any Lender shall (i) apply any payments which it receives to Obligations unless such payments received are in the same currency in which such Obligations are denominated, provided that the Borrowings shall not exceed Excess Availability as a consequence thereof, and provided further that the Agent may, in its sole discretion, nevertheless apply the Equivalent Amount of payments received in one currency to Obligations denominated in another currency, and (ii) apply any payments which it receives to any ~~BA Equivalent~~CORRA Revolving Loan or SOFR Revolving Loan of a Borrower, except (a) on the expiration date of the ~~BA Equivalent~~CORRA Interest Period applicable to any such ~~BA Equivalent~~CORRA Revolving Loan or the SOFR Interest Period applicable to any such SOFR Revolving Loan, or (b) in the event, and only to the extent, that there are no outstanding Prime Rate Revolving Loans owing by a Borrower (in the case of ~~BA Equivalent~~CORRA Revolving Loans) or Base Rate Revolving Loans (in the case of SOFR Revolving Loans) owing by a Borrower and, in any event, the Borrowers shall pay ~~BA Equivalent and Adjusted Term SOFR~~CORRA Interest Period and SOFR Interest Period breakage losses in accordance with Section 4.4. The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply, in each instance in accordance with this Section 3.7, any and all such proceeds and payments to any portion of the Obligations. Agent shall have no obligation to calculate the amount to be distributed with respect to any Bank Products, but may rely upon written notice of the amount (setting forth a reasonably detailed calculation) from the Lender (or its Affiliates). In the absence of such notice, Agent may assume the amount to be distributed is the Bank Product Amount last reported to it.

3.8
Indemnity for Returned Payments.

If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Agent, any Lender, Royal Bank or any Affiliate thereof is compelled by any Requirement of Law to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to

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be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent, such Lender, Royal Bank or such Affiliate, as the case may be, and the Borrowers shall be liable to pay to the Agent, the Lenders, Royal Bank and any Affiliate thereof, and hereby does indemnify the Agent, the Lenders, Royal Bank and any such Affiliate and hold the Agent, the Lenders, Royal Bank and any such Affiliate harmless for the amount of such actual payment or proceeds surrendered. The provisions of this Section 3.8 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent, any Lender, Royal Bank and any Affiliate thereof in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent’s, the applicable Lenders’, Royal Bank’s and their Affiliates’ rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 3.8 shall survive the termination of this Agreement.

3.9
Agent’s and Lenders’ Books and Records; Monthly Statements.

The Agent shall record the principal amount of the Revolving Loans owing to each Lender, the undrawn amount of all outstanding Letters of Credit and the aggregate amount of unpaid reimbursement obligations outstanding with respect to the Letters of Credit from time to time on its books. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender’s Revolving Loans in its books and records. Failure by the Agent or any Lender to make such notation or any error therein shall not affect the obligations of the Borrowers with respect to the Revolving Loans or the Letters of Credit. Each Borrower agrees that the Agent’s and each Lender’s books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Borrowers a reasonably detailed monthly interest and fee invoice which will also reflect the balances of all outstanding Revolving Loans, payments and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrowers and an account stated (except for reversals and reapplications of payments made as provided in Section 3.7 and corrections of errors discovered by the Agent), unless the Borrowers notify the Agent in writing to the contrary within ninety (90) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrowers, only the items to which exception is expressly made will be considered to be disputed by the Borrowers.

3.10
Currency.

All Obligations of each Loan Party shall be payable by such Loan Party to the Agent, the Letter of Credit Issuer and the applicable Lenders in the currency in which such Obligations are denominated.

3.11
Excess Resulting From Exchange Rate Change.

If at any time following one or more fluctuations in the exchange rate of the U.S. Dollar (or any other currency) against the Dollar, (a) the aggregate outstanding principal balance of Revolving Loans and Letters of Credit of the Borrowers exceeds the limit of the Borrowing Base or any other limitations hereunder based on Dollars or (b) the aggregate outstanding principal balance of Revolving Loans and/or Letters of Credit exceeds any other limit based on Dollars set forth herein for such Obligations, the Borrowers shall, within five (5) Business Days of notice from the Agent (or, if an Event of Default has occurred and is continuing, within three (3) Business Days of such notice), (i) make the necessary payments or repayments to reduce such Obligations to an amount necessary to eliminate such excess or (ii) maintain or cause to be maintained with the Agent deposits as continuing collateral security for the Obligations of the Borrowers in an amount equal to or greater than the amount of such excess, such deposits to be maintained in such form and upon

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such terms as are acceptable to the Agent in its reasonable commercial judgment. Without in any way limiting the foregoing provisions, the Agent shall, weekly or more frequently in the sole discretion of the Agent, make the necessary exchange rate calculations to determine whether any such excess exists on such date and advise the Borrowers if such excess exists. Notwithstanding anything to the contrary in this Agreement, no Default or Event of Default shall be deemed to have occurred as a result of such excess due to fluctuations in exchange rates if the Borrowers shall have timely made the payments or deposits set forth in this Section 3.11.

ARTICLE 4 - TAXES, YIELD PROTECTION AND ILLEGALITY

4.1
Taxes.
(a)
Any and all payments by each Loan Party to the Letter of Credit Issuer, a Lender, Royal Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes, except as required by law. In addition, Loan Parties shall promptly pay any and all Other Taxes.
(b)
If a Loan Party shall be required by law to deduct or withhold any Indemnified Taxes or Other Taxes from or in respect of any sum payable hereunder or under any other Loan Document to a Letter of Credit Issuer, a Lender, Royal Bank or the Agent, then:
(i)
the sum payable by such Loan Party shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 4.1) such Lender, Royal Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made; provided, however, that no amounts shall be payable by any Loan Party pursuant to this provision to the extent that the applicable deductions or withholdings resulted from the Letter of Credit Issuer’s, the Lender’s, or the Agent’s, as appropriate, failure to comply with Section 12.10 hereof.
(ii)
such Loan Party shall make such deductions and withholdings as are legally required;
(iii)
such Loan Party shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with the Requirement of Law; and
(iv)
such Loan Party shall also pay to the Letter of Credit Issuer, the Lender or the Agent for the account of such Letter of Credit Issuer, Lender or, if applicable, the Agent for their own account, at the time interest or fees are paid, all additional amounts which the Letter of Credit Issuer, Lender or the Agent, as the case may be, reasonably specifies as necessary to preserve the actual after tax yield the Letter of Credit Issuer, Lender or Agent, as the case may be, would have received if such Indemnified Taxes or Other Taxes had not been imposed; provided, however, that no amounts shall be payable by any Loan Party to the Letter of Credit Issuer, Lender or Agent pursuant to this clause (iv) to the extent that the applicable deductions or withholdings resulted from such Person’s, failure to comply with Section 12.10 hereof.

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(c)
The Loan Parties agree, jointly and severally, to indemnify and hold harmless the Letter of Credit Issuer, each Lender and the Agent for the full amount of Indemnified Taxes or Other Taxes (including any Indemnified Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.1) paid by the Letter of Credit Issuer, any Lender or the Agent and any liability (including penalties, interest, additions to tax and reasonable expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted.
(d)
Payment under the indemnification provided in Section 4.1(c) shall be made within twenty (20) days after the date the Letter of Credit Issuer, Lender or Agent makes written demand therefor. Such written demand shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall include reasonable supporting documentation authenticating the claim.
(e)
Each of the Letter of Credit Issuer, the Lenders, Royal Bank and the Agent agrees that, to the extent that such Lender or the Agent is entitled to claim any exemption, refund or credit in respect of all or a portion of any Indemnified Taxes or Other Taxes which are otherwise required to be paid or deducted or withheld pursuant to this Section 4.1 in respect of any payments under this Agreement, such Letter of Credit Issuer, Lender, Royal Bank or Agent, as the case may be, shall take all commercially reasonable actions necessary to obtain the benefits of such exemption, refund or credit but only so long as doing so is not materially disadvantageous to such Letter of Credit Issuer, Lender or Agent (as determined by such Person) and only at the sole cost and expense of the Loan Parties.
(f)
At the Agent’s written request, within ten (10) days after the date of any payment by a Loan Party of Indemnified Taxes or Other Taxes, such Loan Party shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment reasonably satisfactory to the Agent.
(g)
If the Agent or any Lender receives a refund, which is allocable to Indemnified Taxes or Other Taxes paid by any Loan Party hereunder, it shall promptly pay such allocated amount of such refund to such Loan Party, net of all reasonable, documented out-of-pocket expenses of the Agent or such Lender, as the case may be, incurred in obtaining such refund and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund), provided, however, that such Loan Party agrees to promptly return such refund (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent or the applicable Lender, as applicable, if it receives notice from the Agent or applicable Lender that such Agent or Lender is required to repay such refund. In addition, the applicable Lender shall take such steps as a Loan Party shall reasonably request to recover or assist such Loan Party in recovering any Indemnified Taxes or Other Taxes paid by such Loan Party to such Lender pursuant this Section 4.1, all at the sole cost and expense of such Loan Party. The foregoing shall not be construed to require the Agent or any Lender to make available any of its tax returns (or any other information relating to its taxes which it deems confidential) to any Loan Party or any other Person.
(h)
Notwithstanding any provision contained in this Agreement, any indemnity with respect to any portion of any claim by a Lender that consists of Indemnified Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document or Other Taxes shall be governed solely by this Section 4.1.

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4.2
Illegality.
(a)
If due to changes in Requirements of Law, or in the interpretation or administration of any Requirement of Law by any Governmental Authority, in any case after the Effective Date, it is unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make SOFR Revolving Loans or ~~BA Equivalent~~CORRA Revolving Loans, then, on prompt notice thereof by that Lender to the Borrowers through the Agent, any obligation of that Lender to make SOFR Revolving Loans or ~~BA Equivalent~~CORRA Revolving Loans shall be suspended until that Lender notifies the Agent and the Borrowers that the circumstances giving rise to such determination no longer exist (which such Lender agrees to do promptly). If any Lender has determined to provide a notice under this Section 4.2(a), then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate the need for such notice by such Loan Party which may thereafter accrue, if such change in the good faith judgment of such Lender is not otherwise materially disadvantageous to such Lender.
(b)
If a Lender reasonably determines, including based on the written advice of counsel, that, due to changes in Requirements of Law or in the interpretation or administration of any Requirement of Law by a Governmental Authority, in any case after the Effective Date, it is unlawful to maintain any SOFR Revolving Loan or ~~BA Equivalent~~CORRA Loan, the Borrower to whom a SOFR Revolving Loan or ~~BA Equivalent~~CORRA Loan has been made by such Lender shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such SOFR Revolving Loans or ~~BA Equivalent~~CORRA Revolving Loans of that Lender owing by the Borrower then outstanding, together with interest accrued thereon and amounts required under Section 4.4, ~~either~~ on the last day of the ~~SOFR~~ Interest ~~Period or BA Equivalent Interest Period, as applicable~~Payment Date, thereof, if that Lender may lawfully continue to maintain such SOFR Revolving Loans or ~~BA Equivalent~~CORRA Revolving Loans to such day, or promptly, if that Lender may not lawfully continue to maintain such SOFR Revolving Loans. If a Borrower is required to so prepay any SOFR Revolving Loans or ~~BA Equivalent~~CORRA Revolving Loans, then concurrently with such prepayment, such Borrower shall borrow from the affected Lender, in the amount of such repayment, in the case of SOFR Revolving Loan, a Base Rate Revolving Loan and, in the case of ~~BA Equivalent~~CORRA Revolving Loans, ~~Canadian~~ Prime Rate Revolving Loans.
4.3
Increased Costs and Reduction of Return.
(a)
If as a result of the introduction of or any change in the interpretation of any law or regulation implemented by a Governmental Authority, or such Lender’s compliance therewith, in each case after the Effective Date, there shall be an actual increase in the cost (excluding in each case for purposes of this Section 4.3(a), any such increased costs resulting from Indemnified Taxes or Other Taxes, as to which Section 4.1 shall govern) to such Lender of agreeing to make or making, funding or maintaining any SOFR Revolving Loans or ~~BA Equivalent~~CORRA Revolving Loans, then upon demand of such Lender (with a copy of such demand to be sent to the Agent), the Borrowers shall pay to the Agent for the account of such Lender, such additional amounts as are sufficient to compensate such Lender for such increased costs. Payment required under this Section 4.3(a) shall be made following a written demand that shows in reasonable detail the amount payable and the calculations used to determine such amount and shall include reasonable supporting documentation authenticating

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the claim, which written demand must be made within one hundred and eighty (180) days of the date such costs were increased.
(b)
If any Lender shall have reasonably determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender or any corporation or other entity controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and (taking into consideration such Lender’s or such corporation’s or other entity’s policies with respect to capital adequacy or liquidity and such Lender’s desired return on capital) determines that the amount of such capital or liquidity is increased as a consequence of its Revolving Credit Commitment, loans, credits or obligations under this Agreement, then, from time to time, the Borrowers shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase, in each case, except to the extent that such increased capital and liquidity requirements have already been taken into account in the interest rates applicable under this Agreement. Payment required under this Section 4.3(b) shall be made following a written demand that shows in reasonable detail the amount payable and the calculations used to determine such amount and shall include reasonable supporting documentation authenticating the claim.
4.4
Funding Losses.

The Borrowers shall reimburse each Lender, upon such Lender’s written request (which request shall set forth the basis for requesting such amounts) for any loss or expense which such Lender sustains or incurs as a consequence of:

(i)
the failure of the Borrowers to make on a timely basis any payment of principal of (y) any SOFR Revolving Loan made to a Borrower or (z) any ~~BA Equivalent~~CORRA Revolving Loan;
(ii)
the failure of the Borrowers (for a reason other than the failure of such Lender to make a Revolving Loan, in breach of its obligations under this Agreement), to prepay, borrow, continue or convert a Revolving Loan requested by or made to a Borrower after such Borrower has given a Notice of Borrowing or a Notice of Continuation/Conversion; or
(iii)
the prepayment or other payment (including after acceleration thereof) of ~~(y)~~ any SOFR Revolving Loan ~~made to a Borrower on a day that is not the last day of the relevant SOFR Interest Period or (z) any BA Equivalent~~or CORRA Revolving Loan made to a Borrower on a day that is not the ~~last day of the relevant BA Equivalent~~applicable Interest ~~Period~~Payment Date;

including any loss of actual profit for the period from the date of such failure or prepayment through the end of the applicable SOFR Interest Period or ~~BA Equivalent~~CORRA Interest Period (calculated by comparing the interest rate in effect at the commencement of the applicable SOFR Interest Period or ~~BA Equivalent~~CORRA Interest Period with the interest rate available on the date of such failure or prepayment for the remaining portion of such SOFR Interest Period or ~~BA Equivalent~~CORRA Interest Period, as applicable), and any loss or expense arising from the liquidation or reemployment

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of funds obtained by it to maintain its SOFR Revolving Loans or ~~BA Equivalent~~CORRA Revolving Loans requested by or made to a Borrower or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by any Lender in connection with the foregoing.

4.5
Inability to Determine Rates.
(a)
If the Agent reasonably determines that (i) for any reason adequate and reasonable means do not exist for determining the Adjusted Term SOFR for any proposed SOFR Revolving Loan, or that the Adjusted Term SOFR for any requested proposed SOFR Revolving Loan does not adequately and fairly reflect the cost to the applicable Lenders of funding such SOFR Revolving Loan, the Agent will promptly so notify the Borrower and each applicable Lender. Thereafter, the obligation of the Lenders to make or maintain SOFR Revolving Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, a Borrower may revoke any Notice of Borrowing or Notice of Continuation/Conversion then submitted by it with respect to a SOFR Revolving Loan. If the Borrower does not revoke such Notice, the Lenders shall make, convert or continue the Revolving Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Revolving Loans shall be made, converted or continued a Base Rate Revolving Loans instead of SOFR Revolving Loans.

~~(b)If, by reason of circumstances affecting the money market in Canada generally, there is no market for bankers’ acceptances, (i) the right of the Borrowers to request a BA Equivalent Revolving Loan shall be suspended until the circumstances causing a suspension no longer exist, and (ii) any Notice of Borrowing or Notice of Continuation/Conversion requesting a BA Equivalent Revolving Loan which is outstanding shall be deemed to be a request for a Prime Rate Revolving Loan. The Agent shall promptly notify the Borrowers of the suspension of the Borrowers’ rights to request a BA Equivalent Revolving Loan and of the termination of any suspension.~~

(b)
If the Agent reasonably determines that (i) for any reason adequate and reasonable means do not exist for determining the Adjusted Term CORRA for any proposed CORRA Revolving Loan, or (ii) the Adjusted Term CORRA or Adjusted Daily Compounded CORRA, as applicable, for any requested proposed CORRA Revolving Loan does not adequately and fairly reflect the cost to the applicable Lenders of funding such CORRA Revolving Loan, the Agent will promptly so notify the Borrower and each applicable Lender. Thereafter, the obligation of the Lenders to make or maintain CORRA Revolving Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, a Borrower may revoke any Notice of Borrowing or Notice of Continuation/Conversion then submitted by it with respect to a CORRA Revolving Loan. If the Borrower does not revoke such Notice, the Lenders shall make, convert or continue the Revolving Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Revolving Loans shall be made, converted or continued as Prime Rate Revolving Loans instead of CORRA Revolving Loans.

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4.6
Certificates of Agent.

If any Lender or the Agent claims reimbursement or compensation under this Article 4 (excluding claims covered by Section 4.1, which shall be governed by such Section), the Agent shall determine the amount thereof and shall deliver to the Borrowers (with a copy to the affected Lender, if applicable) a certificate setting forth in reasonable detail the amount payable to the affected Lender or the Agent, as the case may be, and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

4.7
Survival.

The agreements and obligations of the Borrowers and other Loan Parties in this Article 4 shall survive the payment of all other Obligations.

ARTICLE 5 - BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

5.1
Books and Records.

Each Loan Party shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with, to the extent GAAP is applicable, GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). Each Loan Party shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. Each Loan Party shall maintain at all times reasonably detailed books and records pertaining to the Collateral in which it has an interest, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts of such Loan Party; (b) any return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory or Equipment of such Loan Party; and (c) all other dealings affecting the Collateral in which it has an interest.

5.2
Financial Information.

The Borrowers shall promptly furnish (or cause to be furnished) to the Agent (and, unless delivered electronically in accordance with the terms hereof, in sufficient copies for distribution by the Agent to each Lender and Arranger and the Agent shall then furnish a copy to each of the Lenders and Arranger), in such detail as the Agent or the Lenders shall reasonably request, the following:

(a)
As soon as available, but in any event not later than one-hundred twenty (120) days after the close of each Fiscal Year (starting with the Fiscal Year 2021, provided that for the Fiscal Year 2021 audited comparative statements for 2020 will not be required), combined audited balance sheets, and income statements, cash flow statements and changes in stockholders’ equity for the Borrowers on a combined basis for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, together with customary management discussion and analysis of the Parent, all in reasonable detail, fairly presenting the financial position and the results of operations of the Borrowers on a combined basis as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards and, in the case of such statements performed on a combined basis, accompanied by an unqualified opinion of independent chartered accountants selected by the Borrowers and reasonably satisfactory to the Agent, without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit (provided that such report may contain a “going concern” or like qualification or exception, if such

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qualification or exception is related solely to (A) the Stated Termination Date or (B) any potential inability to satisfy any financial maintenance covenant included in any indebtedness of the Loan Parties on a future date in a future period.
(b)
As soon as available, but in any event not later than (i) thirty (30) days after the end of each fiscal month except in respect of its first, second ~~and~~, third and fourth fiscal quarters, ~~and~~ (ii) forty-five (45) days after the of end its first, second and third fiscal quarters, and (iii) sixty (60) days after the end of its fourth fiscal quarter, unaudited balance sheets of the Borrowers on a combined basis as at the end of such fiscal month, and unaudited income statements and cash flow statements for the Borrowers on a combined basis for such month and for the period from the beginning of the Fiscal Year to the end of such month, fairly presenting the financial position and results of operations of the Borrowers on a combined basis as at the date thereof and for such periods, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). The Borrowers shall certify by a certificate signed by a Responsible Officer of the Borrowers to the best of his or her knowledge that all such statements delivered pursuant to Section 5.2(a) and 5.2(b)(i) and (ii) have been prepared in accordance with GAAP and present fairly in all material respects the combined financial position of the Borrowers and their combined Subsidiaries as at the dates thereof and its results of operations for the periods then ended, subject to normal year-end adjustments and the absence of footnotes.
(c)
[Reserved]
(d)
With each of the Financial Statements delivered pursuant to Section 5.2(a) and Section 5.2(b)(i) and (ii) above, a certificate of the Responsible Officers of the Borrowers in the form attached hereto as Exhibit G which shall include, namely, a calculation of (i) the Excess Availability as of the last day of the period covered by such Financial Statements and the Average Excess Availability for the period covered by such Financial Statements, and (ii) the Fixed Charge Coverage Ratio as set out in Section 7.23 (whether or not such financial covenant is to be tested for the applicable period as provided in Section 7.23).
(e)
Not later than sixty (60) days following the beginning of each Fiscal Year, (i) an annual business plan (to include forecasted combined balance sheets, income statements, cash flow statements and Capital Expenditures) for the Loan Parties as at the end of and for each month of such Fiscal Year and (ii) forecasted annual Investments and Capital Expenditures in the Excluded Entities.
(f)
Upon written request by the Agent, a copy of each annual report or other filing filed with the PBGC, Financial Services Regulatory Authority of Ontario, the Canada Revenue Agency, the IRS or other Governmental Authority with respect to each Plan of any Loan Party.
(g)
Promptly after the receipt thereof by a Borrower or any other Loan Party, a copy of all management reports and management letters prepared for a Borrower or any other Loan Party by any independent chartered accountants or independent certified public accountants of the Borrowers or any other Loan Party.
(h)
[Reserved.]

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(i)
On a monthly basis (not later than the twentieth (20th) day after the last day of the previous month with the information thereon to be as of the last day of such previous month), a Borrowing Base Certificate for the Borrowers; provided, that, if a Liquidity Event has occurred and so long as it is continuing, or if the Borrowers so elects so long as the same frequency of delivery is maintained by the Borrowers for the immediately following 60-day period, the Borrowers shall deliver a Borrowing Base Certificate weekly; provided, further, that if the Borrowers are delivering a Borrowing Base Certificate and supporting information to the Agent on a weekly basis, the same shall be delivered not later than the second (2nd) Business Day after the last Business Day of the previous week with the information thereon to be as of the last Business Day of such previous week.
(j)
Promptly after the receipt thereof by a Borrower or any other Loan Party, copies of any final actuarial report for any Pension Plan sponsored or maintained by a Borrower or any Loan Party that is required to be prepared pursuant to applicable Requirements of Law.
(k)
Such additional reasonably necessary information as the Agent and/or any Lender may from time to time request regarding the financial and business affairs of the Borrowers or any other Loan Party.

Documents required to be delivered pursuant to Section 5.2(a), (b), (d), (e) or (f) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed in Section 14.8(or otherwise notified pursuant to Section 14.8); or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender, the Agent and the Arranger have access (whether a commercial, third-party website or whether sponsored by the Agent); provided that the Borrower shall notify the Agent (by telecopier or electronic mail) of the posting of any such documents and upon its reasonable request, provide to the Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Agent shall have no obligation to request the delivery of or maintain paper copies of the documents referred to above, and each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.

5.3
Notices to the Agent.

The Borrowers shall notify the Agent in writing (and the Agent will distribute such information to the Lenders) of the following matters at the following times:

(a)
Promptly (but in no event later than one (1) Business Day) after a Responsible Officer of a Loan Party becomes aware of any Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrowers propose to take with respect thereto;
(b)
Promptly (but in no event later than one (1) Business Day) after a Responsible Officer of a Loan Party becomes aware of the commencement of or any material development in any litigation or governmental proceedings pending against a Borrower or any Loan Party, which would reasonably be expected to have a Material Adverse Effect;
(c)
Promptly (but in no event later than five (5) Business Days) after a Responsible Officer of a Loan Party becomes aware of the assertion in writing by the holder of any preferred stock or similar equity interests of a Borrower or of any other Loan Party or the holder of any Debt of a Borrower or any other Loan Party in a face amount in excess of $5,000,000 that a default exists with respect thereto or that a Borrower or such Loan Party is not in compliance with the

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terms thereof and commencement by such holder of any enforcement action or acceleration because of such asserted default or non compliance;
(d)
Promptly (but in no event later than five (5) Business Days) after a Responsible Officer of a Loan Party becomes aware of any event or circumstance which would reasonably be expected to have a Material Adverse Effect;
(e)
Promptly (but in no event later than five (5) Business Days) after receipt by a Responsible Officer of a Loan Party of any written notice of any violation by a Loan Party of or any liability under any Environmental Law, or that any Governmental Authority has asserted in writing that a Borrower or any other Loan Party is not in compliance with any Environmental Law or is investigating a Borrower’s or such Loan Party’s compliance therewith which, in either case, would reasonably be expected to give rise to liability of $5,000,000 or more;
(f)
Promptly (but in no event later than five (5) Business Days) after receipt by a Responsible Officer of a Loan Party of any written notice that any Loan Party is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that any Loan Party is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, would reasonably be expected to give rise to liability of $5,000,000 or more;
(g)
Promptly (but in no event later than five (5) Business Days) after receipt by a Responsible Officer of a Loan Party of any written notice of the imposition of any Environmental Lien in an amount in excess of $3,000,000 against any property of a Borrower or any other Loan Party;
(h)
Promptly (but in no event later than five (5) Business Days) after any change in a Loan Party’s name as it appears in the province, state or other jurisdiction of its incorporation or other organization, province, state or other jurisdiction of incorporation or organization, type of entity, organizational identification number, tax identification number (if applicable), locations of any Eligible Inventory and Eligible Machinery & Equipment (other than Collateral of a Loan Party relocated to a location where the Agent has already taken all steps necessary to perfect it’s Lien on such Collateral);
(i)
Prompt notice of, with copies of any documentation and notices, as applicable: (i) any failure by any Loan Party to make a required installment or any other required payment as required by the PBA or other Requirements of Law on or before the due date for such installment or payment; (ii) a Pension Plan has been or will be terminated; (iii) the administrator or plan sponsor of a Pension Plan intends to terminate a Pension Plan or any action or inaction that could lead to a Termination Event; (iv) the PBGC, Pension Benefit Guaranty Fund (Ontario), the Financial Services Regulatory Authority of Ontario or other Governmental Authority has instituted proceedings to terminate a Pension Plan; or (v) receipt from any Governmental Authority of (and providing the Agent a copy with) any notices of non-compliance in respect of a Pension Plan or any other any action that could lead to a Termination Event; and

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(j)
Promptly (but in no event later than five (5) Business Days) after any sale or acquisition of Machinery & Equipment with a book value of over $50,000, the details of such sale or acquired Machinery & Equipment, together with an updated list of all Machinery & Equipment owned by the Loan Parties with a book value of over $50,000.
5.4
Collateral Reporting.

Each Loan Party shall provide the Agent with the following documents at the following times in form reasonably satisfactory to the Agent (and Agent shall provide same to a Lender upon request): (a) together with the delivery of each Borrowing Base Certificate, the Accounts created, credits given, cash collected and other adjustments to Accounts since the last such schedule, (b) together with the delivery of each Borrowing Base Certificate, an aging of such Loan Party’s Accounts, together with a reconciliation to the corresponding Eligible Accounts of the Loan Party and to its general ledger; (c) promptly upon the reasonable written request of the Agent, an aging of such Loan Party’s accounts payable; (d) on a monthly basis by the twentieth (20th) day of the following month (or more frequently if requested by the Agent at a time when the Borrowers are required to deliver Borrowing Base Certificates more frequently than monthly), a detailed calculation of the Eligible Accounts, Eligible Inventory and Eligible Machinery & Equipment of the Loan Parties; (e) together with the delivery of each Borrowing Base Certificate, (i) Inventory reports and managed Inventory listing in a level of detail reasonably acceptable to the Agent, together with a reconciliation to the corresponding Eligible Inventory of the Loan Party and its general ledger, and (ii) a detailed list of any material changes (including additions or dispositions) to the Eligible Machinery & Equipment of the Loan Parties; (f) promptly upon the reasonable request of the Agent, bank statements for each bank account of all Loan Parties held at any financial institution other than the Royal Bank; (g) promptly upon the reasonable request of the Agent, copies of invoices in connection with such Loan Party’s Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with such Loan Party’s Accounts and for Inventory acquired by such Loan Party, purchase orders and invoices; (h) promptly upon the reasonable request of the Agent, a statement of the balance of any Intercompany Accounts; and (i) promptly, such other reports as to the Collateral of such Loan Party as the Agent shall reasonably request from time to time.

ARTICLE 6 - GENERAL WARRANTIES AND REPRESENTATIONS

Each Loan Party warrants and represents to the Agent and the Lenders that, except as hereafter disclosed to and accepted by the Agent and the applicable Lenders in writing in accordance with the terms of Section 11.1:

6.1
Authorization, Validity, and Enforceability of this Agreement and the Loan Documents.

Such Loan Party has the power and authority to execute, deliver and perform this Agreement, and the other Loan Documents to which it is a party, to incur and/or guaranty, as applicable, the Obligations, and to grant to the Agent Liens upon and security interests in the Collateral in which it has an interest. Such Loan Party has taken all necessary corporate action or other organizational action (including obtaining approval of its stockholders or other equityholders if necessary) to authorize its execution, delivery and performance of this Agreement, and the other Loan Documents to which it is a party. This Agreement, and the other Loan Documents to which it is a party, have been duly executed and delivered by such Loan Party, and constitute the legal, valid and binding obligations of such Loan Party, enforceable against it in accordance with their respective terms (except as such enforceability may be subject to bankruptcy, insolvency, moratorium, reorganization, arrangement, voidable preference, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors generally and except as the same may be subject to the effect of general principles of equity) and subject to any consent under a Requirement of Law on the enforcement of any security that constitutes Capital Stock. Such Loan Party’s execution, delivery and performance of this

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Agreement, the other Loan Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with in any material respect, or constitute a material violation or breach of, or result in the imposition of any Lien upon the property of such Loan Party (other than Permitted Liens and Liens granted by such Loan Party under any of the Loan Documents) by reason of the terms of (a) any material contract, mortgage, lease, agreement, indenture or instrument to which such Loan Party is a party or which is binding upon it, (b) any Requirement of Law applicable to such Loan Party, or (c) the certificate or notice of articles or articles of incorporation, by laws or the limited liability company or limited partnership agreement or partnership agreement or other organizational documents of such Loan Party.

6.2
Validity and Priority of Security Interest.

The provisions of this Agreement and the Security Documents to which such Loan Party is a party create legal and valid Liens on all Collateral in which it has an interest in favour of the Agent, for the ratable benefit of the Agent and the other Secured Parties, and upon the filing by the Agent of PPSA financing statements, possession by the Agent of Collateral which can be perfected by possession only and “control” by the Agent of any deposit accounts located in the United States as required under the Security Documents, such Liens shall (to the extent the applicable foregoing required action has been taken with respect to such Liens in the relevant Collateral) constitute perfected and continuing Liens on all such Collateral in which a security interest can be created and perfected under the applicable PPSA having priority over all other Liens on such Collateral, except for Permitted Liens, securing all the Obligations of such Loan Party and enforceable against such Loan Party and all third parties.

6.3
Organization and Qualification.

Such Loan Party (a) is duly formed, organized, incorporated or amalgamated, as the case may be, and validly existing in good standing under the laws of the province or state of its organization, incorporation or amalgamation, as the case may be, (b) is qualified to do business and is in good standing in the jurisdictions set forth in Schedule 6.3, which are the only jurisdictions in which qualification is necessary in order for it to own or lease its property and conduct its business and (c) has all requisite power and authority to conduct its business and to own its property and to enter and perform its obligations under the Loan Documents to which it is a party.

6.4
Corporate Name; Prior Transactions.

Except as otherwise disclosed on Schedule 6.4, such Loan Party has not, during the past five (5) years preceding the Effective Date, been known by or used any other corporate or fictitious name/trade name, or been a party to any merger, consolidation or amalgamation, or acquired all or substantially all of the assets of any Person, or, to the best of its knowledge, acquired any of its property outside of the ordinary course of business.

6.5
Subsidiaries.

Schedule 6.5 is a correct and complete list as of the Effective Date of each Subsidiary of the Loan Parties and all Persons that are non-wholly owned by the Loan Parties or in which a Loan Party holds a minority interest.

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6.6
Financial Statements and Projections.
(a)
All such financial statements have been prepared in accordance with GAAP and present accurately and fairly in all material respects the financial position of the Borrowers as at the dates thereof and their results of operations for the periods then ended, subject, in the case of the interim financial statements, to normal year-end adjustments.
(b)
The Latest Projections when submitted to the Agent as required herein represent the Loan Parties’ reasonable good faith estimate at the time delivered of the future financial performance of the Loan Parties for the periods set forth therein and have been prepared on the basis of the assumptions set forth therein, which the Borrowers believed at the time submitted to the Agent are reasonable in light of current and reasonably foreseeable business and market conditions, it being recognized by the Lenders that the projections contained therein as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.
6.7
Capitalization.

On the Effective Date, the authorized Capital Stock or other equity or partnership interests of each Loan Party are set forth on Schedule 6.7, and all such issued shares or other equity or partnership interests are validly issued and outstanding, fully paid and non-assessable and are owned beneficially and of record by the Persons listed on Schedule 6.7. On the Effective Date, other than as set forth on Schedule 6.7, such Loan Party is not a party to any agreement granting to any Person any stock appreciation or other similar right with respect to any of the shares of Capital Stock or other equity or partnership interests of such Loan Party. On the Effective Date, other than as set forth on Schedule 6.7, there are no outstanding warrants, options, rights, agreements, convertible or exchangeable securities or other commitments pursuant to which such Loan Party is or may become obligated to issue, sell, purchase, return or redeem any shares of the Capital Stock or other securities or equity or partnership interests of such Loan Party.

6.8
Solvency.

The Loan Parties are Solvent on a combined basis after giving effect to the Borrowings to be made on the Effective Date and the application of the proceeds thereof and after giving effect to the Letters of Credit to be issued on the Effective Date.

6.9
Real Property; Leases; Location of Collateral and Offices.

Schedule 6.9 hereto is a correct and complete list as of the Effective Date, of all Real Estate owned by each Loan Party, all locations where any Collateral is held or maintained, the chief executive office of each Loan Party, all leases and subleases of Real Estate or personal property by any Loan Party, as lessee or sublessee, and all leases and subleases of Real Estate or personal property by any Loan Party, as lessor or sublessor. To the knowledge of such Loan Party, each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no material default by any party to any such lease or sublease exists.

6.10
Brokers.

As of the Effective Date, except as set forth on Schedule 6.10, there are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any of the Loan Documents.

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6.11
Governmental and Third Party Authorization.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Loan Party of this Agreement, or any other Loan Document except for those which have been obtained and are in full force and effect (all as set forth on Schedule 6.11) and except for recordings, registrations and filings in connection with the Liens granted to Agent. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Person other than a Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Loan Party of this Agreement or any other Loan Document.

6.12
Proprietary Rights.

To the knowledge of the Borrowers, except as set forth on Schedule 6.12, the Loan Parties own, or possess the right to use, all Proprietary Rights that are reasonably necessary for the operation of their respective businesses. To the knowledge of the Borrowers, none of the Proprietary Rights utilized in the manufacture of Eligible Inventory infringe upon the rights of any other Person. The manufacture and sale of Inventory of each Loan Party is not subject to material limitations thereon contained in any licensing agreement relating to Proprietary Rights.

6.13
Bank Accounts.

Schedule 6.13 contains as of the Effective Date a complete and accurate list of all bank accounts and lock box accounts maintained by such Loan Party with any bank or other financial institution. All deposit accounts and lock box accounts maintained by any Loan Party with any bank or other financial institution shall be subject to a Blocked Account Agreement required to be in place to the extent set forth in Section 7.29.

6.14
Litigation.

Except as set forth on Schedule 6.14, as of the Effective Date, there is no pending, or to the best of such Loan Party’s knowledge threatened in writing, action, suit, proceeding or counterclaim by any Person that would reasonably be expected to result in liability in excess of $3,500,000 in any single occurrence or in aggregate, or to the best of such Loan Party’s knowledge, investigation by any Governmental Authority against any Loan Party.

6.15
Labour Disputes.

Except as set forth on Schedule 6.15, as of the Effective Date (a) there is no collective bargaining agreement covering employees of such Loan Party, (b) no such collective bargaining agreement is scheduled to expire during the term of this Agreement, (c) to the Loan Parties' knowledge, no union or other labour organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of such Loan Party or for any similar purpose, and (d) to the Loan Parties' knowledge, there is no pending or threatened, strike, work stoppage, material unfair labour practice claim, or other material labour dispute against or affecting such Loan Party or its employees which would be reasonably expected to have a Material Adverse Effect.

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6.16
Environmental Laws.

Except as otherwise disclosed in Schedule 6.16 or as otherwise would not reasonably be expected to have a Material Adverse Effect:

(a)
The Loan Parties have complied in all material respects with all applicable Environmental Laws and no Loan Party nor any of its presently owned or leased Real Estate or presently conducted operations, is subject to any material enforcement order from or material liability agreement with any Governmental Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant.
(b)
No Loan Party has received any material summons, complaint, order or similar written notice indicating that it is not currently in compliance with, or that any Governmental Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant.
(c)
There are no material Environmental Liens affecting the Real Estate or the Collateral of any of the Loan Parties.
6.17
No Violation of Law.

Such Loan Party is not in violation of any law, statute, regulation, ordinance, judgment, order or decree applicable to it which would individually or in the aggregate reasonably result in a Material Adverse Effect.

6.18
No Default.

To the knowledge of such Loan Party, such Loan Party is not in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which such Loan Party is a party or by which it is bound and which would individually or in the aggregate, reasonably result in a Material Adverse Effect.

6.19
Plans.

Except as specifically disclosed in Schedule 6.19:

(a)
There are no Pension Plans subject to ERISA. Each Plan in Canada is in compliance with the applicable provisions of the PBA and other federal or provincial law, except as would not reasonably be expected to have a Material Adverse Effect. Each Borrower and each Loan Party has made all required contributions to any Plan when due, and no application for a funding waiver or an extension of any amortization period has been made with respect to any Plan, except in each case, as would not reasonably be expected to have a Material Adverse Effect.
(b)
There are no pending or, to the knowledge of such Loan Party, threatened in writing claims, actions or lawsuits or action by any Governmental Authority with respect to any Plan which has resulted or would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or would reasonably be expected to have a Material Adverse Effect.

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(c)
Except as set forth on Schedule 6.19 as of the Effective Date, (i) no Termination Event has occurred or, to the Loan Parties' knowledge, is reasonably expected to occur; (ii) when aggregated together for all Pension Plans, the Pension Plans (exclusive of the Existing DB Plan) do not have any Unfunded Pension Liability; (iii) the Existing DB Plan has an Unfunded Pension Liability of approximately $ 10,883,612 as determined pursuant actuarial valuations conducted and reported as at December 31, 2019. Regular monthly contribution amounts on the Existing DB Plan aggregate approximately $278,000. Special ‘catch up’ monthly/quarterly amounts on the Existing DB Plan aggregate approximately $95,000; (iv) none of the Loan Parties has incurred, or reasonably expects to incur, any liability under the Income Tax Act (Canada) or the applicable federal, provincial or state laws with respect to all Pension Plans; (v) no Lien has arisen in respect of any Loan Party or its property in connection with any Plan (save for contribution amounts not yet due); (vi) no Loan Party maintains, administers, contributes to or has any liability in respect of a Defined Benefit Pension Plan, other than the Existing DB Plans. As of the Effective date, where any Pension Plan has been partially or fully wound-up, all assets, including any surplus, attributable to such wind-up have been fully distributed in accordance with all Requirements of Law and any unfunded liability arising on such wind-up has been fully funded such that no Loan Party has any outstanding liabilities with respect to such wound-up or partially wound-up Pension Plan. As of the Effective Date, (i) no Pension Plan has an ongoing deficiency or solvency deficiency that would reasonably be expected to have a Material Adverse Effect, and (ii) no Loan Party has any material liability with respect to any pension plan of a non-Loan Party that would reasonably be expected to have a Material Adverse Effect.
6.20
Taxes.

Such Loan Party has (a) filed or caused to be filed all federal, provincial, state and other material Tax returns (including material foreign Tax returns) Required by Law to be filed (or extensions permitted under Requirement of Law have been timely obtained with respect thereto), and (b) has paid or caused to be paid all federal, provincial and other material Taxes (including material foreign Taxes), assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except for non-payment of any such Taxes, assessments, fees and other governmental charges as permitted by Section 7.1.

6.21
No Material Adverse Effect.

There has not occurred since September 30, 2021 any event or circumstance that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

6.22
Full Disclosure.

None of the representations or warranties made by such Loan Party in any of the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of such Loan Party in connection with any of the Loan Documents taken as a whole, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

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6.23
Material Agreements.

Schedule 6.23 hereto sets forth as of the Effective Date all material agreements and material contracts to which such Loan Party is a party or is bound as of the Effective Date hereof that are material to the business of the Borrowers on a Combined Basis. No Loan Party has received any notice of default or termination under any such agreements and are not aware of any default upon the basis of which the other party to any such agreement could terminate such agreement.

6.24
Title to Property.

Each of the Borrowers and the Borrowers’ Subsidiaries have good and valid title to all material properties owned by them and reasonably necessary in the conduct of their business, including all property reflected in the most recent combined balance sheet of the Borrowers and their Subsidiaries as referred to in Section 5.2(a), free and clear of all Liens, other than Permitted Liens.

6.25
Insurance.

Each Loan Party maintains, with financially sound and reputable insurance companies not Affiliates of any Loan Party, insurance with respect to its properties and business against loss, damage and hazards of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons. Schedule 6.25 sets forth the material insurance policies in place on and as of the Effective Date held by each of the Loan Parties.

ARTICLE 7 - AFFIRMATIVE AND NEGATIVE COVENANTS

Each Loan Party covenants to the Agent and each Lender that so long as any of the Obligations remain outstanding or this Agreement is in effect:

7.1
Taxes.

The Loan Parties shall pay and discharge as the same shall become due and payable (a) all material Taxes imposed upon it or its properties or assets and (b) all lawful claims which, if unpaid would by law become a Lien (other than a Permitted Lien) upon the Collateral, unless any such Taxes or claims are being contested in good faith by appropriate proceedings and adequate reserves to the extent required by GAAP are being maintained.

7.2
Legal Existence and Good Standing.

Each of the Loan Parties shall maintain its legal existence under the laws of such Person’s jurisdiction of organization or formation and its qualification and good standing in all jurisdictions in which the failure to maintain such existence (other than with respect to any Loan Party whose assets are included in the Borrowing Base) and qualification or good standing would reasonably be expected to have a Material Adverse Effect.

7.3
Compliance with Law and Agreements; Maintenance of Licenses.
(a)
Each Loan Party shall comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including, to the extent applicable, Anti-Terrorism and Sanctions Laws). Such Loan Party shall obtain and maintain all licenses, permits, franchises and governmental authorizations necessary to own its property and to conduct its business as conducted on the Effective Date in all material respects.

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(b)
Such Loan Party shall comply in all material respects with the Woodmen’s Lien Act (Alberta), including, without limitation, in respect of any required holdbacks of payments for unpaid labourers or workers, and (ii) shall discharge, dispose of, or satisfy any claims received by such Loan Party from a person claiming a lien on any assets of such Loan Party pursuant to the Woodmen’s Lien Act (Alberta) within thirty (30) days of the receipt of any such claim.
(c)
Each Loan Party will maintain in good standing and will not be in material breach of any of the terms or conditions of any of its Forest Licences and will forthwith upon receipt thereof, deliver to the Agent a copy of any notice from the Ministry of Forests, Lands, Natural Resource Operations and Rural Development or other Governmental Authority, cancelling or suspending or purporting to cancel or suspend or reduce or impair in any material respect the rights of such Loan Party pursuant to any of its Forest Licences.
7.4
Maintenance of Property; Field Exams; Appraisals.
(a)
Such Loan Party shall maintain all of its material property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear and casualty excepted.
(b)
Such Loan Party shall permit representatives (including independent contractors) of the Agent to visit and inspect any of its properties and the Collateral, to examine its corporate, financial and operating records, and make relevant copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors, officers and independent chartered accountants, and to conduct Field Exams and audits at such reasonable times during normal business hours and as soon as may be reasonably desired, upon reasonable advance notice to such Loan Party; provided, that, visits in any 12-month period shall be one (1) time per year (subject to any reasonable delays outside the control of the Agent); provided further that if at any time Excess Availability is less than twelve and one-half percent (12.5%) of the Maximum Revolver Amount for a period of five (5) consecutive Business Days during such 12-month period, one (1) additional Field Exam will be permitted in such 12-months period, unless an Event of Default has occurred and is continuing, in which case the Agent may do any of the foregoing at any time and as many times in any year during normal business hours and without advance notice. The Loan Parties shall be responsible for the reasonable, documented costs and expenses of all such visits, Field Exams and audits. Such visits shall be in addition to visits for purposes of conducting appraisals permitted under Section 7.4(c).
(c)
The Agent shall, once (1) in every twelve (12) month period (subject to any reasonable delays outside the control of the Agent) engage an appraiser to conduct and deliver an Inventory Appraisal of the Inventory of the Loan Parties and an Machinery & Equipment Appraisal of the Machinery & Equipment of the Loan Parties, provided that if at any time Excess Availability is less than twelve and one-half percent (12.5%) of the Maximum Revolver Amount for a period of five (5) consecutive Business Days during such 12-month period, one (1) additional Inventory Appraisal and one (1) additional Machinery & Equipment Appraisal will be permitted in such 12-months period. Each such Inventory Appraisal and Machinery & Equipment Appraisal to be in form and scope satisfactory to the Agent and using a methodology requested by the Agent. Notwithstanding the foregoing, whenever an Event of Default exists, the Agent may engage an appraiser to conduct and deliver appraisals of any or all of the Collateral, as frequently as the Agent considers reasonably necessary, each such appraisal to be in form and scope satisfactory to the Agent and using a methodology requested

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by the Agent. The Borrowers agree to pay the Agent on demand all out-of-pocket costs and expenses related to each appraisal conducted pursuant to this Section 7.4(c).
7.5
Insurance.
(a)
Such Loan Party shall maintain, with financially sound and reputable insurance companies not Affiliates of any Loan Party, insurance with respect to its properties and business against loss, damage and hazards of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, and reasonably acceptable to the Agent and the Required Lenders. The Agent and the Required Lenders acknowledge that the Loan Parties’ insurance in place on the Effective Date is acceptable to the Agent and the Required Lenders.
(b)
Such Loan Party shall cause the Agent, for the ratable benefit of the Agent and the Lenders, to be named as secured party and lender’s first loss payee (as its or their interests may appear) and first mortgagee with respect to insurance covering the Collateral, or additional insured as to liability and umbrella insurance, in a manner reasonably acceptable to the Agent. Each such policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days’ prior written notice to the Agent in the event of cancellation of the policy for any reason whatsoever (other than for nonpayment of premiums, in which case not less than ten (10) days’ prior written notice is sufficient) and a clause or endorsement stating that the interest of the Agent shall not be impaired or invalidated by any act or neglect of any Loan Party or the owner of any Real Estate for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by such Loan Party when due, and certificates of insurance and, if requested by the Agent or any Lender, photocopies of the policies, shall be delivered to the Agent, in each case in sufficient quantity for distribution by the Agent to each of the Lenders.
(c)
Unless the Borrowers provide the Agent with evidence of the insurance coverage required by this Section 7.5, the Agent may purchase casualty insurance, with prompt notice to the Borrowers at the Loan Parties’ expense. This insurance may, but need not, protect the interests of the Loan Parties. The coverage that the Agent purchases may not pay any claim that any Loan Party makes or any claim that is made against any Loan Party in connection with said coverage. The Borrowers may later cancel any insurance purchased by the Agent, but only after providing the Agent with evidence that the Loan Parties have obtained insurance as required by this Section 7.5. If the Agent purchases such insurance, the Loan Parties will be responsible for the costs of that insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance shall be added to the Obligations. The costs of the insurance may be more than the cost of insurance that the Loan Parties may be able to obtain on its own, but shall be reasonably comparable therewith.
7.6
Insurance Proceeds.

Such Loan Party shall promptly notify the Agent and the Lenders of any loss, damage or destruction to Collateral from and after the Effective Date having a value in excess of $1,000,000 per casualty, whether or not covered by insurance. Subject to Section 3.3, and, for greater certainty, excluding the Excluded Insurance Proceeds, the Agent is hereby authorized to collect all insurance and condemnation proceeds in respect of Collateral of such Loan Party directly and (A)(i) in any casualty event exceeding $5,000,000, unless such proceeds shall be promptly used, or committed to be used and spent within six months, by a Borrower to repair, replace or restore the Collateral or otherwise for the benefit of its business and for no other purpose; and (ii) at all times when an Event of Default is in existence and is continuing, apply them to

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the Obligations in a manner that is consistent with Section 3.3 and in the order set forth in Section 3.7, and (B)(i) in any casualty event not exceeding $1,000,000 and (ii) when no Event of Default has occurred or is existing, the Agent shall return such condemnation or insurance proceeds to the applicable Loan Party. All insurance and condemnation proceeds in respect of Collateral received by a Loan Party shall immediately be deposited in a Blocked Account Agreement and, subject to Section 3.3, such Loan Party shall promptly remit such proceeds to the Agent to be applied to the Obligations as aforesaid.

7.7
Environmental Laws.

Such Loan Party shall conduct its business in compliance in all material respects with all Environmental Laws applicable to it, including, without limitation, those relating to the its generation, handling, use, storage and disposal of Contaminants. The Loan Parties shall take prompt and appropriate action to respond to any material non-compliance or alleged non-compliance with Environmental Laws. Without limiting the generality of the foregoing, whenever any Loan Party gives notice to the Agent pursuant to Subsection 5.3(d) or 5.3(e) and the Agent so requests in writing, the Loan Parties shall, at the applicable Loan Party’s expense, cause an independent environmental engineer reasonably acceptable to the Agent to conduct such technical environmental assessments of the site where the non-compliance or alleged non-compliance with Environmental Laws has occurred as are appropriate to address such non-compliance, and prepare and deliver to the Agent a report setting forth the results of such assessments, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof.

7.8
Compliance with PBA, Etc.

Such Loan Party shall:

(a)
maintain each Plan which is subject to the Income Tax Act (Canada), the PBA or other federal or provincial law in compliance in all material respects with the applicable provisions of the Income Tax Act (Canada), the PBA, and other federal or provincial law, except where noncompliance would not be reasonably be expected to have a Material Adverse Effect;
(b)
have no unfunded, solvency, or deficiency on windup liability, no accumulated funding deficiency (whether or not waived) or any amount of unfunded benefit liabilities and no failure to satisfy the minimum funding standards (whether or not waived) or any amount of unfunded benefit liabilities in respect of any Plan, including any Plan to be established and administered by it or them, except, in respect of the Existing DB Plan, as would not reasonably be expected to have a Material Adverse Effect;
(c)
pay when due, all amounts required to be paid by it in respect of any Pension Plan;
(d)
not cause or permit to arise or exist any Lien on any of its property in respect of any Plan;
(e)
make all required contributions to any Plan when due;
(f)
not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that could reasonably be expected to result in material liability;

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(g)
not permit the wind-up and/or termination of any Pension Plan during the term of this Agreement without the prior written consent of the Agent in its Permitted Discretion; and
(h)
except for the Existing DB Plan or with the prior consent of the Agent, not maintain, administer, contribute or have any liability in respect of any Defined Benefit Pension Plan or acquire an interest in any Person if such Person sponsors, maintains, administers or contributes to, or has any liability in respect of, any Defined Benefit Pension Plan if a solvency or wind-up deficiency in excess of $1,000,000 in the aggregate exists with respect to such Deferred Benefit Pension Plan.
7.9
[Reserved]
7.10
Mergers, Consolidations or Sales.
(a)
No Loan Party shall enter into any transaction of merger, amalgamation, reorganization or consolidation, or transfer, sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired), or issue or otherwise sell or transfer (whether in one transaction or in a series of related transactions) all or substantially all of its equity interests in such Loan Party, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except, provided no Event of Default exists or is continuing, (A) the amalgamation, consolidation or merger of any Loan Party into any other Loan Party, (B) any Transfer permitted under clause (b) below, (C) any Loan Party may make a disposition of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Loan Party; and (D) any Loan Party may effect a merger, dissolution, liquidation, consolidation or amalgamation to effect a Transfer permitted pursuant to Section 7.10(b).
(b)
No Loan Party shall transfer, sell, assign, lease or otherwise dispose (including by way of merger, consolidation or amalgamation) of (each, a “Transfer”) all or any part of its property (including without limitation any Capital Stock of a Loan Party) (whether in one or a series of transactions), except for:
(i)
sales of Inventory in the ordinary course of its business;
(ii)
sales or other dispositions of (A) assets (other than Accounts, Inventory and Machinery & Equipment) in the ordinary course of business that are (a) worn, damaged or obsolete, (b) no longer useable in such Person’s business or (c) no longer used or necessary for the conduct or operation of such Person’s business or (B) that are replaced or for which orders have been placed to replace the same within sixty (60) days by substitute assets in the ordinary course of business, provided such substitute assets are subject to the same or similar Security Interest in favour of the Lender;
(iii)
Transfers of property to a Borrower or a Subsidiary; provided that (A) if the transferor in such a transaction is a Loan Party, then the transferee must be a Loan Party or to the extent constituting an Investment, such Investment must be a Permitted Investment, and (B) to the extent constituting a Transfer by a Loan Party to a Subsidiary that is not a Loan Party, such Transfer is for fair value and any promissory note or other non-cash consideration received in respect thereof is a Permitted Investment in a Subsidiary that is not a Loan Party;

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(iv)
a disposition made as a part of a Permitted Investment or consisting of the granting of Liens permitted by Section 7.19;
(v)
dispositions made as part of a sale and leaseback transaction permitted pursuant to Section 7.20;
(vi)
other dispositions (other than Accounts, Inventory and Machinery & Equipment) for fair market value in an aggregate amount not to exceed (in one transaction or in a series of related transactions) 3.5% of Combined Total Assets in any Fiscal Year, so long as no Event of Default is continuing or would result therefrom;
(vii)
other dispositions for fair market value and for which not less than seventy-five percent (75.0%) of the consideration is paid in cash or Cash Equivalents so long as the Payment Conditions are satisfied at such time and proceeds therefrom are utilized in accordance with Section 3.3;
(viii)
the lease or sublease, as lessor or sublessor, of any Real Estate of such Person, or the Transfer of Real Estate to a Loan Party;
(ix)
dispositions of accounts receivable (to the extent not forming part of the Borrowing Base) in connection with the collection or compromise thereof (other than in connection with financing transactions);
(x)
leases, subleases, non-exclusive licenses or non-exclusive sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business and that do not materially interfere with the business of the Loan Parties, taken as a whole;
(xi)
transfers of property subject to Recovery Events upon receipt of the Net Cash Proceeds of such Recovery Event;
(xii)
dispositions of Permitted Investments (including Capital Stock) in Joint Ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
(xiii)
the use or transfer of money or cash equivalents in a manner that is not prohibited by this Agreement; ~~and~~
(xiv)
the lapse or abandonment of any intellectual property to the extent not economically desirable in the business or which would not result in a Material Adverse Effect~~.~~; and
(xv)
dispositions of Machinery & Equipment for fair market value in an aggregate amount not to exceed $650,000 in any one transaction provided that no Default or Event of Default has occurred.
(c)
Any Loan Party may engage in a Permitted Acquisition.

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7.11
Distributions.

No Loan Party shall directly or indirectly declare or make, or incur any liability to make, any Distribution, except:

(a)
each Loan Party may make Distributions to any other Loan Party;
(b)
each Loan Party may declare and make dividend payments or other distributions payable solely in the Capital Stock (other than Disqualified Stock) of such Person;
(c)
so long as no Event of Default exists and is continuing or would result therefrom, redemptions, acquisitions, retirements, repurchases or settlements by a Borrower of its Capital Stock (or any options or warrants or stock appreciation rights issued respect thereto) held by current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributes) of the Loan Parties in an aggregate amount not to exceed $1,000,000 in any Fiscal Year; and
(d)
Distributions by a Borrower, whether in the form of dividends or otherwise in payment of interest and principal outstanding from time to time on any Shareholder Loans, provided that, in each case, the Payment Conditions are satisfied.
7.12
Restricted Investments.

No Loan Party shall make any Investment including any Acquisitions, other than Permitted Investments.

7.13
Guarantees.

No Loan Party shall make, issue or become liable on any Guarantee, except (i) Guarantees of the Obligations in favour of the Agent, (ii) Guarantees in favour of the lenders under any refinancing thereof permitted by Section 7.14 in respect of the obligations of the Borrowers, as a borrower under any refinancing thereof permitted by Section 7.14, (iii) endorsements of instruments for deposit in the ordinary course of business and (iv) Guarantees by any Loan Party of Debt of another Loan Party, and, to the extent constituting a Permitted Investment, Guarantees by any Loan Party of Debt of any Person that is not a Loan Party, in each case to the extent that such Debt is permitted under Section 7.14.

7.14
Debt.

No Loan Party shall incur, maintain or suffer to exist any Debt, other than:

(a)
the Obligations;
(b)
Debt described on Schedule 7.14 and Permitted Refinancing Debt thereof;
(c)
[reserved];

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(d)
(i) Capital Leases of Fixed Assets (other than Real Estate) and purchase money secured Debt incurred to purchase Fixed Assets (other than Real Estate); provided that (i) Liens securing the same attach only to the Fixed Assets acquired by the incurrence of such Debt, and (ii) the aggregate amount of such Debt (including any such Capital Leases and purchase money secured Debt described on Schedule 7.14) of all Loan Parties outstanding does not exceed (x) $20,000,000 at any time, and (y) with respect to any such Debt resulting from transactions permitted by Section 7.20, the limit set forth in such section and (ii) Permitted Refinancing Debt thereof;
(e)
intercompany Debt among the Loan Parties permitted under the definition of Permitted Investments or as contemplated by Section 7.16;
(f)
Subordinated Debt (including debt under the Shareholder Loans) and Permitted Refinancing Debt thereof;
(g)
Guarantees permitted by Section 7.13;
(h)
Debt under, or reimbursement obligations in respect of, letters of credit and bankers acceptances issued for performance, surety, appeal or indemnity bonds or with respect to workers’ compensation claims or other statutory obligations;
(i)
Debt arising from netting services, overdraft protection, cash management services and otherwise in connection with deposit, securities and commodities accounts in the ordinary course of business;
(j)
Debt incurred in the ordinary course of business under performance, surety, statutory or appeal bonds;
(k)
Debt owed to any Persons providing property, asset, liability or other insurance to any Loan Party, so long as the amount of such Debt (in respect of such insurance) is not in excess of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Debt is outstanding only during such year;
(l)
trade payables and other liabilities accrued or incurred in the ordinary course of business other than through the borrowing of money;
(m)
Debt (other than intercompany Debt) constituting a Permitted Investment;
(n)
Debt arising from agreements of any Loan Party providing for indemnification, adjustment of purchase price based on changes in working capital and earn-outs (based on changes in working capital and earn-outs based on the income generated by assets acquired) or similar obligations, in each case, incurred or assumed in connection with any Transfer permitted under Section 7.10(b) or any Permitted Investment;
(o)
Debt representing deferred compensation or stock-based compensation to employees, consultants or independent contractors of the Loan Parties incurred in the ordinary course of business; and
(p)
Debt in the ordinary course, in respect of credit cards, credit card purchasing services or commercial cards.

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7.15
Prepayment; Repurchase and Redemption of Debt.

No Loan Party, shall directly or indirectly pay or prepay, repurchase or redeem any Debt, except:

(a)
the Obligations in accordance with the terms of this Agreement;
(b)
Debt permitted under Sections 7.14(d), 7.14(h)-7.14(l), 7.14(o) and 7.14(p);
(c)
payments or prepayments of other Debt (including Subordinated Debt (including Shareholder Loans and any remaining balance of the Parent Initial Loans after the Effective Date)), provided, however, that the Payment Conditions are satisfied;
(d)
without limiting the foregoing paragraph (c), but in addition thereto, the Effective Date Parent Initial Loan Repayment, provided, however, that the Effective Date Parent Initial Loan Repayment Conditions are satisfied; and
(e)
payments or prepayments of Shareholder Loans and/or the Parent Initial Loan made solely in Capital Stock of a Borrower (other than Disqualified Stock) that are otherwise permitted pursuant to this Agreement.
7.16
Transactions with Affiliates.

No Loan Party shall enter into, or be a party to, any transaction (or series of related transactions) with any Affiliate of such Loan Party, including without limitation any management, consulting or similar arrangement, except

(a)
transactions as set forth on Schedule 7.16;
(b)
transactions among the Loan Parties;
(c)
transactions specifically permitted pursuant to the other provisions of this Agreement, including without limitation Permitted Investments;
(d)
in the ordinary course of business and pursuant to the reasonable requirements of the business of such Loan Party upon fair and reasonable terms no less favourable to such Loan Party than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of the Loan Parties;
(e)
issuances of Capital Stock otherwise permitted hereunder;
(f)
so long as it has been approved by the applicable Loan Party's board of directors, the payment of reasonable compensation, severance or employee benefits to employees, officers and directors of such Loan Party in the ordinary course of business and consistent with industry practice;
(g)
so long as it is approved by a Loan Party's board of directors in accordance with Requirement of Law, any indemnity provided for the benefit of directors and officers of such Loan Party; and
(h)
transactions that are undertaken pursuant to, under or in connection with the Existing Excluded Entity Agreements.

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7.17
Use of Proceeds.

The proceeds of the Revolving Loans made and Letters of Credit issued are to be used (i) to refinance certain existing indebtedness on the Effective Date, (ii) pay fees and expenses relating to the Transactions on the Effective Date, (iii) in the sole discretion of the Borrower, to make the Effective Date Parent Initial Loan Repayment, if permitted pursuant to this Agreement, (iv) for working capital and other general corporate purposes and, (v) in the sole discretion of the Borrower, to repay, in whole or in part, the balance of any principal and interest on the Parent Initial Loan not repaid pursuant to the Effective Date Parent Initial Loan Repayment, if permitted pursuant to this Agreement.

7.18
Business Conducted.

No Loan Party shall engage, directly or indirectly, in any material line of business substantially different from those lines of business the Loan Parties are engaged on the Effective Date and reasonable extensions, developments and expansions thereof and any others ancillary, complementary or reasonably related thereto.

7.19
Liens.

No Loan Party shall create, incur, assume or permit to exist any Lien on any Collateral or any other property (including, without limitation, Real Estate) now owned or hereafter acquired by any of them, except Permitted Liens.

7.20
Sale and Leaseback Transactions.

No Loan Party shall, directly or indirectly, enter into any arrangement with any Person providing for any Loan Parties to lease or rent property that the Loan Party has or will sell or otherwise Transfer to such Person except to the extent such Transfer is made for fair market value (as reasonably determined by the Borrowers in good faith) and the aggregate principal amount of Debt outstanding in connection with the leaseback portion of all such transactions (other than any transaction with respect to the assets described on Schedule 7.20 hereto) does not exceed $2,000,000 at any time.

7.21
New Subsidiaries; New Security; New Guarantees.
(a)
With respect to any property acquired after the Effective Date by any Loan Party (other than (x) a fee interest in real property or (y) any property described in Section 7.21(b) below or (z) otherwise constituting Excluded Assets) as to which the Agent, for the benefit of the Secured Parties, does not have a perfected Lien as contemplated by the Security Documents, such Loan Party shall promptly (i) execute and deliver to the Agent such amendments to the Security Documents or new Security Documents as the Agent reasonably requests in order to grant to the Agent, for the benefit of the Lenders, a Lien in such property, and (ii) take all actions reasonably requested by the Agent to grant to the Agent, for the benefit of the Secured Parties, a perfected security interest in such property having the priority required by the Security Documents, including the filing of PPSA financing statements in such jurisdictions as may be required by the Security Documents or by law or as may be reasonably requested by the Agent.
(b)
With respect to any new Subsidiary (other than an Excluded Subsidiary) created or acquired after the Effective Date by any Loan Party (including any Subsidiary that ceases to constitute an Excluded Subsidiary), the Borrowers agree to promptly (i) execute and deliver to the Agent such amendments to the Security Documents or new Security Documents as the Agent reasonably deems necessary or advisable to grant to the Agent, for the benefit of the Secured Parties, a perfected first priority security interest and Lien in the Capital Stock of such new

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Subsidiary that is owned by any Loan Party, (ii) deliver to the Agent any certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, (iii) cause such new Subsidiary (A) (1) to promptly become a Guarantor hereunder and execute and deliver to the Agent a Joinder Agreement (in the form attached as Exhibit H) and (2) to execute a Security Agreement and any other applicable Security Documents or Loan Documents required by the Agent and cooperate with the Agent to ensure that the applicable securities, registrations, including PPSA, as applicable, are conducted and registered and (B) to take such actions reasonably deemed necessary or advisable by the Agent to grant to the Agent for the benefit of the Secured Parties a perfected security interest in and on the Collateral with respect to such new Subsidiary having the priority required by the Security Documents, including financing statements and PPSA registrations in such jurisdictions as may be required by the Security Documents or by law or as may be reasonably requested by the Agent, and (iv) deliver to the Agent and Lenders customary legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Agent. No Collateral of any new Subsidiary (which shall become a Guarantor and therefore a Loan Party hereunder) shall be included in the Borrowing Base until (y) the Agent has received and is satisfied with a Field Exam, Inventory Appraisal and Machinery & Equipment Appraisal report prepared by or for Agent with respect to such new Subsidiary in form and substance satisfactory to Agent and (z) with respect to any new Subsidiary that is not organized under the laws of Canada or any province or territory thereof, the Agent has provided it’s consent to such Collateral being included in the Borrowing Base and any necessary amendments to the Loan Documents in respect thereof have been completed. For the avoidance of doubt, unless the Agent and the Required Lenders shall have otherwise agreed, no Guarantor shall be released as a Guarantor hereunder by reason of its ceasing to be a Wholly-Owned Subsidiary due to the Loan Parties’ Transfer of a portion of such Subsidiary’s Capital Stock.
(c)
The Loan Parties agree to promptly, upon reasonable request by the Agent, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Loan Document or other document or instrument relating to any Collateral, (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Agent may reasonably require from time to time in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents, including cooperating as necessary to enable the Agent to make any necessary or reasonably desirable recordations with the Canadian Intellectual Property Office, U.S. Copyright Office or the U.S. Patent and Trademark Office, as appropriate.
(d)
If any Lender is in the process of complying with internal policies with respect to mortgages on property in the United States, or determines, acting reasonably, that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender to hold or benefit from a Lien over real property pursuant to any law of the United States or any State thereof, such Lender may notify the Agent and disclaim any benefit of such security interest to the extent of such illegality or until such time as such Lender obtains its applicable internal policy approval; provided, that such determination or disclaimer shall not invalidate or render unenforceable such Lien for the benefit of any other Lender or Secured Party.

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7.22
Fiscal Year.

No Loan Party shall change its Fiscal Year or make any changes to its accounting policies or reporting practices, other than Accounting Changes subject to the terms of Section 14.24.

7.23
Fixed Charge Coverage Ratio.

The Borrowers will maintain (tested at the end of each month) a Fixed Charge Coverage Ratio calculated on a trailing twelve month basis of not less than 1.0:1.0; provided, however, that the Borrower shall only be required to maintain and test the foregoing Fixed Charge Coverage Ratio during the term of this Credit Agreement upon an FCCR Trigger with respect to (a) the most recent fiscal month for which Financial Statements have been delivered when the FCCR Trigger occurred, and (b) each subsequent fiscal month thereafter until the fiscal month in which no FCCR Trigger has occurred for at least thirty (30) consecutive calendar days.

7.24
Corporate Documents.

No Loan Party shall amend or permit to be amended in any manner that would reasonably be expected to be materially adverse to the Agent or the Lenders, its charter, certificate, memorandum of association, articles of association, or articles of incorporation, bylaws, articles of organization, constitution, limited liability agreement, operating agreement, members agreement, memorandum of association, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation or shareholder arrangements of such Loan Party.

7.25
Restrictive Agreements.

No Loan Party shall become a party to any agreement that conditions or restricts the right of such Loan Party to incur or repay Debt, to grant Liens on its assets, to declare or make Distributions, to modify, extend or renew any agreement evidencing Debt or to repay intercompany Debt, except (a) the Loan Documents; (b) as a Requirement of Law; (c) customary provisions in leases and other contracts restricting assignment thereof; (d) restrictions that are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary, so long as such restrictions were not entered into solely in contemplation of such Person becoming a Subsidiary, (e) restrictions arising under Debt that is permitted by Section 7.14; provided that such restrictions will not materially affect a Borrower’s ability to pay the Obligations as they become due, (f) customary restrictions that arise in connection with any Transfer permitted by Section 7.10 and are applicable pending such Transfer and solely to the assets subject to such Transfer, (g) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted hereunder, (h) restrictions imposed by Requirements of Law, (i) customary restrictions contained in leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate only to the assets subject thereto, (j) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Loan Party, (k) restrictions on cash (or Cash Equivalents) or deposits imposed by customers under contracts entered into in the ordinary course of business (or otherwise constituting Permitted Liens on such cash or Cash Equivalents or deposits), (l) customary net worth provisions contained in real property leases or licenses of intellectual property entered into by a Loan Party, so long as the Borrowers have determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of the Loan Parties to meet their ongoing obligations.

7.26
[Reserved.]
7.27
[Reserved.]

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7.28
Special Provisions Regarding Accounts, Inventory and Other Collateral.
(a)
Each Loan Party hereby represents and warrants, with respect to such Loan Party’s Accounts, that: (i) each existing Account represents, and each future Account will represent, a bona fide sale or lease and delivery of goods by such Loan Party, or rendition of services by such Loan Party, in the ordinary course of such Loan Party’s business; (ii) each existing Account is, and each future Account will be, for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor or in the schedule thereof delivered to the Agent, without any material offset, deduction, defence or counterclaim except those known to such Loan Party and disclosed to the Agent and the Lenders in respect of offsets, deductions, defences or counterclaims involving an amount greater than (x) $100,000 per such Account, at any time that Borrowing Base Certificates are required to be delivered on a more frequent than monthly basis hereunder or (y) $100,000 per such Account, at any other time; (iii) no payment will be received with respect to any Account of such Loan Party, and no credit, discount or extension or agreement therefor will be granted on any Account of such Loan Party, except as reported in Borrowing Base Certificates delivered hereunder or otherwise reported by such Loan Party to the Agent pursuant to the terms hereof; (iv) each copy of any invoice delivered to the Agent by such Loan Party will be a genuine copy of the original invoice sent to the Account Debtor named therein; and (v) all goods described in any invoice representing a sale of goods will have been delivered to the Account Debtor and all services of such Loan Party described in each invoice will have been performed.
(b)
No Loan Party shall re-date any invoice or sale or make sales on extended dating beyond that customary in such Loan Party’s business, or extend or modify any Account (other than extensions and modifications made in the ordinary course of business). If, at any time that Borrowing Base Certificates are required to be delivered on a more frequent than monthly basis hereunder, a Loan Party becomes aware of any matter adversely affecting the collectability in any material respect of any of its Accounts or the Account Debtor therefor involving an amount greater than $100,000, including a dispute or claim, or information regarding the Account Debtor’s creditworthiness, such Loan Party will promptly advise the Agent of the same.
(c)
No Loan Party shall accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Eligible Accounts in excess of $100,000 in the aggregate at any time outstanding, without the Agent’s prior written consent. If the Agent consents to the acceptance of any such instrument, it shall be considered as evidence of the applicable Account and not payment thereof and the Loan Party will promptly deliver such instrument to the Agent, endorsed by such Loan Party to the Agent in a manner reasonably satisfactory in form and substance to the Agent.
(d)
No discount, credit or allowance shall be granted to any Account Debtor without the Agent’s prior written consent, except for discounts, credits and allowances made or given in the ordinary course of the applicable Loan Party’s business. Each Loan Party shall send the Agent a copy of each credit memorandum in excess of (x) $500,000, at any time that Borrowing Base Certificates are required to be delivered on a more frequent than monthly basis hereunder or (y) $1,500,000, at any other time, when issued, and, to the extent applicable, the Borrowers shall promptly report such credit on Borrowing Base Certificates submitted by it.

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(e)
Each Loan Party shall promptly report to the Agent any return of finished goods Inventory involving an amount in excess of (x) $500,000, at any time that Borrowing Base Certificates are required to be delivered on a more frequent than monthly basis hereunder or (y) $2,000,000, at any other time. Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory. In the event any Account Debtor returns finished goods Inventory to a Loan Party when an Event of Default exists and is continuing, such Loan Party, upon the written request of the Agent, shall: (i) hold all returned Inventory in trust for the Agent; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned Inventory solely according to the Agent’s written instructions; and (iv) not issue any credits or allowances with respect thereto without the Agent’s prior written consent. All returned finished goods Inventory shall be subject to the Agent’s Liens thereon. Whenever any Inventory is returned, the related Account shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory.
(f)
Each Loan Party represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that all of the Inventory owned by such Loan Party is and will be held for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of such Loan Party’s business. Each Loan Party will keep its finished product Inventory in good and marketable condition, except for damaged or defective goods arising in the ordinary course of such Loan Party’s business. Each Loan Party will not, without the prior written consent of the Agent, acquire or accept any Inventory on consignment or approval other than in the ordinary course of business in a manner consistent with past practices and, upon the reasonable request of the Agent, such Loan Party will provide the Agent with the details of any such arrangements. Each Loan Party will maintain a cycle count program relating to its Inventory in accordance with normal industry practices. Each Loan Party will maintain a perpetual inventory reporting system at all times. Each Loan Party will not, without the Agent’s written consent, sell any of its Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment or other repurchase or return basis other than in the ordinary course of business in a manner consistent with past practices and, upon the reasonable request of the Agent, such Loan Party will provide the Agent with the details of any such arrangements.
(g)
In connection with all Inventory of a Loan Party financed by Letters of Credit, such Loan Party will, at the Agent’s request made after the occurrence and during the continuance of an Event of Default, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, Documents or Instruments of such Loan Party in which the Agent holds a security interest or Lien to deliver them to the Agent and/or subject to the Agent’s order, and if they shall come into such Loan Party’s possession, to deliver them, upon request, to the Agent in their original form. Each Loan Party shall also, at the Agent’s request made after the occurrence and during the continuance of an Event of Default, designate the Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents of such Loan Party.

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(h)
The Agent may, in its sole discretion, and shall, at the direction of the Required Lenders, pay any amount or do any act required of any Loan Party hereunder or requested by the Agent and/or Lenders to preserve, protect, maintain or, upon the occurrence of an Event of Default and exercise by the Agent and Lenders of their rights under Section 9.2 hereof, enforce the Obligations, the Collateral or the Agent’s Liens, and which the Loan Party fails to pay or do, including, without limitation, payment of any judgment against the Loan Party any insurance premium, any warehouse charge, any finishing or processing charge, any landlord’s or processor’s claim, and any other Lien upon or with respect to the Collateral. All payments that the Agent and/or Lenders make under this Section 7.28(h) and all out-of-pocket costs and expenses that the Agent and/or Lenders pay or incur in connection with any action taken hereunder shall be charged to the Borrower’s loan account as a Revolving Loan. Any payment made or other action taken by the Agent and/or Lenders under this Section 7.28(h) shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.
(i)
Each Loan Party hereby constitutes the Agent, or any person or agent the Agent may designate, as its attorney-in-fact, at the Borrowers’ cost and expense to, upon the occurrence of an Event of Default which is continuing, exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all Obligations to the Agent and the Lenders have been indefeasibly paid in full:
(i)
to receive, take, endorse, sign, assign and deliver, all in the name of the Agent or any Loan Party, as the case may be, any and all cheques, notes, drafts, and other documents or instruments relating to the Collateral, provided, however, that the Agent shall have the powers set out in this Subsection (i) at all times with or without the occurrence or continuance of an Event of Default;
(ii)
to, notwithstanding the foregoing, at all times (including prior to an Event of Default) at the Agent’s discretion, request from customers indebted on Accounts at any time, in the name of any Loan Party, in the name of the chartered accountants designated by the Agent or in the name of the Agent’s designee, information concerning the amounts owing on the Accounts;
(iii)
to transmit to customers indebted on Accounts notice of the Agent’s interest therein and to notify customers indebted on Accounts to make payment directly to the Agent for the requisite Loan Party’s account;
(iv)
to take or bring, in the name of the Agent or any Loan Party, as the case may be, all steps, actions, suits or proceedings deemed by the Agent necessary or desirable to enforce or effect collection of the Accounts; and
(v)
to receive, open and dispose of all mail addressed to a Loan Party and to notify the postal authority of any change of address for delivery thereof to such address as Agent may designate.
(j)
Such Loan Party assumes all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral. The Obligations shall not be affected by any failure of the Agent or any Lender to take any steps to perfect the Agent’s Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release any Loan Party from any of the Obligations. Following the occurrence and continuation of an Event of Default, the Agent may (but shall not be required to), and at the direction of the Required Lenders shall,

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without notice to or consent from any Loan Party, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of any Loan Party for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Agent and/or any Lender and any Loan Party.
(k)
Such Loan Party represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that all of the Equipment is and will be used or held for use in any Loan Party’s business, and is and will be fit for such purposes. Each Loan Party shall keep and maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof.
7.29
Cash Management.
(a)
Subject to Section 7.31, each Loan Party shall enter into a Blocked Account Agreement with respect to each bank account listed on Schedule 6.13 which shall include all lockboxes and related lockbox accounts used for the collection of Accounts. Each Loan Party agrees that all invoices rendered and other requests made by any Loan Party for payment in respect of Accounts shall contain a written statement directing payment in respect of such Accounts to be paid to a Blocked Account Agreement in its name. At the request of the Agent, the Loan Parties shall cause bank statements and/or other reports from the Blocked Account Agreement to be delivered to the Agent not less often than monthly, accurately setting forth all amounts deposited in each Blocked Account to ensure the proper transfer of funds as set forth above. All remittances received by any Loan Party on account of Accounts, together with the proceeds of any other Collateral, shall be held as the Agent’s property, for its benefit and the benefit of the Secured Parties, by such Loan Party as trustee of an express trust for Agent’s benefit and such Loan Party shall immediately deposit same in kind in a Blocked Account Agreement. The Agent retains the right at all times after the occurrence and during the continuance of an Event of Default to notify Account Debtors that a Loan Party’s Accounts have been assigned to the Agent and to collect such Loan Party’s Accounts directly in its own name, or in the name of the Agent’s agent, and to charge the reasonable and documented collection costs and expenses, including reasonable attorneys’ fees, to the Loan Account.
(b)
Each Blocked Account Agreement with respect to a Blocked Account shall require that, during a Liquidity Event and upon instruction of the Agent (which Agent agrees not to issue such instruction except during a Liquidity Event), the Clearing Bank transfer all cash receipts and other collections by ACH or wire transfer daily or less frequently as permitted by the Agent (and whether or not there are then any outstanding Obligations) to the concentration account maintained by the Agent at Royal Bank (the “Concentration Account”). The Concentration Account shall at all times be under the sole dominion and control of the Agent. The Loan Parties hereby acknowledge and agree that (i) the Loan Parties have no right of withdrawal from the Concentration Account, (ii) the funds on deposit in the Concentration Account shall at all times be collateral security for all of the Obligations and (iii) the funds on deposit in the Concentration Account shall be applied as provided in Section 7.29(c) below. In the event that, notwithstanding the provisions of this 7.29, any Loan Party receives or otherwise has dominion and control of any such proceeds or collections described above, such

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proceeds and collections shall be held in trust by such Loan Party for the Agent, shall not be commingled with any of such Loan Party’s other funds or deposited in any account of such Loan Party and shall, not later than the Business Day after receipt thereof, be deposited into a Blocked Account, or during a Liquidity Event, the Concentration Account, or dealt with in such other fashion as such Loan Party may be instructed by the Agent.
(c)
All funds received in the Concentration Account in immediately available funds shall be applied on a daily basis in accordance with Section 3.3(d) or be held as collateral security for the Obligations at the election of the Agent. All funds received in the Concentration Account that are not immediately available funds (checks, drafts and similar forms of payment) shall be deemed applied by Agent on account of the Obligations (subject to final payment of such items) in accordance with the foregoing sentence on the first Business Day after receipt by Agent of such items in Agent’s account. If as the result of such application of funds a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of a Borrower but shall, so long as no Event of Default then exists, be disbursed to the Borrower or otherwise at the Borrower’s direction, upon the Borrower’s request. Upon and during the continuance of any Event of Default, the Agent may, at its option, offset such credit balance against any of the Obligations or hold such credit balance as Collateral for the Obligations.
(d)
If sales of Inventory or Machinery & Equipment of a Loan Party are made or services are rendered for cash, such Loan Party shall promptly (and in any event within five (5) Business Days) deliver to the Agent or deposit into a Blocked Account the cash which the Loan Party receives.
(e)
All payments in respect of the Obligations, including immediately available funds received by the Agent at a bank account designated by it, will be the Agent’s sole property for the benefit of the Secured Parties and will be credited to the Loan Account of the Loan Party (conditional upon final collection) after allowing one (1) Business Day for collection; provided, however, that such payments shall be deemed to be credited to the Loan Account of the Borrowers immediately upon receipt for purposes of (i) determining Excess Availability of the Borrowers, (ii) calculating the Unused Line Fee pursuant to Section 2.5, and (iii) calculating the amount of interest accrued thereon solely for purposes of determining the amount of interest to be distributed by the Agent to the Secured Parties (but not the amount of interest payable by the Loan Parties).
(f)
The Loan Parties and the Agent acknowledge and agree that (i) the actions and proceedings contemplated by the Blocked Account Agreements (including any sweeps contemplated thereby) are instrumental to the operation of the cash management system that is required by this Agreement, (ii) any action or proceeding pursuant to the provisions of the Blocked Account Agreement (including sweeps contemplated thereby) shall not be considered as a realization on, or enforcement of, security or demand for payment under this Agreement but rather, among other things, following the issuance of an Activation Notice, a standing irrevocable direction by the Loan Parties to the Clearing Bank to thereafter transfer daily to the appropriate account of the Agent, all credit balances in the Blocked Accounts, and (iii) the Loan Parties agree to indemnify the Agent for amounts required to be paid to the Clearing Bank pursuant to the provisions of any Blocked Account Agreement, except to the extent resulting from the Agent’s gross negligence or wilful misconduct, and agree that any such sums paid by the Agent thereunder shall form part of the Obligations.

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(g)
With respect to each Blocked Account and each lock-box of a Loan Party maintained at Canadian Imperial Bank of Commerce or the Agent (as applicable), each Loan Party hereby acknowledges and agrees as follows:
(i)
without limiting any rights of the Agent or the Secured Parties under any of the other Loan Documents or applicable law, Canadian Imperial Bank of Commerce or the Agent (as applicable) may offset and charge the Loan Parties’ other accounts maintained with Canadian Imperial Bank of Commerce or the Agent (as applicable) for any items deposited in such Blocked Account or lock-box, as the case may be, which are returned for any reason or otherwise not collected, and may offset and charge such other accounts of the relevant Loan Party for all service charges, fees, expenses and other items normally chargeable to such Blocked Account or lock-box, as applicable, including, but not limited to, the amount of items deposited in such Blocked Account or lock-box which are returned for any reason or otherwise not collected; and
(ii)
each Loan Party agrees to pay all other fees and charges required to be paid with respect to such Blocked Account or lock-box as set forth in any other agreement entered into by the Loan Party and Canadian Imperial Bank of Commerce or the Agent (as applicable) with respect thereto.
7.30
Further Assurances.

Such Loan Party shall execute and deliver or cause to be executed and delivered to the Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Agent or any Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

7.31
Post Closing Undertakings.

The Loan Parties shall complete, to the Agent’s satisfaction, each of their covenants and undertakings as set forth on Schedule 7.31.

7.32
ERISA.

No Loan Party shall adopt, sponsor, maintain or contribute to any Plan or Pension Plan subject to ERISA.

ARTICLE 8 - CONDITIONS OF LENDING

8.1
Conditions Precedent to Making of Revolving Loans and Issuing Letters of Credit on the Effective Date.

The effectiveness of this Agreement and the obligation of the Lenders to make the initial Revolving Loans on the Effective Date and the obligation of a Letter of Credit Issuer to issue any Letter of Credit on the Effective Date, are subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent and each Lender:

(a)
This Agreement and the other Loan Documents shall have been executed by the Borrowers, the Agent and the Lenders party hereto on the Effective Date and each Loan Party shall have performed and complied with all covenants, agreements and conditions contained herein and in the other Loan Documents which are required to be performed or complied with by such

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Loan Party before or on the Effective Date. In particular, all actions shall have been taken as the Agent shall have reasonably requested to ensure that the Agent shall have a perfected security interest and Lien in the Collateral of the type and priority described in each applicable Security Document.
(b)
All representations and warranties made hereunder and in the other Loan Documents shall be true and correct in all material respects as if made on such date except for such representations and warranties made as of a specified date, which shall be true and correct on all material respects as of such specified dates.
(c)
No Default or Event of Default shall have occurred and be continuing after giving effect to the Revolving Loans to be made and any Letter of Credit to be issued on the Effective Date.
(d)
The Agent and the Lenders shall have received such customary opinions of counsel for the Loan Parties as the Agent or any Lender shall request, each such opinion to be in a form, scope, and substance reasonably satisfactory to the Agent, and its counsel.
(e)
The Agent shall have received:
(i)
each document (including, without limitation, any PPSA or other financing statement) required by the Security Documents or any other Loan Document or reasonably requested by the Agent to be filed, registered or recorded in order to create in favour of the Agent, for the benefit of the Agent and the Lenders, a perfected Lien on the Collateral, prior and superior in right to any other Person (other than Permitted Liens), and in proper form for filing, registration or recordation;
(ii)
estoppel documentation, PPSA or termination or discharge statements (and similar termination statements, discharges or releases under other Requirements of Law) authorized for filing by the appropriate Person and such other instruments, in form and substance reasonably satisfactory to the Agent, as shall be necessary to terminate and satisfy all Liens on the assets and property of the Loan Parties, except Permitted Liens; and
(iii)
the results of a search of tax and other Liens, and judgments and of the PPSA filings, Canadian Intellectual Property Office filings and filings made pursuant to other Requirement of Law or statutes to perfect or render opposable a security interest or Lien on the Collateral or any part thereof made with respect to each of the Loan Parties in the jurisdictions in which each such Person is organized and/or in which any Collateral is located and in which PPSA filings or filings made pursuant to other Requirement of Law or statutes to perfect or render opposable a security interest or Lien in such Collateral have been made against any such Person in (i) hereinabove.
(f)
No Material Adverse Effect shall have occurred since September 30, 2021.
(g)
There shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that, in the reasonable judgment of the Agent, would reasonably be expected to (i) have a Material Adverse Effect or (ii) adversely affect this Agreement or any of the other Loan Documents or any of the transactions contemplated hereby or thereby.
(h)
Each Loan Party shall have established Blocked Account Agreements in respect of its deposit accounts for collections of Accounts at a Clearing Bank reasonably acceptable to the Agent

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and shall cause all proceeds of Accounts to be deposited therein, in accordance with the terms of Section 7.29, provided that, if Blocked Account Agreements have not been delivered on or prior to the Effective Date, then such items may be delivered in accordance with Section 7.29.
(i)
Each Loan Party shall have used its reasonable commercial efforts to obtain and deliver to the Agent landlord waivers and processor and bailee letters from landlords and warehousemen of each of the premises leased by such Loan Party and from processors in possession of Collateral on the Effective Date at which (for any such premises or processor locations) Collateral is located on the Effective Date and from the public warehousemen at whose warehouses any Collateral pledged by such Loan Party is located on the Effective Date, in each case in form and substance reasonably satisfactory to the Agent, duly executed by, as appropriate, such landlords, warehousemen and processors; provided, however, that the delivery of such agreements are not conditions to closing hereunder, but for each such location for which such an agreement is not delivered, the Agent may establish a reserve against the Borrowing Base equal to the lesser of (i) the amount of applicable Excess Availability from Eligible Inventory and Eligible Machinery & Equipment at the applicable location; or (ii) up to three (3) months rental and other charges for the applicable location, in each case, in accordance with clause (b) of definition of Reserves.
(j)
The Loan Parties shall have paid (i) all fees and expenses (including Attorney Costs) of the Agent incurred in connection with any of the Loan Documents and the transactions contemplated thereby prior to such date, and (ii) all fees and expenses as set forth in the Fee Letter.
(k)
The Agent shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Agent, of all insurance coverage as required by this Agreement (including, without limitation, the certificates of insurance and other documents required by Section 7.5).
(l)
The Borrowers shall have delivered a Borrowing Base Certificate (and supporting information) to the Agent in form and scope satisfactory to the Agent.
(m)
The Borrowers and each of the Guarantors shall have provided the documentation and other information to the Lenders that are required by regulatory authorities under the applicable “know your customer” rules and regulations and policies, including the PATRIOT Act, Proceeds of Crime Act and AML Legislation, in each case at least three (3) business days prior to such date.
(n)
The Transactions shall have been, or contemporaneously herewith shall be, duly consummated in accordance with the terms of the Loan Documents and in compliance with all material applicable Requirements of Law, on terms reasonably acceptable to the Agent. The Agent shall have received (i) copies of each of the Loan Documents and schedules thereto, and (ii) evidence that all consents, filings and approvals required by Requirements of Law in connection therewith have been obtained and made.
(o)
The Agent shall have received a certificate of an Responsible Officer of each of the Loan Parties, on behalf of the Loan Parties and not in any personal capacity and without personal liability, dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the certificate or articles of incorporation or other constitutive or organizational documents, in each case amended to date, of such Loan Party, (B) that attached thereto is a true and complete copy of such Loan Party’s by-laws or limited liability company agreement, as the case may be, as in effect on the date of such certificate and at all times since

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a date prior to the date of the resolution described in item (C) below, (C) that attached thereto is a true and complete copy of a resolution adopted by such Loan Party’s Board of Directors (or in the case of a Loan Party that is not a corporation, the equivalent governing body) authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and that such resolution has not been modified, rescinded or amended and is in full force and effect, (D) that such Loan Party’s certificate or articles of incorporation or other constitutive documents have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished hereinabove, and (E) as to the incumbency and specimen signature of each of such Loan Party’s officers executing this Agreement or any other Loan Document delivered in connection herewith or therewith, as applicable; and a certificate of another of such Loan Party’s Officers as to the incumbency and signature of the officer signing such certificate.
(p)
The Agent shall have received certificates of status, certificates of good standing, existence or its equivalent with respect to each Loan Party certified as of a recent date by the appropriate Governmental Authorities of the province, state or other jurisdiction of incorporation or organization of such Loan Party and in each other jurisdiction in which qualification is necessary in order for such Loan Party to own or lease its property and conduct its business.
(q)
The Agent shall have received a certificate from a Responsible Officer of the Borrowers, dated as of the Effective Date, certifying as to the matters in Sections 8.1(b) and (c).

The acceptance by the Borrowers of any Revolving Loans made or any Letters of Credit issued on the Effective Date shall be deemed to be a representation and warranty made by the Borrowers to the effect that all of the conditions precedent to the making of such Revolving Loans or the issuance of such Letters of Credit have been satisfied, with the same effect as delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of the Borrowers, dated the Effective Date, to such effect, except to the extent waived or postponed in writing by the Agent.

Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (i) all conditions precedent in this Section 8.1 have been fulfilled to the satisfaction of such Lender, (ii) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 8.1, and (iii) all documents sent to such Lender for approval, consent or satisfaction were acceptable to such Lender.

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8.2
Conditions Precedent to Each Revolving Loan and Letter of Credit.

The obligation of any Lender to make a Revolving Loan, including the initial Revolving Loans on the Effective Date and the obligation of the Letter of Credit Issuer to issue any Letter of Credit on and after the Effective Date shall, in each instance, be subject to the further conditions precedent that on and as of the date of any such extension of credit:

(a)
The following statements shall be true, and the acceptance by the Borrowers of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i) and (ii) with the same effect as the delivery to the Agent and the applicable Lenders of a certificate signed by a Responsible Officer of the Borrowers, dated the date of such extension of credit, stating that:
(i)
The representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects (which materiality qualification shall not apply to such representations and warranties already qualified as to materiality on their terms) on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date (which shall be correct as of such specified prior date) and except to the extent the Agent has been notified in writing by the Borrowers that any representation or warranty is not correct and the Required Lenders have explicitly waived in writing after the Effective Date compliance with such representation or warranty; and
(ii)
No event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default.
(b)
No such Borrowing shall exceed the applicable Excess Availability.

Provided, however, that the foregoing conditions precedent in this Section 8.2 are not conditions to each Lender participating in or reimbursing Royal Bank or the Agent for such Lender’s Pro Rata Share of any Swingline Loan or Agent Advance made in accordance with the provisions of Sections 1.4(h) and 1.4(i) or unreimbursed drawings under a Letter of Credit.

ARTICLE 9 - DEFAULT; REMEDIES

9.1
Events of Default.

It shall constitute an event of default (“Event of Default”) if any one or more of the following shall occur for any reason:

(a)
any failure to pay the principal on any of the Obligations owing hereunder or under any other Loan Document when due, whether upon demand or otherwise;
(b)
any failure to pay the interest or premium on any of the Obligations or any fee, expense or other amount owing hereunder or under any other Loan Document when due, whether upon demand or otherwise;
(c)
any representation or warranty made by any Loan Party in this Agreement or in any of the other Loan Documents or any certificate furnished by any Loan Party at any time to the Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made or furnished;

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(d)
(i) any default shall occur in the observance or performance of any of the covenants or agreements contained in any of Sections 5.3(a), 5.3(h), 7.5, 7.10 through 7.20, 7.23, and 7.29 of this Agreement; (ii) any default shall occur in the observance or performance of any of the covenants or agreements contained in Sections 5.2(a), 5.2(b), 5.2(d), 5.2(e), 5.2(i) and 5.4 and such default shall continue for five (5) Business Days or more; (iii) any default shall occur in the observance or performance of any of the other covenants or agreements contained in any other Section of this Agreement (other than as specified in Section 9.1(a), (b), (c) or (d)(i) or (ii) above) or any other Loan Document or any other material agreement entered into at any time to which any Loan Party and the Agent or any Lender are party (including in respect of any Bank Products) and such default shall continue for ten (10) days or more after the earlier of (A) the date on which such failure shall first become known to any Responsible Officer of any Loan Party or (B) notice thereof is provided to any Loan Party by the Agent;
(e)
any default shall occur with respect to the Subordinated Debt or any other Debt for borrowed money, unreimbursed obligations under drawn letters of credit, obligations in respect of Capital Leases or debt obligations evidenced by bonds, debentures, notes or similar instruments (other than the Obligations), in each case, of one or more of the Loan Parties in an outstanding principal amount which, individually or in the aggregate, exceeds $8,000,000 in the case of the Loan Parties, or under any agreement or instrument under or pursuant to which any such Debt may have been issued, created, assumed or guaranteed by any Loan Party, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt to accelerate, the maturity of any such Debt; or any such Debt shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof or any such Debt shall not be paid in full upon the scheduled maturity thereof; provided that such default or event of default, as defined thereunder, remains unremedied or is not effectively waived thereunder prior to the acceleration of the Revolving Loans pursuant to Section 9.2.
(f)
any Loan Party shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or file any proposal or notice of intent to file a proposal or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, the BIA, the CCAA or under any other bankruptcy or insolvency, liquidation, winding-up or similar act or law, state, provincial, federal or foreign, now or hereafter existing, or consent to, approve of or acquiesce in, any such petition, proposal, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, administrator, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due or shall admit in writing its inability to pay its debts generally as they become due;

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(g)
an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of any Loan Party or for any other relief under the federal Bankruptcy Code, as amended, BIA, the CCAA or under any other bankruptcy or insolvency, liquidation, winding-up or similar act or law, state, provincial, federal or foreign, now or hereafter existing and such petition or proceeding shall not be dismissed within sixty (60) days after the filing or commencement thereof or an order of relief shall be entered with respect thereto;
(h)
a receiver, interim receiver, assignee, liquidator, sequestrator, custodian, monitor, administrator, trustee or similar officer for any Loan Party or for all or any material part of its property, or any material part of the Collateral, shall be appointed or a warrant of attachment, execution or similar process shall be issued against all or any material part of the property of any Loan Party, or any material part of the Collateral, or any distress or analogous process is levied against all or any material part of the property of any Loan Party, or any material part of the Collateral;
(i)
a Borrower shall file a certificate of dissolution or like process under applicable state, provincial or federal law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation or shall take any corporate action in furtherance thereof or shall cease to carry on business;
(j)
all or any material part of the Collateral or all or a material part of the property of the Loan Parties shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of any Loan Party shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;
(k)
one or more judgments, orders, decrees or arbitration awards is entered against one or more Loan Parties involving in the aggregate liability (to the extent not covered by independent third-party insurance) as to any one or more single or related or unrelated series of transactions, incidents or conditions, of $5,000,000 or more (or the equivalent amount in another currency), individually or in the aggregate, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof other than by agreement of the other party to such action or as permitted by such judgment, order, decree or arbitration award;
(l)
any loss, theft, damage or destruction of any item or items of Collateral or other property of any Loan Party occurs which would reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;
(m)
there is filed against any Loan Party any action, suit or proceeding under any federal, state or provincial racketeering or similar statute (including the Racketeer Influenced and Corrupt Organization Act of 1970 and Anti-Terrorism and Sanctions Laws), which action, suit or proceeding (i) is not dismissed within sixty (60) days, and (ii) would reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;
(n)
for any reason other than the failure of the Agent to take any action available to it to maintain perfection of the Agent’s Liens, pursuant to the Loan Documents, any Guarantee or Lien ceases to be in full force and effect or any Guarantee or Lien is challenged by any Loan Party or any Lien with respect to any material portion of the Collateral intended to be secured

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thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated (except in accordance with its terms), revoked or declared void;
(o)
(i) a Termination Event shall occur or (ii) any default shall occur in the observance or performance of any of the covenants or agreements contained in any of Section 7.8;
(p)
there occurs a Change of Control; or
(q)
there occurs a Material Adverse Effect.
9.2
Remedies.
(a)
If an Event of Default exists and is continuing, the Agent may, in its discretion, and shall, at the direction of the Required Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on the Loan Parties, except such notices and demands as are required under the terms of the Loan Documents or a Requirement of Law: (i) reduce the Maximum Revolver Amount or the advance rates against Eligible Accounts, Eligible Inventory, Eligible Machinery & Equipment and/or any other components used in computing the Borrowing Base or reduce one or more of the other elements used in computing the Borrowing Base (provided that if after any such advance rate or other element is so reduced, all Events of Default have been cured or waived in accordance with the terms hereof, the applicable advance rate and/or other elements that were so reduced shall be reinstated to the rate or amount in effect immediately prior to such reduction); (ii) restrict the amount of or refuse to make Revolving Loans; and (iii) restrict or refuse to provide Letters of Credit. If an Event of Default exists, the Agent shall, at the direction of the Required Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on any Loan Party: (A) terminate the Commitments and this Agreement; (B) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 9.1(f), 9.1(g), 9.1(h) or 9.1(i) as to a Loan Party or its property, the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; (C) require the Borrowers to cash collateralize all outstanding Obligations (contingent or otherwise) with respect to Letters of Credit issued for the account of a Borrower; and (D) pursue its other rights and remedies under the Loan Documents and Requirement of Law.
(b)
If an Event of Default has occurred and is continuing: (i) the Agent shall have for the benefit of the Agent and the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the Loan Documents and the PPSA and other Requirement of Law; (ii) the Agent may, at any time, take possession of the Collateral and keep it on any Loan Party’s premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Loan Parties shall, upon the Agent’s demand, at the Loan Parties’ cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, each Loan Party agrees that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the PPSA or

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otherwise, shall constitute reasonable notice to such Loan Party if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least ten (10) days prior to such action to such Loan Party’s address specified in or pursuant to Section 14.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to the Loan Parties. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, each Loan Party irrevocably waives: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. Each Loan Party agrees that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Agent is hereby granted a license or other right to use, without charge, upon the occurrence and during the continuance of an Event of Default each Loan Party’s labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter or any similar property, necessary to the production of, advertising or selling any Collateral (subject in the case of trademarks and any property of similar nature, to sufficient rights to quality control and inspection in favour of the relevant Loan Party required under Requirement of Law to avoid risk of invalidation of said trademarks and property of similar nature), and each Loan Party’s rights under all licenses and all franchise agreements shall inure to the Agent’s benefit for such purpose to the extent permitted therein. The proceeds of sale shall be applied first to all expenses of sale, including attorneys’ fees, and then to the Obligations. The Agent will return any excess to the applicable Loan Party and the applicable Loan Parties (jointly and severally in the case of the Borrowers and the Guarantors with respect to Obligations owing by any of the Loan Parties shall remain liable for any deficiency.
(c)
If an Event of Default occurs and is continuing, each Loan Party hereby waives all rights to notice and hearing prior to the exercise by the Agent of the Agent’s rights to repossess the Collateral without judicial process or to reply, attach or levy upon the Collateral without notice or hearing.

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ARTICLE 10 - TERM AND TERMINATION

10.1
Term and Termination.

The term of this Agreement shall end on the Termination Date unless sooner terminated in accordance with the terms hereof. The Agent, upon direction from the Required Lenders, may terminate this Agreement without notice (other than as specifically required under this Agreement or any other Loan Documents) upon the occurrence and continuation of an Event of Default in accordance with the terms hereof. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including all unpaid principal, accrued and unpaid interest and any early termination or prepayment fees or penalties) shall become immediately due and payable and the Borrowers shall immediately arrange (including in accordance with Section 1.5(g)) for the cash collateralization, cancellation and return of all Letters of Credit and cancellation, termination or cash collateralization of all Bank Products, as applicable, then outstanding. Notwithstanding the termination of this Agreement, until all Obligations are paid and performed in full in cash, each Loan Party shall remain bound by the terms of this Agreement and the other Loan Documents to which it is a party and shall not be relieved of any of its Obligations hereunder or under any other Loan Document, and the Agent and the Lenders shall retain all their rights and remedies hereunder and under the other Loan Documents (including the Agent’s Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).

ARTICLE 11 - AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

11.1.
Amendments and Waivers.
(a)
No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Agent at the written direction of the Required Lenders, provided that, in each case, the Pro Rata Share of any Defaulting Lender shall be disregarded in any calculation thereof)) and the Loan Parties which are parties to such Loan Document and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given;
(i)
provided, however, that no such waiver, amendment or consent shall, unless in writing and signed by all Lenders (other than any Defaulting Lender with respect to clauses A, B and C), and acknowledged by the Agent, do any of the following:
(A)
change the definitions of “Required Lenders”, “Pro Rata Share” or “Supermajority Lenders”;
(B)
release of all or substantially all of the Guarantees of the Obligations or release all or substantially all of the Collateral (other than as permitted by Section 12.11);
(C)
change the order of payments provided in Section 3.7; or
(D)
amend this Section 11.1; and

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(ii)
provided, however, that no such waiver, amendment or consent shall, unless in writing and signed by each Lender (including a Defaulting Lender) directly and adversely affected thereby, and acknowledged by the Agent, do any of the following:
(A)
increase (except in accordance with Section 1.7) or extend the Revolving Credit Commitment of any Lender (and only each Lender with respect to which it Revolving Credit Commitment is in fact increasing shall be deemed directly and adversely affected thereby), it being understood that a waiver of any condition precedent or the waiver of any Default or Event of Default or mandatory prepayment shall not constitute an increase in any Revolving Credit Commitment;
(B)
reduce the principal of, or the rate of interest specified herein (other than waivers of the Default Rate) on, any Revolving Loan or any fees or other amounts payable hereunder or under any other Loan Document to a Lender (but not by virtue of a waiver of any condition precedent, Default, Event of Default or mandatory prepayment or change to a financial test);
(C)
extend the Stated Termination Date (it being understood that a waiver of a condition precedent or the waiver of any Default or Event of Default or mandatory prepayment shall not constitute an extension of the Stated Termination Date);
(D)
postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to a Lender hereunder or under any other Loan Document (it being understood that a waiver of any condition precedent or the waiver of any Default, Event of Default or mandatory prepayment shall not constitute an extension of a scheduled payment or the time of payment); or
(E)
change the provisions of Section 3.7 in a manner that would alter the manner in which payments are shared among the Secured Parties; and
(iii)
provided, however, that no such waiver, amendment or consent shall, unless in writing and signed by the Supermajority Lenders (provided that, the Pro Rata Share of any Defaulting Lender shall be disregarded in any calculation thereof), and acknowledged by the Agent, do any of the following:
(A)
change the definitions of “ Borrowing Base” or any of the other defined terms included within such definitions if the effect of such change is to increase the amount available to be borrowed thereunder (other than, for the avoidance of doubt, changes in Reserves implemented by the Agent in its Permitted Discretion); and

provided, however, the Agent may, in its sole discretion and notwithstanding the limitations contained in clauses (a)(i)(A) and (a)(iii)(A) above and any other terms of this Agreement, make Swingline Loans in accordance with Section 1.4(h) and Agent Advances in accordance with Section 1.4(i); and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent, amend or modify the rights or duties of the Agent as such under this Agreement or any other Loan Document; and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Letter of Credit Issuer, amend the

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definition of LC Accommodation or otherwise amend or modify the rights or duties of the Letter of Credit Issuer as such under this Agreement or any other Loan Document and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by Royal Bank, amend Section 1.4(h) or otherwise affect the rights or duties of Royal Bank as Swingline Lender under this Agreement or any other Loan Document; and provided further, that Schedule 1.2 hereto (Commitments) may be amended from time to time by the Agent alone to reflect assignments of Commitments in accordance herewith and changes in Commitments in accordance with Section 1.7 and Section 3.2(a); and provided further, that, if the Agent and the Borrowers shall have jointly identified an obvious error or any error or omission of a technical nature in the Loan Documents, or in order to implement any U.S. Benchmark Replacement or any Conforming Change or otherwise effectuate the terms of Section 2.9 of Section 2.10 in accordance with the terms thereof, then the Agent and the Borrowers shall be permitted to amend such provision without any further action or consent of any other party if the same is not objected to in writing by the Required Lenders to the Agent within five (5) Business Days following receipt of notice thereof.

(b)
If, in connection with any proposed amendment, waiver or consent (a “Proposed Change”) requiring the consent of all Lenders, the consent of the Required Lenders or the Supermajority Lenders, as the case may be, is obtained, but the consent of other Lenders is not obtained (any such Lender whose consent is not obtained being referred to herein as a “Non-Consenting Lender”), then, so long as the Agent is not a Non-Consenting Lender, at the Borrowers’ request, the Agent or an Eligible Assignee shall have the right (but not the obligation) with the Agent’s approval, to purchase from the Non-Consenting Lenders, and the Non-Consenting Lenders agree that they shall sell, all the Non-Consenting Lenders’ Commitments and Revolving Loans in accordance with the procedures set forth in Section 11.2.
11.2
Assignments; Participations.
(a)
Any Lender may, with the written consent of the Agent, the Swingline Lender and the Letter of Credit Issuer (which consents shall not be unreasonably withheld or delayed) and, so long as no Event of Default has occurred and is continuing, with the written consent of the Borrowers (which consent shall not be unreasonably withheld or delayed; provided, that the Borrowers may not withhold its consent to an assignment solely on the basis that the proposed Eligible Assignee may have a claim under Section 4.1 if that claim is also available to the assigning Lender and provided further that such consent, when required, shall be deemed to have been given if the Borrowers have not responded within fifteen (15) Business Days of a written request for such consent), assign and delegate to one or more Eligible Assignees (provided that no consent of the Borrowers shall be required in connection with any assignment and delegation, by (i) a Lender to an Affiliate of such Lender, (ii) a Lender to another Lender, (iii) a Lender to an Approved Fund, or (iv) the Agent in its efforts to complete syndication of the Total Facility)) (any proposed assignee, hereinafter an “Assignee”) all, or any ratable part of all, of the Revolving Loans, the Revolving Credit Commitment and the other rights and obligations of such Lender hereunder, in each case in a minimum amount of: (i) $0 in the case of an assignment to another Lender, an Affiliate of a Lender or an Approved Fund, and otherwise (ii) $5,000,000 or the Equivalent Amount thereof in U.S. Dollars (or such lesser amount as may be agreed by the Agent and, so long as no Event of Default pursuant to Sections 9.1(a), 9.1(b), 9.1(f), 9.1(g), 9.1(h) or 9.1(i) has occurred and is continuing the Borrowers) provided that, unless an assignor Lender has assigned and delegated all of its Revolving Loans and Revolving Credit Commitment, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains a Revolving Credit Commitment in a minimum amount of $5,000,000 (or the Equivalent Amount thereof in U.S. Dollars). The Borrowers and the Agent may continue to deal solely and directly with

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the assigning Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrowers and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrowers and the Agent an Assignment and Acceptance in substantially the form of Exhibit A (“Assignment and Acceptance”) and (iii) except for any assignment by the Agent in its efforts to complete syndication of the Total Facility and except for any replacement of a Non-Consenting Lender by the Borrowers, in which case the Borrowers shall pay, the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $3,500. Other than during the continuation of an Event of Default, no such assignment shall result in any increased liability of the Borrowers under Section 4.1.
(b)
From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).
(c)
By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection or priority of any Lien granted by a Loan Party to the Agent or any Lender in the Collateral of such Loan Party; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Loan Parties or the performance or observance by the Loan Parties of any of their obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, Agent or such assigning Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent and the Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

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(d)
Immediately upon satisfaction of the requirements of Section 11.2(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Revolving Credit Commitment allocated to each Assignee shall reduce the Revolving Credit Commitment of the assigning Lender pro tanto.
(e)
Any Lender (the “originating Lender”) may at any time sell to one or more commercial banks, financial institutions or other Persons not Affiliates of any of Loan Parties (a “Participant”) participating interests in any Revolving Loans, the Commitment of that Lender and the other interests of that Lender hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Loan Parties and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender’s rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document (except to the extent that such amendment, waiver or consent both directly affects the Participant and would (x) increase (other than in accordance with Section 1.7) or extend the Commitment of the originating Lender, (y) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the originating Lender hereunder or under any other Loan Document or (z) reduce the principal of, or the rate of interest specified herein (other than the waiver of the Default Rate) on, any Revolving Loan owing to the originating Lender or any fees or other amounts payable to the originating Lender hereunder or under any other Loan Document), and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.
(f)
Notwithstanding the foregoing, no Assignee or Participant shall be entitled to receive any greater payment under Sections 4.1 and 4.3 hereof than such Lender would have been entitled to receive.
(g)
Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this

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Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent shall have no responsibility for maintaining a Participant Register.
(h)
Notwithstanding any other provision in this Agreement, any Lender may at any time assign as security, create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favour of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR §203.14 or any other funding source of such Lender, and such Federal Reserve Bank or funding source may enforce such pledge or security interest in any manner permitted under Requirement of Law; provided, however, that such Lender shall remain a “Lender” under this Agreement and shall continue to be bound by all the terms and conditions set forth in this Agreement and the other Loan Documents.
11.3
Replacement of Lenders.

If any Lender (i) is a Defaulting Lender or (ii) does not make a SOFR Revolving Loan pursuant to Section 4.2 or fails to designate an alternate lending office pursuant to Section 4.1 or (iii) seeks indemnification for increased costs pursuant to Section 4.3 or (iv) is owed additional amounts pursuant to Sections 4.1 or 4.3, which increased costs or additional amounts are not being incurred generally by the other Lenders, then the Borrowers shall have the right, but not the obligation so long as no Event of Default is continuing, to replace such Lender with other banks or financial institutions (the “Replacement Lender(s)”) reasonably acceptable to the Agent and with the Agent’s consent, which consent shall not be unreasonably withheld or delayed. The Replacement Lender(s) shall execute Assignment(s) and Acceptance(s) pursuant to which it and they shall become a party hereto as provided in Section 11.2 and such assignment shall be effectuated in accordance with Section 11.2. Upon compliance with the provisions for assignment provided in Section 11.2 (but provided that if the Defaulting Lender refuses or otherwise fails to execute the applicable Assignment and Acceptance within two (2) Business Days of a request to do so, it shall be deemed to have executed the Assignment and Acceptance by mere insertion of its name as “Assignor”) and the payment of amounts referred to in clause (a) thereof, the Replacement Lender(s) shall constitute “Lender(s)” hereunder and the Lender(s) being so replaced shall no longer constitute “Lender(s)” hereunder. Any such replacement shall be effected within one hundred and eighty (180) days after delivery of the Agent’s certificate under Section 4.6, or the date the Lender became a Defaulting Lender.

ARTICLE 12 - THE AGENT, FUNDING BANK, ETC.

12.1
Appointment and Authorization.
(a)
Each Lender hereby irrevocably designates and appoints the Royal Bank as its Administrative Agent and its Collateral Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Article 12. Except for Section 12.9 and Section 12.10, the provisions of this Article 12 are solely for the benefit of Agent and the Lenders and the Loan Parties shall have no rights as third party beneficiaries of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other

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Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Requirement of Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the determination of the applicability of ineligibility criteria with respect to the calculation of Borrowing Base, (b) the making of Agent Advances or (c) the exercise of remedies pursuant to Section 9.2, and any action so taken or not taken shall be deemed consented to by the Lenders.
12.2
Delegation of Duties.

The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact (including for greater certainty, any branch or Affiliate of an Agent) and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or wilful misconduct.

12.3
Liability of Agent.

None of the Agent-Related Persons shall (i) be liable to any of the Lenders for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the Transactions contemplated hereby (except for its own gross negligence or wilful misconduct) or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Loan Party or any officer thereof contained in this Agreement or in any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect any of the properties, books or records of any Loan Party. Agent is not liable or responsible for any actions or inactions of a Defaulting Lender.

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12.4
Reliance by Agent.

The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or, if so required, (or all Lenders if so required by Section 11.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

12.5
Notice of Default.

The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent shall have received written notice from a Lender or a Loan Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9.1; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

12.6
Credit Decision.

Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of a Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party which may come into the possession of any of the Agent-Related Persons.

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12.7
Indemnification.

Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), in accordance with their Pro Rata Shares, from and against any and all Indemnified Liabilities as such term is defined in Section 14.11; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities to the extent resulting from such Person’s gross negligence or wilful misconduct as determined in a final non-appealable judgment of a court of competent jurisdiction. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its Pro Rata Share of any costs or out of pocket expenses (including fees and expenses of counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section 12.7 shall survive the payment of all Obligations hereunder and the resignation or replacement of any Agent.

12.8
Agent in Individual Capacity.

Royal Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrowers or any of their Subsidiaries or Affiliates as though Royal Bank were not an Agent hereunder and without notice to or consent of the Lenders. Royal Bank or its Affiliates may receive information regarding the Borrowers, their Subsidiaries, their Affiliates and Account Debtors (including information that may be subject to confidentiality obligations in favour of the Borrowers or such Subsidiary or Affiliate) and the Lenders acknowledge that Agent and Royal Bank shall be under no obligation to provide such information to them. With respect to its Revolving Loans, Royal Bank and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” include Royal Bank in its individual capacity.

12.9
Successor Agent.

The Agent may resign as Agent, as applicable, upon at least thirty (30) days’ prior written notice to the Lenders and the Borrowers, such resignation to be effective upon the acceptance of a successor agent to its appointment as Agent, which successor agent, so long as an Event of Default is not continuing, shall have been consented to by the Borrowers (which consent shall not be unreasonably withheld or delayed). Subject to the foregoing, if the Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent, so long as an Event of Default is not continuing, shall have been consented to by the Borrowers (which consent shall not be unreasonably withheld). If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term “Agent” as applicable shall mean such successor agent and the retiring Agent’s appointment, powers and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article 12 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

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12.10
Withholding Tax.
(a)
Each Lender (including, without limitation, any assignee or transferee of all or any part of any of the Obligations owing by the Borrowers) that is not a Qualified Lender shall deliver to the Agent (if it is then permitted to do so under law) such number of original copies (with at least one copy for the Borrowers) as may be required by a Governmental Authority of such form or forms as may be required under a taxation treaty entered into between Canada and another jurisdiction or any provision of Canadian federal or provincial law or as a result of the administrative practices or requirements of the CRA or any other Canadian taxation authority as a condition to or exemption from, or reduction of, Canadian withholding Taxes. Such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, including, if applicable, any event which causes any Lender to cease to be a Qualified Lender.
(b)
If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding Taxes after taking into account such reduction. However, if the forms or other documentation required by clause (a) of this Section 12.10 are not delivered to the Agent prior to the earlier of the date such interest payment is made or the date that such forms or other documentation are required by law, treaty or taxation authority policy to be delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding Taxes without reduction. None of the Loan Parties shall have any liability under Section 4.1 or otherwise with respect to such amounts withheld by the Agent pursuant to this subsection.
(c)
If the IRS or any other Governmental Authority of the United States of America, the CRA or any other Governmental Authority of Canada or other jurisdiction asserts a claim that the Agent and/or a Borrower, as applicable, did not properly withhold Taxes from amounts paid to or for the account of any Lender (because the appropriate form was not delivered (or not delivered in sufficient number), was not properly executed, or because such Lender failed to notify the Agent and/or the Borrowers, as applicable, of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), including, if applicable, the Lender ceasing to be a Qualified Lender) such Lender shall indemnify the Agent and/or the Borrowers, as applicable, fully for all amounts paid, directly or indirectly, by the Agent and/or such Borrowers, as applicable, as Taxes or otherwise, including penalties and interest, and including any Taxes imposed by any jurisdiction on the amounts payable to the Agent and/or the Borrowers, as applicable, under this Section 12.10, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.
(d)
If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrowers and the Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrowers or the Agent such documentation prescribed by Requirement of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrowers or the Agent as may be necessary for Borrowers and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied

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with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
12.11
Collateral Matters.
(a)
The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release, subordinate and take such actions as may be necessary to release or subordinate any of the Agent’s Liens upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by the Borrowers of all Revolving Loans, reimbursement obligations in respect of Letters of Credit and all other Obligations (whether or not any of such obligations are due), and the termination of all outstanding Letters of Credit (or the deposit with the Agent of Supporting Letters of Credit in accordance with and as required by Section 1.5(g)); (ii) constituting property being sold or disposed of (other than to another Loan Party) if the applicable Loan Party certifies to the Agent that the sale or disposition is made in compliance with Section 7.10 (and the Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which the Borrowers certify to the Agent that no Loan Party owned an interest at the time the Lien was granted or at any time thereafter (and the Agent may rely conclusively on any such certificate, without further inquiry); (iv) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement; or (v) as contemplated by the last sentence of this 12.11(a). Except as provided above, the Agent will not release any of the Agent’s Liens without the prior written authorization of the Lenders or the Required Lenders, as the case may be, pursuant to the terms of Section 11.1; provided that the Agent may, in its discretion, release the Agent’s Liens on Collateral valued in the aggregate not in excess of $3,000,000 during each Fiscal Year without the prior written authorization of the Required Lenders. Upon request by the Agent or the Borrowers at any time, the Lenders will confirm in writing the Agent’s authority to release any of the Agent’s Liens upon particular types or items of Collateral pursuant to this Section 12.11. The Agent hereby agrees that, so long as no Default or Event of Default has occurred and is continuing, it shall return promptly to the Borrowers all cash collateral held by the Agent from time to time in connection with any Letter of Credit issued hereunder for the account of the Borrowers upon the later of (x) the satisfaction in full of all of the Obligations of the Borrowers with respect to such Letter of Credit and (y) the return and cancellation of such Letter of Credit (or, in the case of any cash collateral held by the Agent under clause sixth of Section 3.7(a)(ii) with respect to a Letter of Credit, upon the cure or waiver in accordance with the terms hereof of the relevant Event of Default requiring such cash collateralization).

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(b)
Upon receipt by the Agent of any authorization required pursuant to Section 12.11(a) from the Lenders of the Agent’s authority to release or subordinate the Agent’s Liens upon particular types or items of Collateral, and upon at least three (3) Business Days prior written request by the Borrowers, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent’s Liens upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent’s reasonable opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.
(c)
The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Borrowers or other Loan Party or is cared for, protected or insured or has been encumbered or that the Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral or any act, omission or event related thereto, the Agent may act in any manner it may deem reasonably appropriate, in its sole discretion given the Agent’s own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.
(d)
The Security Documents shall be granted in favour of and held by the Agent for and on behalf of the Secured Parties in accordance with the provisions of this Agreement. The Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct. If the Agent becomes aware of any matter concerning the Agent’s Liens which it considers to be material, it shall promptly inform the Lenders.
12.12
Restrictions on Actions by Lenders; Sharing of Payments.
(a)
Each of the Lenders agrees that it shall not, without the express consent of the Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of the Agent, set off against the Obligations, any amounts owing by such Lender to any of the Loan Parties or any accounts of any of the Loan Parties now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or any other Loan Document against any of the Loan Parties, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.
(b)
If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of a Loan Party to such Lender arising under or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement or (ii) payments hereunder in excess of such Lender’s ratable portion of all such distributions hereunder with respect to the applicable

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Obligations, such Lender shall promptly (1) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent or in same day funds, as applicable, for the account of all of the Lenders and for application to the applicable Obligations in accordance with the applicable provisions of this Agreement or (2) excluding the Agent and Royal Bank as regards Bank Products, purchase, without recourse or warranty, an undivided interest and participation in the applicable Obligations owed to the other applicable Lenders so that such excess payment received shall be applied rateably as among the applicable Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.
12.13
Agency for Perfection.

Each Lender hereby appoints each other Lender as agent and mandatary for the purpose of perfecting the Lenders’ security interest in assets which, in accordance with the PPSA or any other Requirement of Law can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent’s request therefor shall deliver such Collateral to the Agent or in accordance with the Agent’s instructions.

12.14
Payments by Agent to Lenders.

All payments to be made by the Agent to the Lenders shall be made by external wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to the Agent on or prior to the Effective Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance) or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans or otherwise. Unless the Agent receives notice from the Borrowers prior to the date on which any payment is due to the applicable Lenders from the Borrowers that the Borrowers will not make such payment in full as and when required, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender from the Borrowers. If and to the extent the Borrowers have not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

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12.15
Settlement of Revolving Loans.
(a)
Revolving Loans. Each Lender’s funded portion of the Revolving Loans is intended by the Lenders to be equal at all times to such Lender’s Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, the Swingline Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:
(i)
The Agent shall request settlement (“Revolving Loan Settlement”) with the Lenders on at least a weekly basis or on a more frequent basis at the Agent’s election, (A) for itself, with respect to each outstanding Swingline Loan and Agent Advance, and (B) with respect to collections received, in each case, by notifying the Lenders of such requested Revolving Loan Settlement by telecopy, telephone or other similar form of transmission, of such requested Revolving Loan Settlement, no later than 12:00 noon (Toronto time) on the date of such requested Revolving Loan Settlement (the “ Revolving Loan Settlement Date”). Each Lender (other than the Agent in the case of Swingline Loans and Agent Advances) shall transfer the amount of such Lender’s Pro Rata Share of the outstanding principal amount of the Swingline Loans and Agent Advances with respect to each Revolving Loan Settlement to the Agent, to the Agent’s account, not later than 2:00 p.m. (Toronto time), on the Revolving Loan Settlement Date applicable thereto (such transfer to be made in the same currency as the currency of the applicable Swingline Loans and Agent Advances). Revolving Loan Settlements may occur during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article 8 have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable Swingline Loans or Agent Advance and, together with the portion of such Swingline Loans or Agent Advance representing Royal Bank’s Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not transferred to the Agent by any Lender on the Revolving Loan Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon (in the same respective currency or currencies as the applicable amount or amounts to be recovered) at the Prime Rate for the first three (3) days from and after the Revolving Loan Settlement Date and thereafter at the Interest Rate then applicable to the Prime Rate Revolving Loans for itself, with respect to each Swingline Loans or Agent.
(ii)
Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Revolving Loan Settlement with respect to a Swingline Loan or Agent Advance), each other Lender (A) shall irrevocably and unconditionally purchase and receive from Royal Bank or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Agent Advance equal to such Lender’s Pro Rata Share of such Swingline Loan or Agent Advance and (B) if Revolving Loan Settlement has not previously occurred with respect to such Swingline Loans or Agent Advances, upon demand by Royal Bank or Agent, as applicable, shall pay to Royal Bank or Agent, as applicable, as the purchase price of such participation an amount equal to one hundred percent (100%) of such Lender’s Pro Rata Share of such Swingline Loans or Agent

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Advances. If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon (in the same respective currency or currencies as the relevant Swingline Loans or Agent Advances, as the case may be) at the Prime Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to Prime Rate Revolving Loans.
(iii)
From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Swingline Loans or Agent Advance pursuant to clause (ii) above, the Agent shall promptly distribute to such Lender, such Lender’s Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Swingline Loan or Agent Advance.
(iv)
Between Revolving Loan Settlement Dates, the Agent, to the extent no Swingline Loans or Agent Advances are outstanding, may pay over to Royal Bank any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to Royal Bank’s Revolving Loans. If, as of any Revolving Loan Settlement Date, collections received since then immediately preceding Revolving Loan Settlement Date have been applied to Royal Bank’s Revolving Loans (other than to Swingline Loans or Agent Advances in which such Lender has not yet funded its purchase of a participation pursuant to clause (ii) above), as provided for in the previous sentence, Royal Bank shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Revolving Loan Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Revolving Loan Settlement Dates, the Agent with respect to Swingline Loans or Agent Advances, and each Lender with respect to the Revolving Loans other than Swingline Loans or Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by Royal Bank, the Agent and the other Lenders.
(v)
Unless the Agent has received written notice from a Lender to the contrary, the Agent may assume that the applicable conditions precedent set forth in Article 8 have been satisfied and the requested Borrowing will not exceed Excess Availability on any Funding Date for a Revolving Loan.
(vi)
Notwithstanding anything to the contrary in the Agreement, (a) if an Event of Default occurs, or (b) if at any time or from time to time, the Swingline Lender, in its sole discretion, gives notice in writing to the Agent, who shall forthwith notify the Lenders, of the principal amount of such Swingline Lender’s outstanding Swingline Loan, such Swingline Loan shall be funded with a Borrowing consisting of Revolving Loans.
(b)
Lenders’ Failure to Perform. All Revolving Loans (other than Swingline Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Revolving Credit Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder

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shall excuse any other Lender from its obligation to make any Revolving Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.
(c)
Defaulting Lenders. Unless the Agent receives notice from a Lender on or prior to the Effective Date or, with respect to any Borrowing after the Effective Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent that Lender’s Pro Rata Share of a Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date. Furthermore, the Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If any Lender has not transferred its full Pro Rata Share to the Agent in immediately available funds and the Agent has transferred a corresponding amount to the Borrowers on the Business Day following such Funding Date that Lender shall make such amount available to the Agent, together with interest (in the same currency as the related Borrowing) at the Prime Rate for that day. A notice by the Agent submitted to any Lender with respect to amounts owing shall be conclusive, absent manifest error. If each Lender’s full Pro Rata Share is transferred to the Agent as required, the amount transferred to the Agent shall constitute that Lender’s Revolving Loan for all purposes of this Agreement. If that amount is not transferred to the Agent on the Business Day following the Funding Date, the Agent will notify the Borrowers of such failure to fund and, within one (1) Business Day after demand by the Agent, the Borrowers shall pay such amount to the Agent for the Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Revolving Loans comprising that particular Borrowing. The failure of any Lender to make any Revolving Loan on any Funding Date shall not relieve any other Lender of its obligation hereunder to make a Revolving Loan on that Funding Date. No Lender shall be responsible for any other Lender’s failure to advance such other Lenders’ Pro Rata Share of any Borrowing.
(d)
Retention of Defaulting Lender’s Payments. The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by the Borrowers to the Agent for the Defaulting Lender’s benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent and any such payments shall in the discretion of the Agent be held in a non-interest bearing account or otherwise invested as Agent shall see fit; provided that the amount of any such payments shall be returned to the Borrowers, if the Borrowers are entitled to same under the terms of this Agreement, promptly following the removal of the Defaulting Lender pursuant to Section 12.15(a). Notwithstanding any other terms hereof, the Defaulting Lender shall not be entitled to interest in any amounts returned by Agent. In its discretion, to the extent the Borrowers have not reduced the Revolving Credit Commitments by repaying the outstanding borrowed Revolving Loans of the Defaulting Lenders, the Agent may loan the Borrowers the amount of all such payments received or retained by it for the account of such Defaulting Lender. In its discretion, the Agent may loan the Borrowers the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so loaned to the Borrowers shall bear interest at the rate applicable to Prime Rate Revolving Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans to such Borrowers, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a “Lender” or “Lender”. Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (A) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (B) the Unused Line Fee shall accrue in

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favour of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing and shall be allocated among such performing Lenders rateably based upon their relative Revolving Credit Commitments. This Section 12.15 shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section 12.15 shall not be construed to increase or otherwise affect the Revolving Credit Commitment of any Lender or relieve or excuse the performance by the Borrowers of their duties and obligations hereunder.
(e)
Removal of Defaulting Lender. At the Borrowers’ request, the Agent or an Eligible Assignee reasonably acceptable to the Agent and the Borrowers shall have the right (but not the obligation) to purchase from any Defaulting Lender, and each Defaulting Lender shall, upon such request, sell and assign to the Agent or such Eligible Assignee, all of the Defaulting Lender’s outstanding Commitments hereunder. Such sale shall be consummated promptly after the Agent has arranged for a purchase by the Agent or an Eligible Assignee pursuant to an Assignment and Acceptance, and at an aggregate price equal to the outstanding principal balance of the Defaulting Lender’s and its related Revolving Loans, plus accrued interest and fees, without premium or discount, and plus all other amounts owing to such Defaulting Lender hereunder. In the event that a Defaulting Lender refuses or otherwise fails to execute an acceptable Assignment and Acceptance within two (2) Business Days of a request to do so, it shall be deemed to have executed the applicable Assignment and Acceptance by mere insertion of its name as “Assignor”.
12.16
Letters of Credit; Intra Lender Issues.
(a)
Notice of Issuance of Letters of Credit. On each Revolving Loan Settlement Date, the Agent shall notify each Lender of the issuance of all Letters of Credit since the prior Revolving Loan Settlement Date.
(b)
Participations in Letters of Credit.
(i)
Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with Section 1.5(d), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such Lender’s Pro Rata Share of the face amount of such Letter of Credit, in connection with the issuance of such Letter of Credit (including all obligations of the applicable Borrower with respect thereto, and any security therefor or guaranty pertaining thereto).
(ii)
Sharing of Reimbursement Obligation Payments. Whenever the Agent receives a payment from a Borrower on account of reimbursement obligations in respect of a Letter of Credit as to which the Agent has previously received for the account of the Letter of Credit Issuer thereof payment from a Lender, the Agent shall promptly pay to such Lender such Lender’s Pro Rata Share of such payment from such Borrower. Each such payment shall be made by the Agent on the next Revolving Loan Settlement Date.

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(iii)
Documentation. Upon the request of any Lender, the Agent shall furnish to such Lender copies of any Letter of Credit and such other documentation as may reasonably be requested by such Lender.
(iv)
Obligations Irrevocable. The obligations of each Lender to make payments to the Agent with respect to any Letter of Credit or with respect to their participation therein or with respect to the Revolving Loans, as applicable, made as a result of a drawing under a Letter of Credit and the obligations of the Borrower to make payments to the Agent, for the account of the Lenders, shall be irrevocable and shall not be subject to any qualification or exception whatsoever, including any of the following circumstances:
(I)
any lack of validity or enforceability of this Agreement or any of the other Loan Documents;
(II)
the existence of any claim, setoff, defence or other right which the Borrower or other Loan Party may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the issuer of the Letter of Credit or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or other Loan Party or any other Person and the beneficiary named in any Letter of Credit);
(III)
any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
(IV)
the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;
(V)
the occurrence of any Default or Event of Default; or
(VI)
the failure of the Borrowers to satisfy the applicable conditions precedent set forth in Article 8.
(c)
Recovery or Avoidance of Payments; Refund of Payments In Error. In the event any payment by or on behalf of any of the Borrowers received by the Agent with respect to any Letter of Credit and distributed by the Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate and in the currency required to be paid by the Agent upon the amount required to be repaid by it. Unless the Agent receives notice from the Borrowers prior to the date on which any payment is due to the applicable Lenders that the Borrower swill not make such payment in full as and when required, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender from the Borrowers. If and to the extent the Borrowers have not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount

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distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to the Lender until the date repaid.
(d)
Indemnification by Lenders. To the extent not reimbursed by the Borrowers and without limiting the obligations of the Borrowers hereunder, the Lenders agree to indemnify the Letter of Credit Issuer rateably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Letter of Credit Issuer in any way relating to or arising out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by the Letter of Credit Issuer under any Letter of Credit issued by the Letter of Credit Issuer or any Loan Document in connection therewith; provided that no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or wilful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Letter of Credit Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by the Borrowers to the Letter of Credit Issuer, to the extent that the Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by the Borrowers. The agreement contained in this Section 12.16(d) shall survive payment in full of all other Obligations.
12.17
Concerning the Collateral and the Related Loan Documents.

Each Lender authorizes and directs the Agent to enter into, execute and deliver the other Loan Documents, for the ratable benefit of such Agent and the Lenders. Each Lender agrees that any action taken by such Agent, or the Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Agent, or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that the Revolving Loans, Agent Advances and Bank Products and all interest, fees and expenses hereunder in respect of Obligations of the Borrowers constitute one Debt, secured pari passu by all of the Collateral, directly and indirectly as primary Loan Parties and guarantors. For greater certainty all the Revolving Loans and the Obligations of each Loan Party are cross-guaranteed and cross-collateralized.

12.18
Field Audit and Examination Reports; Disclaimer by Lenders.

By signing this Agreement, each Lender:

(a)
is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each Field Exam report (each a “Report” and collectively, “Reports”) prepared by or on behalf of the Agent;
(b)
expressly agrees and acknowledges that neither the Royal Bank nor the Agent (i) makes any representation or warranty as to the accuracy of any Report or (ii) shall be liable for any information contained in any Report;
(c)
expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or the Royal Bank or other party performing any audit or examination will inspect only specific information regarding the relevant Loan Party and will rely significantly upon the relevant Loan Party’s books and records, as well as on representations of the relevant Loan Party’s personnel;

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(d)
agrees to keep all Reports confidential and strictly for its internal use and not to distribute except to its participants or use any Report in any other manner, except as may be required by law, regulation or judicial proceeding; and
(e)
without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrowers or the indemnifying Lender’s participation in or the indemnifying Lender’s purchase of, a loan or loans of the Borrowers; and (ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including Attorney Costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.
12.19
Relation Among Lenders.

The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

12.20
Sharing of Information.

The Agent and the Lenders may share among themselves any information they may have from time to time concerning the Loan Parties whether or not such information is confidential, but shall have no obligation to do so (except for any obligations of the Agent to provide information to the extent required in this Agreement). The Loan Party Representative hereby consents to any such sharing of information among the Agent and the Lenders.

12.21
Arranger and Other Agent.

None of the Arranger nor any Lender or Affiliate thereof now or hereafter identified as a syndication agent hereunder solely in their respective capacities as such shall have any right, power, obligation, liability, responsibility or duty under this Agreement.

12.22
Electronic Platform, Etc.

The Loan Parties hereby acknowledge that (a) the Agent and/or the Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrowers and the other Loan Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on SyndTrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that wish to receive only information that (i) is publicly available, (ii) is not material with respect to the Borrowers or the other Loan Parties or its or their respective securities for purposes of United States federal and state securities laws and Canadian federal and provincial securities laws or (iii) constitutes information of a type that would be publicly available if the Loan Parties were public reporting companies (collectively, the “Public Side Information”)) and who may be engaged in investment and other market related activities with respect to the Borrowers or the other Loan Parties or its or their respective securities (each, a “Public Lender”). Before distribution of any Borrower Materials to Lenders, the Borrowers agree to identify that portion of the Borrower Materials that may be distributed to the Public Lenders as “Public Information,” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof. By marking Borrower Materials as “PUBLIC,” the Borrowers shall be deemed to have authorized the Agent, the Arrangers and the Lenders to treat such Borrower Materials as

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containing only Public Side Information. All Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Lender.” The Agent and the Arrangers shall treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting, and shall only post such Borrower Materials, on a portion of the Platform not designated “Public Lender.”

12.23
Lender Meetings.

The Agent shall call a meeting of the Lenders at any time not earlier than five (5) days and not later than thirty (30) days after receipt of a written request for a meeting provided by any Lender; provided that the above notice requirements may be waived by the unanimous agreement of the Lenders; and provided further that any instrument executed by all of the Lenders (which may be in counterparts) shall have the same effect as if passed by the Lenders at a duly called meeting.

12.24
Erroneous Payments.
(a)
If the Agent notifies a Lender, Letter of Credit Issuer or Secured Party, or any Person who has received funds on behalf of a Lender, Letter of Credit Issuer or Secured Party (any such Lender, Letter of Credit Issuer, Secured Party or other recipient, a “Payment Recipient”) that the Agent has determined in its sole reasonable discretion that any funds received by such Payment Recipient from the Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Agent, and such Payment Recipient shall promptly, but in no event later than two (2) Business Days thereafter, return to the Agent, in same day funds (in the currency so received), the amount of any such Erroneous Payment (or portion thereof), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent (i) in respect of U.S. Dollar amounts only, at the Base Rate and a rate determined by the Agent in accordance with prevailing banking industry rules on interbank compensation from time to time in effect, or (ii) in respect of Canadian Dollar amounts only, at a rate determined by the Agent in accordance with prevailing banking industry rules on interbank compensation from time to time in effect. To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. A notice of the Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)
Without limiting immediately preceding clause (a), each Payment Recipient hereby further agrees that if it receives an Erroneous Payment from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Agent (or any of its Affiliates) with respect to such Erroneous Payment (the “Payment Notice”), or (y) that was not preceded or accompanied by a Payment Notice sent by the Agent (or any of its Affiliates), then, said Payment Recipient shall be on notice, in each case, that an error has been made with respect to such Erroneous Payment. Each Payment

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Recipient agrees that, in each such case, or if it otherwise becomes aware an Erroneous Payment (or portion thereof) may have been sent in error, such Payment Recipient shall promptly notify the Agent of such occurrence and, upon demand from the Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent (i) in respect of U.S. Dollar amounts, at the greater of the Base Rate and a rate determined by the Agent in accordance with prevailing banking industry rules on interbank compensation from time to time in effect, or (ii) in respect of Canadian Dollar amounts, at a rate determined by the Agent in accordance with prevailing banking industry rules on interbank compensation from time to time in effect.
(c)
Each Payment Recipient hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Agent to such Payment Recipient from any source, against any amount due to the Agent under any of the immediately preceding clauses (a) or (b) or under the indemnification provisions of this Agreement.
(d)
In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor by the Agent (such unrecovered amount, an “Erroneous Payment Return Deficiency”), the Borrowers and each other Loan Party hereby agrees that (x) the Agent shall be subrogated to all the rights of such Payment Recipient with respect to such amount (including, without limitation, the right to sell and assign the Loans (or any portion thereof), which were subject to the Erroneous Payment Return Deficiency) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, (i) comprised of funds received by the Agent from the Borrowers or any other Loan Party or (ii) the proceeds of realization from the enforcement of one or more of the Loan Documents against or in respect of the Borrowers or one or more of the Loan Parties, in each case, for the purpose of making such Erroneous Payment For the avoidance of doubt, no assignment of an Erroneous Payment Return Deficiency will reduce the Commitments of any Payment Recipient and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Agent has sold a Loan (or portion thereof) acquired pursuant to the assignment of an Erroneous Payment Return Deficiency, and irrespective of whether the Agent may be equitably subrogated, the Agent shall be contractually subrogated to all the rights and interests of the applicable Payment Recipient under the Loan Documents with respect to each Erroneous Payment Return Deficiency.
(e)
Each party’s obligations, agreements and waivers under this Section 12.24 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Letter of Credit Issuer, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

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ARTICLE 13 - GUARANTEES

13.1
The Guarantees.

Each Guarantor, as primary obligor and not merely as a surety, hereby unconditionally and irrevocably, jointly and severally, guarantees to the Agent and each of the Secured Parties the punctual payment when due in accordance with the terms hereof of all Obligations, of whatever kind and description, of the Borrowers to the Agent and each of the Secured Parties now or hereafter existing, whether direct or indirect, absolute or contingent, matured or unmatured, secured or unsecured pursuant to or arising out of or under this Agreement and the other Loan Documents (including all interest that accrues after the commencement of any case or proceeding by or against the Borrowers under any federal or state bankruptcy, insolvency, receivership or similar law, whether or not allowed in such case or proceeding), including, without limitation, all Obligations (all such obligations so guaranteed are referred to herein as the “Guaranteed Obligations”).

13.2
Guarantee Absolute.

Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with their terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent and/or Secured Parties with respect thereto. The liability of each Guarantor hereunder shall be joint and several and absolute and unconditional irrespective of (and each Guarantor hereby waives, to the fullest extent permitted by Requirement of Law, any defense relating to):

(a)
Any lack of validity or enforceability of the Obligations or the Guaranteed Obligations or any agreement or instrument relating thereto;
(b)
Any change in the time, manner or place of the payment of, or in any other term of, all or any of the Obligations or the Guaranteed Obligations, or any amendment or modification of or any consent to departure from this Agreement or any other Loan Document;
(c)
Any exchange, release, unopposability or nonperfection of any Collateral or any release or amendment to, waiver of, or consent to departure from, or any Guarantee for, all or any part of the Obligations or the Guaranteed Obligations;
(d)
Any whole or partial termination of this Guarantee as to any other Guarantor; or
(e)
Any other circumstance which might otherwise constitute a defence available to, or a discharge of, a Borrower in respect of the Obligations or the Guaranteed Obligations or a Guarantor in respect of this Guarantee or the Guaranteed Obligations.

This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations or the Guaranteed Obligations are rescinded or must otherwise be returned by the Agent and/or Secured Parties upon the bankruptcy or reorganization of any Guarantor or otherwise under Requirement of Law, all as though such payment had not been made.

13.3
Consents, Waivers and Renewals.

Each Guarantor hereby renounces to the benefits of division and discussion. Each Guarantor hereby waives promptness, diligence, notice of the acceptance hereof, notice of intent to accelerate and notice of acceleration and any other notice with respect to any of the Obligations or the Guaranteed Obligations and this Agreement and any requirement that the Agent and/or Secured Parties protect, secure, perfect, render opposable or insure any Agent’s Lien or Lien on any property subject thereto or exhaust any right or take

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any action against the Borrower any Guarantor or any other Person or any Collateral before proceeding hereunder. Each Guarantor agrees that the Agent and/or Secured Parties may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the Borrowers or the Guarantor extend the time of payment of, exchange or surrender any Collateral for, or renew any of the Obligations or the Guaranteed Obligations, and may also make any agreements with the Borrowers, any Guarantor or with any other party to or Person liable on any of the Obligations, or interested therein, for the extension, renewal, payment, compromise, discharge, or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Agent and/or any Secured Parties and the Borrowers or any such other party or Person, without in any way impairing or affecting this Guarantee. Each Guarantor agrees to make payment to the Agent, for the rateable benefit of the Secured Parties, of any of the Obligations and the Guaranteed Obligations whether or not the Agent and/or any Lenders shall have resorted to any collateral security, or shall have proceeded against any other Loan Party principally or secondarily obligated with respect to any of the Obligations or the Guaranteed Obligations. The Agent and/or Secured Parties shall be free to deal with the Borrowers and each of the Guarantors as it sees fit.

13.4
Subrogation.

No Guarantor shall exercise any rights which it may acquire by way of subrogation under this Agreement, by any payment made hereunder or otherwise, until all the Obligations and the Guaranteed Obligations shall have been paid in full. If any amount shall be paid to a Loan Party on account of such subrogation rights in violation of the foregoing restriction, such amount shall be held in trust for the benefit of the Agent (for itself and the other Secured Parties) and shall forthwith be paid to the Agent (for itself and the other Secured Parties) to be credited and applied to the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement.

13.5
Protection Clause.

Whenever herein a representation or warranty is expressed by a Guarantor or, subject to Section 13.1 above, any agreement to do any act or thing is made by a Guarantor, same shall be deemed to be a representation or warranty as to that Guarantor only and not a representation or warranty of any matter or circumstance of any other Guarantor and an agreement as to its conduct and not the conduct of any other Guarantor.Subject to Section 13.1 above, no Guarantor shall be liable for any obligation of any other Guarantor’s Guaranteed Obligations.

13.6
Limitation on Guarantee of Obligations.
(a)
In any action or proceeding with respect to any Guarantor involving any state or provincial corporate law, or any state or provincial or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of such Guarantor under Section 13.1 hereof would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 13.1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Lender, the Agent or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.
(b)
To the extent that any Guarantor shall make a payment under this Agreement of all or any of the Guaranteed Obligations (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by the Guarantor, exceeds the amount which the Guarantor would otherwise have paid if the Guarantor had paid the

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aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Guarantor’s “Allocable Amount” (as defined below) (in effect immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of the Guarantor in effect immediately prior to the making of such Guarantor Payment, then, following payment in full in cash of the Obligations and termination of the Revolving Credit Commitments, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, the Guarantors for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.
(i)
As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the maximum amount of the claim which could then be recovered from such Guarantor under this Agreement without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.
(ii)
This subsection (b) is intended only to define the relative rights of Guarantors and nothing set forth in this subsection (b) is intended to or shall impair the obligations of Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement.
(iii)
The rights of the parties under this subsection (b) shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of this Agreement and the other Loan Documents.
(iv)
The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of any Guarantor to which such contribution and indemnification is owing.
13.7
Guarantee of Payment.

Each Guarantor further agrees that this Guarantee constitutes a guaranty of payment when due and not of collection, and waives any right to require that any resort be had by the Agent or any Secured Party to any of the Collateral or other security held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Agent or any Secured Party in favour of any other Guarantor or any other Person or to any other guarantor of all or part of the Guaranteed Obligations.

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13.8
Subordination.

Each Guarantor hereby subordinates any and all debts liabilities and other Obligations owed to such Guarantor by each other Loan Party (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 13.8:

(a)
Prohibited Payments, Etc. Except during the continuation of an Event of Default (including, without limitation, the commencement and continuation of any proceeding under any Bankruptcy Laws relating to any other Loan Party), each Guarantor may receive payments from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuation of any Event of Default (including, without limitation, the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), however, unless the Agent shall otherwise agree, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations, other than the filing of proofs of claim or other similar requirements to preserve its rights as creditor.
(b)
Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to any other Loan Party, each Guarantor agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of proceeding under any Bankruptcy Law whether or not constituting an allowed claim in such proceeding (“Post Petition Interest”)) before such Guarantor receives payment of any Subordinated Obligations.
(c)
Turn-Over. After the occurrence and during the continuation of any Event of Default (including, without limitation, the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor shall, if the Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Agreement.
(d)
Agent Authorization. After the occurrence and during the continuation of any Event of Default (including, without limitation, the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), the Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Agent for application to and to the extent of the Guaranteed Obligations (including any and all Post Petition Interest).

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ARTICLE 14 - MISCELLANEOUS

14.1
No Waivers; Cumulative Remedies.

No failure by an Agent or any Lender to exercise any right, remedy or option under this Agreement or any present or future supplement thereto or in any other agreement between or among any Loan Party and an Agent and/or any Lender or delay by the Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Agent or any Secured Party will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Secured Parties on any occasion shall affect or diminish the Agent’s and each Secured Party’s rights thereafter to require strict performance by the Loan Parties of any provision of this Agreement. The Agent and the Secured Parties may proceed directly to collect the Obligations without any prior recourse to the Collateral. The Agent’s and each Secured Party’s rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

14.2
Severability.

The illegality or unenforceability of any provision of this Agreement or any other Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

14.3
Governing Law; Choice of Forum; Service of Process.

(a)
THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF BRITISH COLUMBIA AND THE LAWS OF CANADA APPLICABLE THEREIN; PROVIDED, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN BRITISH COLUMBIA SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT; PROVIDED, FURTHER, THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b)
ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE PROVINCE OF BRITISH COLUMBIA OR OF CANADA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE LOAN PARTIES, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE LOAN PARTIES, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (1) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY LOAN PARTY OR ITS PROPERTY IN THE COURTS

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OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

(c)
EACH LOAN PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO SUCH LOAN PARTY AT ITS ADDRESS SET FORTH IN SECTION 14.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS OR CANADA POST IN EACH CASE POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

14.4
WAIVER OF JURY TRIAL.

EACH OF THE LOAN PARTIES, THE SECURED PARTIES AND THE AGENT IRREVOCABLY WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH OF THE LOAN PARTIES, THE LENDERS AND THE AGENT AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION 14.4 AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

14.5
Survival of Representations and Warranties.

All of each Loan Party’s representations and warranties contained in this Agreement shall survive the execution, delivery and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

14.6
Other Security and Guarantees.

The Agent may, without notice or demand and without affecting the Loan Parties’ obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guarantee of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor or any Person who has given any Lien in any other

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collateral as security for the payment of all or any part of the Obligations or any other Person in any way obligated to pay all or any part of the Obligations.

14.7
Fees and Expenses.

The Borrowers agree to pay to the Agent for its benefit, on demand, all out-of-pocket costs and expenses (other than any Indemnified Taxes, which are governed by Section 4.1, and any costs or losses governed by Section 4.3 or Section 4.4) that the Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, registration, stamping and termination of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs; (b) reasonable and documented costs and expenses (including Attorney Costs) for any amendment, supplement, waiver, consent or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) documented costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for recording the filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent’s Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of this Agreement); (e) sums paid or incurred to pay any amount or take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; (f) subject to the terms of Sections 7.4(b) and 7.4(c), reasonable and documented costs of appraisals, inspections and verifications of the Collateral and other due diligence with respect to the Collateral and the Loan Parties, including travel, lodging, and meals for inspections of the Collateral and any Loan Party’s operations by the Agent plus a reasonable fee per Person per day for field examinations and audits and the preparation of reports thereof; and (g) reasonable and documented costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Concentration Accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral. In addition, the Borrowers agree to pay reasonable and documented costs and expenses incurred by the Agent (including Attorney Costs) to the Agent, for their benefit, within five Business Days following written demand, and to the other Lenders for their benefit, within five Business Days following written demand, and to pay to the Lenders’ all reasonable fees, expenses and disbursements incurred by such other Lenders for one law firm for all Lenders taken as a whole retained by such other Lenders, in each case, paid or incurred to obtain payment of the Obligations, enforce the Agent’s Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. All of the foregoing costs and expenses shall be, at Agent’s option, (i) debited from any Designated Account, as applicable, or any other bank account of the Loan Parties maintained with Royal Bank, or (ii) charged to the Borrowers’ Loan Accounts as Revolving Loans, all as described and further permitted pursuant to Section 3.6.

14.8
Notices.

Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by Canada Post or United States mail, first class, certified or registered, with postage prepaid (c) in the case of notice by a telecopy device, when properly transmitted, or (d) in the case of a communication by email, receipt of such communication must be confirmed by the recipient by the end of the next Business Day or, if not so confirmed, must be followed by the dispatch of a copy of such communication pursuant to one of the other methods described above; provided however that any communication originally delivered by email shall be deemed to have been given and received on the day on which it was so delivered or transmitted (if a

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Business Day, and if not, then on the next succeeding Business Day) unless received after 5:00 pm (local time in the place of receipt) in which case it shall be deemed to have been given and received on the next succeeding Business Day, and in each case addressed to the party to be notified as follows:

If to the Agent:

Royal Bank of Canada

Agency Services Group

155 Wellington Street West, 8th Floor

Toronto, Ontario M5V 3K7

Attention: Manager, Agency Services Group

Telecopy No.: (416) 842-4023

Email: rbcmagnt@rbccm.com

with copies to (which shall not constitute notice):

Norton Rose Fulbright Canada LLP

222 Bay Street, Suite 3000, P.O. Box 53,

Toronto ON M5K 1E7 Canada

Attention: David M.A. Amato

Telecopy No.: (416) 216-1861

Email: david.amato@nortonrosefulbright.com

If to Royal Bank:

Royal Bank of Canada

200 Bay Street

13th Floor, South Tower

Toronto, Ontario M5J 2J5

Attention: Director, Portfolio Management

Telecopy No.: (416) 947-7620

Email: stuart.coulter@rbccm.com

If to a Loan Party:

c/o Mercer International Inc.

Suite 1120, 700 West Pender Street

Vancouver, British Columbia V6C 1G8

Attention: Genevieve Stannus, Treasurer

Telecopy No. (604) 639-4605

Email: genevieve.stannus@mercerint.com

with copies to (which shall not constitute notice):

Sangra Moller LLP

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Cathedral Place

1000, 925 West Georgia Street

Vancouver, British Columbia V6C 3L2

Attention: Harjit S. Sangra

Telecopy No. (604) 669-8803

Email: hsangra@sangramoller.com

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

14.9
Waiver of Notices.

Unless otherwise expressly provided herein, each Loan Party waives presentment, protest and notice of demand or dishonour and protest as to any instrument, notice of intent to accelerate any or all of the Obligations and notice of acceleration of any or all of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on any Loan Party which the Agent or any Lender may elect to give shall entitle such Loan Party to any or further notice or demand in the same, similar or other circumstances.

14.10
Binding Effect.

The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by any Loan Party without prior written consent of the Agent and each Lender. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

14.11
Indemnity of the Agent and the Secured Parties by the Loan Parties.

(a)
Each Loan Party agrees, jointly and severally, to defend, indemnify and hold the Agent-Related Persons, and each Secured Party and each of their respective Affiliates, officers, directors, employees, counsel, advisors, representatives, agents and attorneys-in-fact of the foregoing (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Revolving Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Indemnified Person in any way relating to or arising out of this Agreement, any other Loan Document or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Indemnified Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document or the Revolving Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that the Loan Parties shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent they are found by a

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final and non-appealable judgment of a court of competent jurisdiction to have resulted from the unlawful conduct, wilful misconduct or gross negligence of such Indemnified Person or any Related Party thereof. The agreements in this Section 14.11(a) shall survive payment of all other Obligations .

(b)
Each Loan Party agrees, jointly and severally, to indemnify, defend and hold harmless each Indemnified Person from any loss or liability related to or arising out of its role as a Lender or Affiliate of a Lender under this Agreement, any other Loan Document or the Revolving Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto, and directly or indirectly arising out of the use, generation, manufacture, production, storage, Release, threatened Release, discharge, disposal or presence of a Contaminant relating to any Loan Party’s operations, business or property; provided, that the Loan Parties shall have no obligation under this Section 14.11(b) to any Indemnified Person with respect to any loss or liability to the extent such loss or liability is found by a final non-appealable judgment of a court of competent jurisdiction to have resulted from the unlawful conduct, wilful misconduct or gross negligence of such Indemnified Person or any Related Party thereof, as the case may be. This indemnity will apply whether the Contaminant is on, under or about any Loan Party’s property or operations or property leased to any Loan Party. The indemnity includes but is not limited to Attorney Costs. This indemnity will survive repayment of all other Obligations.

14.12
Limitation of Liability.

NO CLAIM MAY BE MADE BY ANY LOAN PARTY, ANY SECURED PARTY OR OTHER PERSON AGAINST THE AGENT, ANY LENDER OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENT OR ATTORNEYS IN FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH LOAN PARTY AND EACH SECURED PARTY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOUR.

14.13
Final Agreement.

This Agreement and the other Loan Documents are intended by each Loan Party, the Agent, the Lenders and the other Secured Parties to be the final, complete and exclusive expression of the agreement between them. This Agreement and the other Loan Documents (including the Fee Letter (which is considered a Loan Document)) supersede any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Loan Parties party thereto and a duly authorized officer of each of the Agent and the requisite Lenders.

14.14
Counterparts.

This Agreement and each other Loan Document may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by fax or other electronic transmission

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of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement or any other Loan Document shall be deemed to include electronic signatures, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, as in provided Parts 2 and 3 of the Personal Information Protection and Electronic Documents Act (Canada), the Electronic Commerce Act, 2000 (Ontario), the Electronic Transaction Acts (British Columbia), the Electronic Transactions Act (Alberta), or any other similar laws based on the Uniform Electronic Commerce Act of the Uniform Law Conference of Canada. The Agent may, in its discretion, require that any such documents and signatures executed electronically or delivered by fax or other electronic transmission be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature executed electronically or delivered by fax or other electronic transmission.

14.15
Captions.

The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge or restrict any provision.

14.16
Right of Setoff.

In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or any or all of the Revolving Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to any Loan Party, any such notice being waived by each of the Loan Parties to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or any Affiliate of such Lender to or for the credit or the account of any Loan Party against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrowers and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give or the delay in giving such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, PAYMENTS SHALL BE APPLIED IN ACCORDANCE WITH SECTION 3.7 AND NO LENDER SHALL EXERCISE ANY RIGHT OF SET OFF, BANKER’S LIEN OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF ANY LOAN PARTY HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN CONSENT OF THE AGENT.

14.17
Confidentiality.

(a)
Each Loan Party hereby consents that the Agent and each Lender may issue and disseminate to the public general information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of any Loan Party and a general description of any Loan Party’s business and may use any Loan Party’s name in advertising and other promotional material.

(b)
Each Lender severally agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to the Agent or such Lender by or

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on behalf of the Loan Parties, under this Agreement or any other Loan Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender or (ii) was or becomes available on a nonconfidential basis from a source other than a Loan Party, provided that such source is not bound by a confidentiality agreement or is not acting in a fiduciary or trust position or capacity with a Loan Party known to the Agent or such Lender; provided, however, that the Agent and any Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process (and the Agent or such Lender, as the case may be, shall endeavour to provide the Borrowers with prior notice of such disclosure to the extent practicable and shall, at the sole cost and expense of the Loan Parties, cooperate, to the extent practicable and not in a manner adverse to the Agent or such Lender, with the Borrowers if the Borrowers seek a protective order with respect to the relevant information); (3) when required to do so in accordance with the provisions of any applicable Requirement of Law; (4) to the extent permitted by law and to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which an Agent, any Lender or any of their respective Affiliates may be party (and such Agent or such Lender, as the case may be, shall endeavour to provide the Borrowers with prior notice of such disclosure to the extent practicable and shall, at the sole cost and expense of the Loan Parties, cooperate, to the extent practicable and not in a manner adverse to such Agent or such Lender, with the Borrowers if the Borrowers seek a protective order with respect to the relevant information); (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to such Agent’s or such Lender’s independent auditors, accountants, attorneys and other professional advisors and such Agent’s or such Lender’s Affiliates, employees, directors and officers (and such Agent or such Lender, as the case may be, shall advise such auditors, accountants, attorneys, other professional advisors, Affiliates, employees, directors or officers of the confidential nature of such information); (7) to any prospective Participant or Assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Lenders hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which a Loan Party is party or is deemed party with the Agent or such Lender, and (9) to its Affiliates who are informed of and who agree to maintain the confidentiality of the information.

14.18
Conflicts with Other Loan Documents.

Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this Agreement shall govern and control.

14.19
Judgment Currency.

If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the “Original Currency”) into another currency (the “Second Currency”), the rate of exchange applied shall be the Spot Rate (plus any premium and costs of exchange payable in connection with such purchase) at which the relevant Agent or the relevant Lender, as the case may be, could purchase in the Toronto foreign exchange market, the Original Currency with the Second

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Currency on the date two (2) Business Days preceding that on which judgment is given. Each Loan Party agrees that its obligation in respect of any Original Currency due from it hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date the relevant Agent or relevant Lender, as the case may be, receives payment of any sum so adjudged to be due hereunder in the Second Currency, such Agent or such Lender may, in accordance with normal banking procedures, purchase, in the Toronto foreign exchange market, the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased is less than the amount originally due in the Original Currency, each Loan Party agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify such Agent or such Lender, as the case may be, against such loss.

14.20
Appointment of Loan Party Representative; Reliance Upon Authority.

Each Loan Party hereby designates Mercer Peace River as its representative and agent on its behalf (the “Loan Party Representative”) for the purposes of (i) giving instructions with respect to the disbursement of the proceeds of Revolving Loans to be made to the Borrowers, selecting interest rate options for the Borrowers and requesting Letters of Credit for the account of the Borrowers. and (ii) giving and receiving on such Loan Party’s behalf all other notices, directions, instructions, requests, other communications and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants and consenting or agreeing to any amendment or waiver of compliance with any provision of any Loan Document) on behalf of such Loan Party under the Loan Documents. The Loan Party Representative hereby accepts such appointment. The Agent and each Lender may regard any notice, direction, instruction, request or other communication pursuant to any Loan Document from the Loan Party Representative as a notice, direction, instruction, request or communication, as the case may be, from the applicable Loan Party or Loan Parties, and may give any notice or other communication required or permitted to be given to any Loan Party or Loan Parties hereunder to the Loan Party Representative on behalf of such Loan Party or Loan Parties. Each Loan Party agrees that each notice, election, direction, instruction, request, other communication, representation and warranty, consent, covenant, agreement and undertaking or other action made or taken on its behalf by the Loan Party Representative shall be deemed for all purposes to have been made or taken by such Loan Party and shall be binding upon and enforceable against such Loan Party to the same extent as if the same had been made or taken directly by such Loan Party.

14.21
PATRIOT Act, Sanctions, Etc.

(a)
To the extent applicable, each Loan Party is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the PATRIOT Act, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) or other Requirements of Law relating to terrorism or money laundering.

(b)
None of the Loan Parties, any director, officer, employee or controlled Affiliate of any Loan Party is the subject of any Sanctions; and no Loan Party will directly or indirectly use the proceeds of the facilities made available hereunder or otherwise knowingly make available such proceeds to any Person for the purpose of financing any activities or business of or with any Person currently the subject of any Sanctions or in violation of any Sanctions.

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(c)
The Agent and the Lenders hereby notify the Borrowers that pursuant to the requirements of the PATRIOT Act, the Agent and the Lenders are required to obtain, verify and record information that identifies each Borrower, including its legal name, address, tax ID number and other information that will allow the Agent and the Lenders to identify it in accordance with the PATRIOT Act. The Agent and the Lenders will also require information regarding each personal guarantor, if any, and may require information regarding the Borrowers' management and owners, such as legal name, address, social security number and date of birth.

14.22
Foreign Asset Control Regulations.

Neither of the advance of the Revolving Credit Loans nor the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the USA PATRIOT Act. Furthermore, none of the Borrowers nor their Affiliates (a) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) knowingly engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person” or in any manner violative of any such order. Each Loan Party is in compliance, in all material respects, with the USA PATRIOT Act. No part of the proceeds of the Revolving Loans will be used by the Loan Parties, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

14.23
Canadian Anti-Money Laundering Legislation.

(a)
No Loan Party is an individual or entity currently the subject of any action, suit or proceeding under any federal, state or provincial racketeering or similar statute (including the Racketeer Influenced and Corrupt Organization Act of 1970 and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada)). The operations of the Loan Parties are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering and anti-corruption and bribery statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “AML Legislation”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Loan Party with respect to the AML Legislation is pending or, to the best knowledge of any Loan Party, threatened.

(b)
Each Loan Party acknowledges that, pursuant to the AML Legislation, the Lenders may be required to obtain, verify and record information regarding the Loan Parties and their respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of the Loan Parties, and the transactions contemplated hereby. Each Loan Party shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or any prospective assignee or

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participant of a Lender, any Letter of Credit Issuer or any Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence

(c)
If the Agent has ascertained the identity of any Loan Party or any authorized signatories of the Loan Parties for the purposes of applicable AML Legislation, then the Agent:

(i)
shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and the Agent within the meaning of the applicable AML Legislation; and

(ii)
shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Lenders agrees that the Agent does not have any obligation to ascertain the identity of the Loan Parties or any authorized signatories of the Loan Parties on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from any Loan Party or any such authorized signatory in doing so. All forms provided to the Agent regarding authority to execute and deliver for and on behalf of the Loan Parties, for the establishment or operation of the accounts of the Loan Parties and to give orders or instruction to transact and/or withdraw, including the names of authorized signatories, are equally applicable for all Lenders.

14.24
Accounting Changes.

In the event that any Accounting Change (as defined below) after the Effective Date shall occur and such change results in a change in the method of calculation of financial ratios, standards or terms in this Agreement or in the Borrowers’ method of calculation of Combined Net Income or EBITDA or the conversion of foreign currencies for financial reporting purposes, then, at the request of the Borrowers or the Required Lenders, the Borrowers and the Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrowers’ financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrowers, the Agent and the Required Lenders, all financial ratios, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required by GAAP and includes any change in the treatment of leases as Capital Leases or operating leases on a Person’s balance sheets.

14.25
No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrowers and each Guarantor acknowledges and agrees that (i) (A) the arranging and other services regarding this Agreement provided by the Agent, the Lenders and the Arrangers are arm’s-length commercial transactions between the Borrowers and their Affiliates, on the one hand, and the Agent, the Lenders and the Arrangers, on the other hand, (B) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Agent, the Lenders and the Arrangers is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not

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be acting as an advisor, agent or fiduciary for the Borrowers, any of their Affiliates or any other Person and (B) none of the Agent, the Lenders, the Lead Arranger or the Arrangers have any obligation to the Borrowers or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agent, the Lenders, the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their Affiliates, and none of the Agent, the Lenders or the Arrangers have any obligation to disclose any of such interests to the Borrowers or any of their Affiliates. To the fullest extent permitted by law, each of the Borrowers and each Guarantor hereby waives and releases any claims that it may have against the Agent, the Lenders and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

14.26
Applications Under the CCAA and BIA.

Each Borrower and each other Loan Party acknowledges that its business and financial relationships with the Lenders are unique from its relationship with any other of its creditors. Each Borrower and each other Loan Party agrees that it shall not file any plan of arrangement under the CCAA or proposal under the BIA which provides for, or would permit, directly or indirectly, the Lenders to be classified with any other creditors of the Loan Parties for purposes of such CCAA plan of arrangement, BIA proposal or otherwise.

14.27
Acknowledgement and Consent to ~~Bail In of EEA~~Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)
the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder ~~which~~that may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and

(b)
the effects of any Bail-In Action on any such liability, including, if applicable:

(i)
a reduction in full or in part or cancellation of any such liability;

(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent ~~entity~~undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)
the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of ~~any EEA~~the applicable Resolution Authority.

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[signature pages follow]

CAN_DMS: \1004512673\9

IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

“BORROWERS”

MERCER PEACE RIVER PULP LTD.

Per:
Name:
Title:

MERCER CELGAR LIMITED
PARTNERSHIP, by its general partner
MERCER CELGAR PULP LTD.

Per:
Name:
Title:

MERCER FORESTRY SERVICES LTD.

Per:
Name:
Title:

Signature Page to ABL Credit Agreement

CAN_DMS: \1004512673\9

“GUARANTORS”

MERCER CELGAR PULP LTD.

Per:
Name:
Title:

MERCER CELGAR HOLDINGS LLC

Per:
Name:
Title:

Signature Page to ABL Credit Agreement

CAN_DMS: \1004512673\9

“AGENT”

ROYAL BANK OF CANADA

By:
Title:

Signature Page to ABL Credit Agreement

CAN_DMS: \1004512673\9

ROYAL BANK OF CANADA, as a Lender
and a Letter of Credit Issuer

By:
Title:

By:
Title:

Signature Page to Credit Agreement (Mercer Peace River Pulp Ltd.)

CAN_DMS: \1004512673\9

CANADIAN IMPERIAL BANK OF
COMMERCE, as a Lender and a Letter of
Credit Issuer

By:
Title:

By:
Title:

Signature Page to Credit Agreement (Mercer Peace River Pulp Ltd.)

CAN_DMS: \1004512673\9

WELLS FARGO CAPITAL FINANCE
CORPORATION CANADA, as a Lender

By:
Title:

By:
Title:

Signature Page to Credit Agreement (Mercer Peace River Pulp Ltd.)

CAN_DMS: \1004512673\9